      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 2004



                                                     REGISTRATION NO. 333-114295

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            TENNECO AUTOMOTIVE INC.
                   TENNECO AUTOMOTIVE OPERATING COMPANY INC.
                            CLEVITE INDUSTRIES INC.
                              THE PULLMAN COMPANY
                          TENNECO GLOBAL HOLDINGS INC.
                      TENNECO INTERNATIONAL HOLDING CORP.
                                 TMC TEXAS INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     3714                                    76-0515284
                 DELAWARE                                     3714                                    74-1933558
                 DELAWARE                                     3714                                    22-2940561
                 DELAWARE                                     3714                                    02-0359911
                 DELAWARE                                     3714                                    76-0450674
                 DELAWARE                                     3714                                    74-2067082
                 DELAWARE                                     3714                                    76-0523820
     (State or Other Jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
      Incorporation or Organization)              Classification Code Number)                    Identification No.)

                             ---------------------
                             500 NORTH FIELD DRIVE
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 482-5000
                  (Address, Including Zip Code, and Telephone
                  Number, Including Area Code, of Registrants'
                          Principal Executive Offices)

                     TIMOTHY R. DONOVAN                                                COPY TO:
        EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                             JODI A. SIMALA, ESQ.
                   500 NORTH FIELD DRIVE                                     MAYER, BROWN, ROWE & MAW LLP
                LAKE FOREST, ILLINOIS 60045                                    190 SOUTH LASALLE STREET
                       (847) 482-5000                                        CHICAGO, ILLINOIS 60603-3441
            (Name, Address, Including Zip Code,                                     (312) 782-0600
            and Telephone Number, Including Area
           Code, of Agent for Service of Process)

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON ANY DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this preliminary prospectus is not complete and may be changed. We are no offering to sell, or asking you to buy, any securities. We will not make any offer to sell these securities or accept any offer to buy them until we have delivered this prospectus in its final form before this Registration Statement is declared effective. We also will not sell those securities in any jurisdiction where it would be illegal to offer to sell them, or solicit purchasers, prior to registering or qualifying them under that jurisdiction's securities law.


PRELIMINARY PROSPECTUS -- SUBJECT TO COMPLETION, DATED MAY 28, 2004


(TENNECO AUTOMOTIVE LOGO)
TENNECO AUTOMOTIVE INC.
OFFER TO EXCHANGE

ALL OUTSTANDING $125,000,000 PRINCIPAL AMOUNT OF
10 1/4% SENIOR SECURED NOTES DUE 2013 ISSUED DECEMBER 12, 2003
FOR $125,000,000 PRINCIPAL AMOUNT OF
10 1/4% SENIOR SECURED NOTES DUE 2013 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PRINCIPAL TERMS OF THE EXCHANGE OFFER:


- We will exchange all old 10 1/4 percent senior secured notes due 2013 that were issued on December 12, 2003 in a private offering that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that have been registered.



- The exchange offer expires at 5:00 PM, New York City time, on Wednesday, June 30, 2004, unless we extend the offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.


- The exchange offer is not subject to any condition other than that it will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission and that no proceedings with respect to the exchange offer have been instituted or threatened in any court or by any governmental agency.

PRINCIPAL TERMS OF THE EXCHANGE NOTES:

- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the old notes, except that the exchange notes will be freely tradeable by persons who are not affiliated with us and will not have registration rights.


- The exchange notes to be issued in the exchange offer will have the same terms as our previously issued, outstanding $350 million aggregate principal amount of 10 1/4 percent senior secured notes due 2013 and will trade as a single class of freely tradeable notes with those outstanding registered notes.


- No public market currently exists for the old notes or for our $350 million of outstanding registered notes. We do not intend to list the exchange notes or the outstanding registered notes on any securities exchange and, therefore, no active public market is anticipated.

- The exchange notes will be jointly and severally guaranteed by all of our domestic subsidiaries that guarantee the old notes and our $350 million of outstanding registered notes.

- The exchange notes and the guarantees thereof will be secured by a second priority lien, subject to specified exceptions, on all of our and our subsidiary guarantors' assets that secure the old notes and our $350 million of outstanding registered notes, and will rank:

   - equal in right of payment with all of our and our subsidiary guarantors' other existing and future senior debt;

   - senior in right of payment to all of our and our subsidiary guarantors' existing and future subordinated debt; and

   - effectively junior to all of our debt under our senior credit facility and our and our subsidiary guarantors' other obligations secured by a first priority lien and to all liabilities of our non-guarantor subsidiaries.


- The CUSIP Number for the exchange notes will be 880349 AD7.



YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 24 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               This date of this prospectus is           , 2004.

                         ------------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................     1
Risk factors..........................    24
Forward-looking statements............    44
Use of proceeds.......................    46
Capitalization........................    47
Selected historical consolidated
   financial data.....................    48
Management............................    53
Security ownership of certain
   beneficial owners and management...    59
Certain relationships and related
   transactions.......................    60
Description of other indebtedness and
   obligations........................    61
The exchange offer....................    70



                                        PAGE
                                        ----
Description of the notes..............    83
Registration rights...................   139
Book-entry; delivery and form.........   141
Certain United States federal income
   tax considerations.................   144
Plan of distribution..................   148
Legal matters.........................   149
Experts...............................   149
Prior auditors........................   149
Where you can find more information...   150
Incorporation by reference............   151
Unaudited pro forma consolidated
   financial statement................  PF-1


Tenneco Automotive Inc. is a Delaware corporation. Our principal executive offices are located at 500 North Field Drive, Lake Forest, Illinois 60045 and our telephone number at that address is (847) 482-5000. Our web site is located at http://www.tenneco-automotive.com. The information on our web site is not part of this prospectus.
                         ------------------------------

Monroe(R), Rancho(R), Fric Rot(TM), Walker(R), Gillet(TM), Quiet-Flow(R), TruFit(R), Aluminox(TM), Walker Perfection(R), Mega-Flow(R), DynoMax(R), Sensa-Trac(R), SafeTech(TM), Monroe Reflex(R), Thrush(R) and Impact Sensor(TM) are some of our primary trademarks. EVA(R) is a registered trademark of Stern Stewart & Co. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.
                         ------------------------------

Industry and market data and other statistical information used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources described above. While we believe internal company survey data are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.
                         ------------------------------


This prospectus incorporates by reference important business and financial information about us which is not included in or delivered with this prospectus. See "Where you can find additional information" and "Incorporation by reference." This information, excluding exhibits to the information unless the exhibits are specifically incorporated by reference into the information, is available without charge to any holder or beneficial owner of old notes upon written or oral request to Timothy R. Donovan, Executive Vice President and General Counsel, Tenneco Automotive Inc., 500 North Field Drive, Lake Forest, Illinois 60045, telephone number (847) 482-5000. To obtain timely delivery of this information, you must request this information no later than five (5) business days before the expiration of the exchange offer. Therefore, you must request information on or before Wednesday, June 23, 2004.

                                    SUMMARY


This summary highlights selected information contained elsewhere in this prospectus. Because this is only a summary, it may not contain all of the information you should consider in making your decision of whether to participate in the exchange offer. To understand all of the terms of this exchange offer and for a more complete understanding of our business, you should carefully read this entire prospectus, particularly the section entitled "Risk factors," and the documents incorporated by reference in this prospectus. In this prospectus, (i) except as set forth under "Description of notes" and "Certain United States federal tax considerations," the words "we," "our" and "us" refer to Tenneco Automotive Inc. and its subsidiaries, and (ii) except as the context may otherwise require, the term "senior credit facility" refers to our senior credit agreement as amended and restated on December 12, 2003. In this prospectus, we use the term old notes to refer to the $125 million 10 1/4 percent Senior Secured Notes due 2013 that were issued on December 12, 2003 in a private offering and the term outstanding registered notes to refer to our outstanding $350 million of 10 1/4 percent Senior Secured Notes due 2013 that were issued pursuant to an exchange offer on October 25, 2003 and which have been registered under the Securities Act. The term exchange notes refers to the 10 1/4 percent Senior Secured Notes due 2013 offered in the exchange offer described in this prospectus, and we use the term notes to refer to the old notes, the outstanding registered notes and the exchange notes, collectively. Some of the statements contained in this "Summary" are forward-looking statements. See "Forward-looking statements."


                                  THE COMPANY


Tenneco Automotive Inc. is one of the world's largest producers of automotive emission control and ride control products and systems. We serve both original equipment vehicle manufacturers (which we refer to as OEMs) and the repair and replacement markets (which we refer to as the aftermarket) worldwide, with leading emission control brands such as Walker(R), Gillet(TM) and Fonos(TM) and leading ride control brands including Monroe(R), Rancho(R), Clevite(R) Elastomers and Fric Rot(TM). For the year ended December 31, 2003 and the three months ended March 31, 2004, we generated revenues of $3,766 million and $1,034 million, respectively, and EBITDA (as described under "--Summary historical consolidated financial data") of $339 million and $78 million, respectively.


We design, engineer, manufacture and market individual components for vehicles as well as groups of components that are combined as modules or systems within vehicles. We sell these parts, modules and systems globally to most leading OEMs and throughout all aftermarket distribution channels. We operate 72 manufacturing plants and 14 engineering and technical centers around the world, and sell and distribute our products to customers located in more than 100 countries. We generated approximately 50 percent of our 2003 net sales outside of North America, including in rapidly expanding markets such as China and Eastern Europe.

We manufacture and sell emission control components, such as mufflers, catalytic converter shells, fabricated manifolds, pipes, exhaust heat exchangers, diesel particulate filters and complete exhaust systems, all of which play a critical role in reducing the level of pollutants in engine emission and managing engine exhaust noise. Emission control products accounted for 63 percent of our 2003 net sales. We also manufacture and sell ride control products, such as shock absorbers, struts, vibration control components and suspension systems, which are designed to function as safety components for vehicles, provide a comfortable ride and improve vehicle stability and handling. Ride control products accounted for 37 percent of our 2003 net sales.

In the original equipment (which we refer to as OE) market, we serve a global customer base of more than 30 different OEMs that includes General Motors (which we refer to as GM), Ford Motor Co. (which we refer to as Ford), Volkswagen, DaimlerChrysler, PSA Peugeot Citroen, Nissan, Toyota and Honda. The OE business accounted for 75 percent of our net sales in 2003. We believe our sales across our OEM customer base are diversified for our industry, with our largest customers, GM, Ford, Volkswagen and DaimlerChrysler representing approximately 19 percent, 14 percent, 11 percent and 9 percent, respectively, of our revenues from OE customers in 2003.


Our aftermarket customers include the entire aftermarket distribution chain: full-line and specialty warehouse distributors, retailers, jobbers (traditional parts stores that sell to installers), installer chains and car dealers. The aftermarket business contributed 25 percent of our total revenue in 2003. Our largest aftermarket customers in 2003 were NAPA, Advance Auto Parts, TEMOT Autoteile, ADI (Automotive Distribution International), O'Reilly Automotive, Uni-Select, Kwik-Fit Europe and CSK Auto. We believe we have a balanced mix of aftermarket customers, with our top three aftermarket customers accounting for a total of approximately 20 percent, and our top ten aftermarket customers accounting for a total of approximately 34 percent, of our total 2003 aftermarket sales.



We are intensely focused on advanced technology and continue to be recognized for our technological developments and ability to deliver them to the market. For example, our Semi-Active Muffler, which helps improve fuel economy and reduces noise output, is used worldwide on vehicle models including the VW Lupo, Audi A2, Peugeot 807 and Citroen C8. Our Acceleration Sensitive Damping (ASD) ride control technology, developed for the Nissan Altima and later introduced into the global aftermarket as our Monroe Reflex(R) shock, won the prestigious Automotive News PACE (Premier Automotive Suppliers' and OEMs' Contributions to Excellence) Award in 2001. Our Gripper(TM) stabilizer bar system and LiteningRod(TM) torque rod technology won honorable mentions at the 2002 and 2003 PACE Awards. In late 2003, we were awarded the 2003 CIO 100 Award from CIO Magazine, which recognizes organizations that excel in positive business performance through resourceful information technology and management practices.



We continue to aggressively pursue new business. During 2003, our OE businesses won more than 90 projects that are scheduled to launch between 2004 and 2008, including Ford's gas and diesel F-Series Super Duty, Audi's A4, Volkswagen's Bora, Touran and Santana and GM's Lambda SUV. During 2003, our global aftermarket operations captured new customer business, including Kwik-Fit, Midas Austria, Mechanics Auto Parts and Wabco.


COMPETITIVE STRENGTHS

As the dynamics of the automotive industry change, so do the roles, responsibilities and relationships of its participants. Key trends that we believe are affecting automotive parts suppliers include customer and supplier consolidation, increased OEM outsourcing of development, design and systems integration activities, increased technology, globalization and global product standardization. Growing emphasis on public safety, environmental protection and emission regulations also has a direct impact on our business and the demand for our products. In addition, increased product lives and the decreased fleet age of vehicles on the road also is directly affecting our businesses. We believe that we are well-positioned to respond to these trends based upon our strengths and capabilities described below.

ESTABLISHED BRAND NAMES. Monroe(R) ride control products and Walker(R) emission control products, which have been offered to consumers for more than 50 years, are two of the most recognized automotive brands. In Europe, our Gillet(TM) brand is recognized as a leader in developing highly engineered exhaust systems for OE customers. Well-recognized in specialty markets are our performance brands: Rancho(R) ride control, DynoMax(R) emission control and DNX(TM), our newest ride control and exhaust brand that serves the growing sport tuner market, which is popular with young adults. We continue to emphasize product value differentiation with these brands and with our other aftermarket brands:
Thrush(R), Fonos(TM) and Armstrong(TM).


LEADING MARKET POSITIONS. We are one of the world's leading manufacturers and marketers of automotive emission control and ride control systems and parts for the OE market and aftermarket. The following table sets forth our estimated 2003 market positions by product category based on sales estimates for each of our primary geographic regions. These estimates are prepared in accordance with what we believe to be standard industry practice and are based on industry sources and our knowledge of our relative position in each market.



--------------------------------------------------------------------------------------------
PRODUCT CATEGORY                                            REGION           MARKET POSITION
--------------------------------------------------------------------------------------------
Aftermarket emission control..............................  North America                 #1
                                                            Europe*                       #1
Aftermarket ride control..................................  North America                 #1
                                                            Europe                        #1
OE emission control.......................................  North America                 #2
                                                            Europe                        #1
OE ride control...........................................  North America                 #1
                                                            Europe                        #3
--------------------------------------------------------------------------------------------


* Excludes OE service.

GLOBAL PRESENCE. OEMs are increasingly requiring suppliers to provide parts on a global basis, which requires a worldwide approach to design, engineering, supply chain management, manufacturing, distribution and sales. Our global presence and integrated operations position us to meet the global needs of our OE and aftermarket customers by providing high-quality, premium brand products worldwide. We operate nine emission control manufacturing facilities in the U.S. and 33 emission control manufacturing facilities outside of the U.S. Our ride control operations include nine manufacturing facilities in the U.S. and 21 in other parts of the world. We operate 14 engineering and technical facilities worldwide and we have sales offices on six continents. Our products are sold and distributed in more than 100 countries.


WELL-POSITIONED ON POPULAR VEHICLE PLATFORMS. We manufacture and distribute products for many of the most-recognized car and light truck models in the world. Globally, we serve more than 30 different OEMs and our products or systems are consistently included on many of the top-selling vehicles. In 2003, our products were included on all of the top ten light trucks and SUVs produced in North America and six of the top ten passenger cars produced in North America and Western Europe. We believe our presence on these key models is a competitive advantage. For example, we estimate that North American light vehicle production for the first quarter of 2004 decreased approximately one percent from the same period in 2003, while our North American OE revenues increased one percent (excluding the impact of changing foreign currency exchange rates and pass-through sales of catalytic converters) over the same period. In Europe, our first quarter 2004 OE revenues increased 13 percent (excluding the impact of changing foreign currency exchange rates and pass-through sales of catalytic converters) compared to an estimated decrease in the European light vehicle production rate of one percent from the first quarter of 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2003, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated by reference herein, for a description and reconciliation of the impact of pass-through sales and foreign currency on our revenues.


TIER 1 CAPABILITIES. We are an established Tier 1 supplier with more than ten years of product integration experience. We have modules or systems for 40 vehicle platforms in production worldwide and modules or systems for 15 additional platforms under development. For example, we supply full exhaust systems for the Nissan Xterra, Ford Transit, Jaguar XJ type and Porsche Boxster and ride control modules for DaimlerChrysler's Caravan, the VW Golf and the Audi A6. Our ability to supply complete systems and modules enables us to respond to the outsourcing trend among OEMs who are increasingly looking to their suppliers as systems integrators to simplify the vehicle assembly process, lower costs and reduce vehicle development time.


TECHNOLOGY LEADERSHIP. Increasingly stringent environmental regulations, a growing diesel market, the demand for better fuel economy and heightened safety concerns are driving our technology development. Automotive OEMs' growing demand for technological innovation from suppliers for improved vehicle safety, performance and functionality is resulting in a rapid increase in the technical content of automobiles and affording us opportunities to increase our contributions to vehicle platforms. To continue developing innovative products, systems and modules, we operate 14 engineering and technical facilities and have entered into several strategic alliances focused on advanced technology designs. We continually maintain a pipeline of new technologies in the R&D and production stages. Some of our significant technology activities and achievements include:


       - We were the first supplier to develop and commercialize a diesel particulate filter that can virtually eliminate carbon and hydrocarbon emissions with a minimal impact on engine performance, which we introduced on the Citroen C5 and Peugeot 406 in 2001.


       - We are working to develop, for a European customer, our combined particulate filter and De-NOx Converter for heavy-duty trucks, which can reduce particulate emissions by up to 90 percent and nitrogen oxide emissions by up to 70 percent.


       - We recently began supplying Volvo with an innovative electronic suspension system, which we co-developed with Ohlins Racing AB. The Computerized Electronic Suspension (CES) ride control system is currently or will be featured on Volvo's new S60R, V70R and S80R passenger cars.

       - We developed and commercialized a tubular integrated converter (TIC) that shortens production time, reduces manufacturing costs up to 25 percent and reduces weight up to 20 percent, using a new hot-formed, weld-free production process. Weight reduction results in improved fuel economy. Our TIC technology is applied on current models of the Ford Transit, Ford Focus, Peugeot 406, Citroen C5 and the GM/Opel Corsa.

       - We continue to win new business at Ford for our Gripper(TM) stabilizer bar system. The Gripper(TM) combines a pressurized elastomeric, mechanically bonded bushing with a multi-bend stabilizer bar that eliminates potential noise while improving vehicle ride and handling. We originally introduced this technology on the 2000 Taurus and Sable. It is now also available on other Ford vehicles, including the Mercury Grand Marquis, Lincoln Town Car and, most recently, the 2003 Lincoln Aviator.


Our aftermarket business benefits from the design, manufacturing and technological expertise of our OE business as we leverage new technologies and applications into our aftermarket products, thereby reinforcing our premium products and strengthening our brands. We believe our OE expertise provides us with a significant advantage over many of our aftermarket competitors. For example, we have extended our ASD shock technology to our Monroe Reflex(R) premium aftermarket shock, originally launched in North America in 1999 and extended to Europe in 2002. We believe these types of initiatives have helped us to grow our North American aftermarket ride control market share, which increased from an estimated 47 percent in 1999 to an estimated 54 percent in 2003. We also introduced our non-ASD Monroe Reflex(R) premium aftermarket shock in Australia in 2003.



STRONG CUSTOMER RELATIONSHIPS. We have developed long-standing business relationships with leading global OEMs due to our superior design and manufacturing capabilities and global presence. In each of our operating segments, we work with our customers in all stages of production, including design, development, component sourcing, quality assurance, manufacturing and delivery. We believe that our customers view us as a solutions provider with a reputation for providing high-quality, innovative products at competitive prices with timely delivery and superior customer service. We have regularly received supplier awards from many of our top customers. In 2000, 2001, 2002 and 2003, we received Ford Motor Company's World Excellence Award, recognizing us as one of Ford's top suppliers in the world. Other 2002 awards included Nissan's Master of Quality, PACCAR's Preferred Supplier and Advance AutoParts Vendor of the Year awards. Our other awards for 2003 include Freightliner's Master of Quality award (the highest achievement awarded to Freightliner suppliers), General Motors Corporation's Worldwide Purchasing/Order-To-Delivery Q.S.T.P. Award and recognition as a General Motors Corporation Supplier of the Year, the Volkswagen Group Award for our Puebla, Mexico operations and being named as a Diamond Supplier for Navistar International's truck division.


DIVERSE REVENUE MIX. Our revenues are well-balanced across our product lines, markets and geographic regions. Emission control accounted for 63 percent of our 2003 net sales and ride control accounted for the remaining 37 percent. The OE business contributed 75 percent of our net sales in 2003, and the aftermarket contributed 25 percent. We generated approximately 50 percent of our 2003 net sales outside of North America, including in rapidly expanding markets such as China and Eastern Europe. We believe the balance between our participation in both the OE and aftermarket businesses and our global presence helps reduce our exposure to the cyclicality of the automotive industry.

EXTENSIVE AFTERMARKET DISTRIBUTION. We have a dedicated sales force and consumer brand marketing professionals who sell and market our products through all the primary channels of distribution, including full-line and specialty warehouse distributors, jobbers, installers, car dealers and automotive parts retailers. These same retailers provide significant opportunity as they are focused on increasing premium sales to automotive part installers. We are working to leverage our portfolio of innovative and premium brand name products and our extensive distribution capabilities to increase our sales to retailers.


EXPERIENCED MANAGEMENT TEAM. Led by Mark P. Frissora, our senior management team has extensive experience in the automotive industry. Our top 15 senior managers have an average of 12 years of experience in our business segments, including an average of ten years at Tenneco Automotive. This management team has aggressively pursued major restructuring initiatives, cash flow management improvements and other strategies aimed at improving our overall profitability.


BUSINESS STRATEGY

We seek to leverage our global position in the manufacture of emission control and ride control products and systems. We intend to apply our competitive strengths and balanced mix of products, markets, customers and distribution channels to capitalize on many of the significant existing and emerging trends in the automotive industry. The key components of our business strategy are described below.

LEVERAGE GLOBAL ENGINEERING AND ADVANCED SYSTEM CAPABILITIES. We continue to focus on the development of highly engineered systems and complex assemblies and modules, which are designed to provide value-added solutions to customers and generally increase vehicle content, and carry higher profit margins than individualized components. We have developed integrated, electronically linked global engineering and manufacturing facilities, which we believe will help us maintain our presence on top-selling vehicles. We have more than ten years of experience in integrating systems and modules. In addition, our Just-in-Time
(JIT) and in-line sequencing manufacturing and distribution capabilities have enabled us to better respond to our customers' needs. We operate 20 JIT facilities worldwide.


EXPAND OUR AFTERMARKET BUSINESS. Our plans to expand our aftermarket business are focused on three key marketing initiatives: new product introductions; building consumer and industry awareness of the maintenance, performance and other benefits of ensuring that a vehicle's ride and exhaust control systems are in good working condition; and extending our brands and aftermarket penetration to new product segments. For example, in 2003 we introduced our new DNX(TM) brand in the United States, that sport tunes cars with performance exhaust and adjustable suspension systems. We plan to introduce this brand in Europe this year. Another example is our Safety Triangle(TM) marketing campaign, which focuses on the impact of replacing worn shock absorbers and struts on vehicle safety. We are exploring a number of opportunities to extend our existing well known brands, such as Monroe(R), and our product line generally to aftermarket product segments we have not previously served. For example, in 2003 we entered into an agreement with DuPont to develop, manufacture and market DuPont(TM)-branded car appearance products in North America. We believe that, when combined with our expansive customer service network, these initiatives will yield new incremental aftermarket revenues.


ACHIEVE GREATER CONTENT PER VEHICLE. As a result of increasing emissions standards and the introduction of multiple catalytic converters and heat exchangers per vehicle, we believe that available emission control content per light vehicle will rise over the next several years. We believe that consumers' greater emphasis on automotive safety could also allow available ride control content per light vehicle to rise. In addition, advanced technologies and modular assemblies represent an opportunity to increase vehicle content. For example, our innovative CES system, which we recently debuted on several Volvo passenger cars, increases our content revenues five-fold compared to a standard shock offering. We plan to take advantage of these trends by leveraging our existing position on many top-selling vehicle platforms and by continuing to enhance our modular/systems capabilities.


EXECUTE FOCUSED TRANSACTIONS. In the past, we have been successful in identifying and capitalizing on strategic acquisitions and alliances to achieve growth. Through these acquisitions and alliances, we have (i) expanded our product portfolio; (ii) realized incremental business with existing customers;
(iii) gained access to new customers; and (iv) achieved leadership positions within new geographic markets.



We have developed a strategic alliance with Futaba, a leading exhaust manufacturer in Japan that also includes a joint venture operation in Burnley, England. We also have an alliance with Tokico, a leading Japanese ride control manufacturer. These alliances help us grow our business with Japan based OEMs by leveraging the geographical presence of each partner to serve Japan-based global platforms. We have established a presence in Thailand through a joint venture that supplies exhaust components for GMIsuzu. Our joint venture operations in Dalian and Shanghai, China have established us as one of the leading exhaust suppliers in the rapidly growing Chinese automotive market. We continue to expand our Chinese presence and, in November 2003, entered into two agreements to form new joint ventures in China. The first is with Eberspacher International GmbH to supply emission control products and systems for luxury cars produced by BMW and Audi in China, and the second is with Chengdu Lingchaun Mechanical Plant to supply emission control products and systems for various Ford platforms produced in China.


Where appropriate, we intend to continue to pursue strategic alliances, joint ventures, acquisitions and other transactions that complement or enhance our existing products, technology, systems development efforts, customer base and/or domestic or international presence. We strive to align with strong local partners to help us further develop our leadership in systems integration and to penetrate international markets and with companies that have proven products, proprietary technology, research capabilities and/or market penetration to help us achieve further leadership in product offerings, customer relationships, and systems integration and overall presence.

GROWTH IN ADJACENT MARKETS. One of our goals is to apply our existing design, engineering and manufacturing capabilities to penetrate a variety of adjacent markets and to achieve growth in higher-margin businesses. For example, we are aggressively leveraging our technology and engineering leadership in emission and ride control into adjacent markets, such as the heavy-duty market for trucks, buses, agricultural equipment, construction machinery and other commercial vehicles. As an established leading supplier of heavy-duty ride control and elastomer products, we are already serving customers like Volvo Truck, Mack, Navistar International, Freightliner and Scania. We also see tremendous opportunity to expand our presence in the heavy-duty market with our emission control products and systems, having recently entered this market in Europe with diesel technologies that will help customers meet Euro 4, Euro 5 and Kyoto requirements.

IMPROVE EFFICIENCY AND REDUCE COSTS. We are a process-oriented company and have implemented and are continuing to implement several programs designed to improve efficiency and reduce costs, including:

       - We are successfully completing Project Genesis, our primary initiative for improving global manufacturing and distribution efficiency. Since launching Project Genesis in December 2001, we have reduced excess manufacturing capacity and costs. We have closed eight facilities and improved workflow at 21 plants worldwide. Our senior credit facility permits us to exclude up to $60 million of cash charges and expenses, before taxes, related to any cost reduction initiatives from the calculation of our financial covenant ratios through 2006. We had excluded $24 million as of March 31, 2004. As we have previously disclosed, we continue to evaluate additional opportunities to initiate actions that will reduce our costs through implementing the most appropriate and efficient logistics, distribution and manufacturing footprint for the future. For example, we recently closed a facility in Brazil for which we will recognize charges of less than $2 million in the second quarter of 2004. We may in the future take various additional cost reduction actions in response to our continuing evaluation. Any cost reduction initiatives would result in costs and charges that could be material to our results of operations for the period in which we implement them. At present, however, we cannot assure you as to the size, nature or timing of any such additional costs or charges.


       - We anticipate long-term savings through our Six Sigma program, a methodology and approach designed to minimize product defects and improve operational efficiencies.

       - We have implemented a Lean manufacturing program to reduce costs, inventories and customer lead times while improving delivery.

       - We have adopted the Business Operating System (BOS), a disciplined system to promote and manage continuous improvement. BOS focuses on the assembly and analysis of data for quick and effective problem resolution to create more efficient and profitable operations.

       - We are using Economic Value Added (EVA(R)), a financial tool that more effectively measures how efficiently we employ our capital resources, and have linked the successful application of this management discipline to our incentive compensation program.

In addition, we continue to work to reduce costs by standardizing products and processes throughout our operations; further developing our global supply chain management capabilities; improving our information technology; increasing efficiency through employee training; investing in more efficient machinery; and enhancing the global coordination of costing and quoting procedures, along with other steps to reduce administrative and operational costs and improve cost management.


REDUCE BORROWINGS AND IMPROVE CASH FLOW. We are focused on a core set of goals designed to reduce borrowings and improve cash flow: (i) keeping selling, general and administrative expenses plus engineering, research and development costs (SGA&E) level as a percentage of sales, while continuing to invest in sales and engineering; (ii) extracting significant cash flow from working capital initiatives; (iii) maintaining overall gross margins in a challenging economic environment; and (iv) strengthening existing customer relationships and winning new long-term OE business.



                         2003 REFINANCING TRANSACTIONS



During 2003, we engaged in a series of transactions that resulted in the full refinancing of our senior credit facility in December. First, in June 2003, we offered and sold an initial $350 million of 10 1/4 percent senior secured notes due 2013 (100 percent of which were subsequently exchanged pursuant to an exchange offer for our $350 million of outstanding registered notes, completed on October 25, 2003). We used the net proceeds of the June offering, which totaled approximately $338 million, to prepay $251 million of term loans and $87 million of revolving credit borrowings then outstanding under our senior credit facility.



In December 2003, we completed the refinancing of our senior credit facility through an amendment and restatement of our senior credit facility agreement and the offering of the old notes. At that time, we received net proceeds of approximately $391 million from new borrowings under our amended and restated senior credit facility and net proceeds of approximately $136 million from the offering of $125 million principal amount of the old notes, which included a 13 percent premium over the principal amount. These proceeds were used (i) to refinance the $514 million of term loans then outstanding under our senior credit facility and (ii) for general corporate purposes. Our obligations under letters of credit outstanding immediately prior to completion of the refinancing of our senior credit facility remained outstanding under the facility after its amendment and restatement. See "Description of indebtedness and other obligations."



Prior to the June 2003 transaction, we had (i) approximately $765 million of term loans under our senior credit facility with remaining principal payments of approximately $94 million, $93 million, $7 million, $253 million and $248 million in 2004, 2005, 2006, 2007 and 2008, respectively, (ii) a $450 million revolving credit facility scheduled to expire in November 2005, and (iii) $500 million of senior subordinated notes maturing in 2009. As of December 31, 2003, we had approximately (a) $400 million of term loans under our senior credit facility with remaining principal payments of $4 million annually through 2009 and $376 million in 2010, (b) a $220 million revolving loan and letter of credit facility expiring in December 2008 and a $180 million tranche B letter of credit/revolving loan facility expiring in December 2010 (the "tranche B letter of credit/revolving loan facility") (which, under current accounting rules, will not be reflected on our balance sheet unless we have outstanding thereunder revolving loans or payments by the facility in respect of letters of credit),
(c) $475 million of senior secured notes maturing in 2013, and (d) $500 million of senior subordinated notes maturing in 2009. On a pro forma basis, these refinancing transactions would have increased our annual interest expense by approximately $9 million for 2003 if they had been completed at the beginning of the year. See "Description of other indebtedness and obligations," "Unaudited pro forma consolidated financial statement" and our Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated by reference herein.



                                 RECENT EVENTS



In April 2004, we entered into three separate fixed-to-floating interest rate swaps with two separate financial institutions. These agreements swapped an aggregate of $150 million of fixed interest rate debt at a per annum rate of 10 1/4 percent to floating interest rate debt at a per annum rate of LIBOR plus a spread of 5.68 percent. Each agreement requires semi-annual settlements through July 15, 2013. Based on the initial LIBOR as determined under these agreements of 1.24 percent, these swaps would reduce our annual interest expense by approximately $5 million, which is not reflected in the pro forma information presented elsewhere in this prospectus.

                               THE EXCHANGE OFFER


On December 12, 2003, we completed the private offering of $125 million of our 10 1/4 percent Senior Secured Notes due 2013. In connection with that private offering, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed, among other things, to deliver to you this prospectus for the exchange of up to $125 million of new 10 1/4 percent Senior Secured Notes which have been registered under the Securities Act for up to $125 million aggregate principal amount of the old
10 1/4 percent Senior Secured Notes which were issued on December 12, 2003. The exchange notes will be substantially identical to the old notes, except that:


       - the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

       - the exchange notes are not entitled to the rights which are applicable to the old notes under the registration rights agreement;

       - the exchange notes will trade as a single class of freely tradeable notes with our $350 million of outstanding registered notes, which are registered under the Securities Act; and


       - our obligation to pay additional interest on the old notes does not apply if the registration statement of which this prospectus forms a part is declared effective by June 10, 2004 or certain other circumstances occur, as described under the heading "Registration rights."


Old notes may be exchanged only in integral multiples of $1,000. You should read the discussion under the headings "Summary--The exchange notes" and "Description of the notes" for further information regarding the exchange notes. You should also read the discussion under the heading "The exchange offer" for further information regarding the exchange offer and resale of the exchange notes.

EXCHANGE OFFER..........We will exchange our exchange notes for a like aggregate principal amount and maturity of our old notes as provided in the registration rights agreement related to the old notes. The exchange offer is intended to satisfy the rights granted to holders of the old notes in that agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

RESALES.................Based on an interpretation by the staff of the
                        Commission set forth in no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

                        - are acquiring the exchange notes in the ordinary course of business, and

                        - that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                        Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for the old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of distribution."

                        Any holder of old notes who:

                        - is our affiliate,

                        - does not acquire the exchange notes in the ordinary course of its business, or

                        - cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters,

                        must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. We will not assume, nor will we indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any exchange notes issued to you in the exchange offer absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.


EXPIRATION TIME.........The exchange offer will expire at 5:00 PM, New York City time, on Wednesday, June 30, 2004, or such later date and time to which we extend it. We do not currently intend to extend the expiration time.


CONDITIONS TO THE
EXCHANGE OFFER..........The exchange offer is subject to the following conditions, which we may waive:

                        - the exchange offer does not violate applicable law or applicable interpretations of the staff of the Commission; and

                        - there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to this exchange offer.

                        Please refer to the section in this prospectus entitled "The exchange offer--Conditions to the exchange offer."

PROCEDURES FOR TENDERING
THE OLD
NOTES...................If you wish to accept and participate in this exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the completed, executed letter of transmittal or the copy thereof, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold old notes through The Depository Trust Company and wish to participate in the exchange offer, you must comply with the

                        Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

                        By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                        - any exchange notes that you receive will be acquired in the ordinary course of your business;

                        - you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

                        - if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

                        - you are not our "affiliate" as defined in Rule 405 under the Securities Act.

GUARANTEED DELIVERY
PROCEDURES..............If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration time, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under "The exchange offer--Guaranteed delivery procedures."

WITHDRAWAL OF
TENDERS.................A tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under "The exchange offer--Exchange agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

ACCEPTANCE OF OLD NOTES
AND DELIVERY OF EXCHANGE
NOTES...................If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all old notes that are properly tendered in this exchange offer and not properly withdrawn on or before 5:00 p.m., New York City time, on the expiration date. We will return any old note that we do not accept for exchange to its registered holder at our expense as promptly as practicable after the expiration date. We will deliver the exchange notes to the registered holders of old notes accepted for exchange as promptly as practicable after the expiration date and acceptance of such old notes. Please refer to the section in this prospectus entitled "The exchange offer--Acceptance of old notes for exchange; Delivery of exchange notes."

EFFECT ON HOLDER OF OLD
NOTES...................As a result of making, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer described in this prospectus, we will have fulfilled a covenant contained in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold your old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND THE
OLD NOTES...............Each exchange note will bear interest from January 15,
                        2004, the most recent interest payment date of the old notes. The holders of old notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those old notes from January 15, 2004 to the date of issuance of the exchange notes. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

                        Consequently, if you exchange your old notes for exchange notes, you will receive the same interest payment on July 15, 2004, which is the next interest payment date with respect to the old notes and the first interest payment date with respect to the exchange notes, that you would have received if you had not accepted this exchange offer.

CONSEQUENCES OF FAILURE
TO EXCHANGE.............All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act. The trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

U.S. FEDERAL INCOME TAX
CONSIDERATIONS..........The exchange of old notes for exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. federal income tax considerations."

EXCHANGE AGENT..........Wachovia Bank, National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned "The exchange offer--Exchange agent."

SHELF REGISTRATION
STATEMENT...............We have agreed to register the old notes in a shelf registration statement and use our best efforts to cause the shelf registration statement to be declared effective by the Commission if:

                        - we determine that any changes in law or of the applicable interpretations of the staff of the Commission do not permit us to effect this exchange offer or may prevent us from completing the exchange offer as soon as practicable;

                        - we do not complete the exchange offer on or before July 9, 2004; or


                        - any of the initial purchasers of the old notes that hold old notes that have the status of an unsold allotment in an initial distribution requests us to do so in writing on or prior to the 60th day after the consummation of the exchange offer.


                        We have agreed to maintain the effectiveness of the shelf registration statement for, in some circumstances, up to two years from the date of the original issuance of the old notes to cover resales of the old notes held by the holders. See "The exchange offer--Purpose and effect of the exchange offer."

                               THE EXCHANGE NOTES

The following summary contains basic information about the exchange notes and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the exchange notes, see "Description of the notes."

ISSUER..................Tenneco Automotive Inc.

GENERAL.................The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes except that:

                        - the exchange notes will bear a "Series B" designation to differentiate them from the old notes, which bear a "Series A" designation;

                        - the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer;

                        - the exchange notes will trade as a single class of freely tradeable notes with our $350 million of outstanding registered notes which are registered under the Securities Act; and

                        - the holders of exchange notes will not be entitled to rights under the registration rights agreement, including any registration rights or rights to additional interest.

                        The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were issued.


SECURITIES OFFERED......$125 million aggregate principal amount of 10 1/4 percent Senior Secured Notes due 2013, Series B.

MATURITY DATE...........July 15, 2013.

INTEREST PAYMENT DATES..Semi-annually in cash in arrears on January 15th and
                        July 15th of each year, beginning on July 15th, 2004.

INTEREST PAYMENTS ON THE
EXCHANGE NOTES..........Holders of old notes whose old notes are accepted for exchange in the exchange offer will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from January 15, 2004 to the date of issuance of the exchange notes. Consequently, holders who exchange their old notes for exchange notes will receive the same interest payment on July 15, 2004 (the next interest payment date with respect to the old notes and the first interest payment date with respect to the exchange notes following consummation of the exchange offer) that they would have received if they had not accepted the exchange offer.

GUARANTEES..............Each of our material domestic wholly-owned subsidiaries that on the issue date guarantee our senior credit facility, the old notes and the outstanding registered notes will also unconditionally guarantee the exchange notes on a senior secured basis. Subject to limited exceptions and on identical terms to the old notes and the outstanding registered notes, future domestic subsidiaries will also be required to guarantee the exchange notes in certain circumstances, including if they also guarantee our senior credit facility.

RANKING.................The exchange notes, like the old notes and our outstanding registered notes, will be senior secured obligations and will rank equally in right of payment with all of our and our subsidiary guarantors' existing and future senior debt and will rank senior in right of payment to all of our and our subsidiary guarantors' existing and future subordinated debt. The exchange notes, like the old notes and the outstanding registered notes, will be effectively subordinated to:

                        - all existing and future liabilities, including trade payables, of our foreign subsidiaries, which do not guarantee the old notes and will not guarantee the exchange notes or the outstanding registered notes, and

                        - all existing and future liabilities of our domestic subsidiaries that do not guarantee the old notes or the outstanding registered notes and will not guarantee the exchange notes. (See "Description of the notes--Brief description of the notes and guarantees--The guarantees").

                        The exchange notes, like the old notes and the outstanding registered notes, will be effectively junior to:

                        - our obligations and those of the subsidiary guarantors under our senior credit facility and any other obligations secured by a first priority lien on the collateral securing the exchange notes and the guarantees, to the extent of the value of the collateral does not exceed the amount of the first priority obligations, and

                        - our obligations and those of the subsidiary guarantors under our senior credit facility and any other obligations that are secured by a lien on assets that are not part of the collateral securing the exchange notes and the guarantees, to the extent of the value of those assets.


                        As of March 31, 2004, we had:



                        - $926 million of senior indebtedness, including the $125 million of old notes, approximately $16 million of premium on the old notes and $350 million of outstanding registered notes, of which $399 million principal amount of term loans was secured indebtedness effectively senior to the exchange notes to the extent of the value of the assets securing such indebtedness;


                        - $220 million of additional borrowing capacity available under a revolving loan and letter of credit facility pursuant to the terms of our senior credit facility (the "revolving credit facility"), which if drawn would have been secured indebtedness effectively senior to the exchange notes as described above;


                        - $117 million of available capacity under a $180 million tranche B letter of credit, revolving loan facility, and obligations relating to $63 million of issued letters of credit were outstanding under that facility, which letters of credit and revolving loans if incurred thereunder would have been secured indebtedness effectively senior to the exchange notes as described above; and


                        - $500 million principal amount of subordinated indebtedness, consisting of our outstanding 11 5/8 percent senior subordinated notes due 2009 which are guaranteed on a senior subordinated basis by the subsidiary guarantors of the exchange notes offered for exchange hereby.


                        As of March 31, 2004, our non-guarantor subsidiaries had $860 million of liabilities on their balance sheets. See "Description of other indebtedness and obligations."


COLLATERAL..............The exchange notes, like our previously issued $350 million of outstanding registered notes and the old notes, and the guarantees will be secured by a second priority lien on the following assets:

                        - substantially all existing and future property and assets owned by us and our subsidiary guarantors, except as described below, that secure obligations under our senior credit facility; and

                        - capital stock and other securities of existing and future domestic subsidiaries directly owned by us and our subsidiary guarantors but, in each case, only to the extent that the aggregate principal amount, par value, book value as carried by us or the market value

                        (whichever is greatest), of any such capital stock and other securities of any such subsidiary is not equal to or greater than 20 percent of the aggregate principal amount of notes outstanding.

                        The collateral will not include:

                        (i) the capital stock or other securities of any existing or future foreign subsidiary owned by us or the subsidiary guarantors;

                        (ii) any property or assets owned by any of our or the subsidiary guarantors' existing or future foreign subsidiaries;

                        (iii) the capital stock and other securities of our and our subsidiary guarantors' existing and future direct domestic subsidiaries to the extent their value exceeds the amount described above; and

                        (iv) any property in which a lien may not be granted, whether because we are unable to obtain necessary third party consents or otherwise (collectively, sometimes referred to in this prospectus as the "excluded collateral"). (See "Description of the notes--Collateral.")

                        Our and our subsidiary guarantors' obligations under our senior credit facility are secured by a first priority lien on the collateral securing the outstanding registered notes, the old notes and exchange notes, as well as a substantial amount of the excluded collateral described in clauses (i) and (iii) above. As a result, the exchange notes and guarantees, like the old notes and the outstanding registered notes, will be effectively subordinated to these obligations under our senior credit facility and any other obligations secured by a first priority lien to the extent the value of such pledged assets is less than or equal to the amount of such obligations. In addition, the indenture governing the notes allows a significant amount of indebtedness and other obligations to be secured by a lien on the collateral securing the notes on a first priority basis, and a significant amount of indebtedness secured by a lien on such collateral on an equal and ratable basis, provided that, in each case, such indebtedness or other obligations are otherwise permitted under the indenture. No appraisals of any collateral have been prepared in connection with the offering of the old notes, the offering of the outstanding registered notes or this exchange offer. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding of us or any of our subsidiary guarantors, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay any of our obligations under the exchange notes or any of the guarantees thereof, in full or at all, after first satisfying our obligations and those of the guarantors in full under our senior credit facility and any other obligations secured by a first priority lien on the collateral.

                        Any proceeds received by the trustee on behalf of the holders of the exchange notes from the sale of the collateral securing the exchange notes and the guarantees prior to the payment in full of our and such guarantors' obligations secured by the first priority liens must be delivered to the holders of those obligations.

                        The security documents governing the collateral for the exchange notes, the outstanding registered notes and old notes provide that the first priority lien holders will control, at all times prior to the payment in full of the obligations secured by the first priority liens, all remedies and other actions related to the collateral. The second-priority liens will not entitle the trustee or the holders of any notes, or any of the guarantees thereof, to take any action whatsoever with respect to the collateral prior to such time. As a result, neither the trustee nor the holders of the exchange notes, old notes, the outstanding registered notes or the guarantees will be able to force a sale of the collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the lenders under our senior credit facility and other holders of first priority liens. To the extent that the lenders and other first priority lien holders release their liens on all or any portion of the collateral securing the exchange notes and the guarantees thereof, the second priority lien on such collateral which secure the exchange notes and the guarantees will likewise be automatically released in most cases; provided, that, after giving effect to the release, obligations secured by the first priority liens on the remaining collateral remain outstanding. In addition, the documents governing the noteholders' rights in the collateral generally provide that, so long as the senior credit facility is in effect, if the first priority lien holders waive, amend, modify or vary the first priority lien documents, the comparable second priority lien documents will also automatically be so waived, amended, modified or varied without the consent of the trustee or the holders of the outstanding registered notes, the old notes, the exchange notes or the guarantees, unless such change, waiver or modification materially adversely affects the rights of the holders of the notes and the guarantees and not the first priority lien holders in a like or similar manner. See "Description of the notes--Collateral."

OPTIONAL REDEMPTION.....We may redeem some or all of the exchange notes at any time on or after July 15, 2008. We also may redeem up to 35 percent of the aggregate principal amount of the exchange notes using the proceeds of specified equity offerings completed before July 15, 2006. The redemption prices are described under "Description of the notes-- Redemption."

CHANGE OF CONTROL AND
ASSET SALES.............If we experience specific kinds of changes of control or we sell assets under specified circumstances, we will be required to make an offer to repurchase the notes at the prices listed in "Description of the notes--Change of control."


RESTRICTIVE COVENANTS...We will issue the exchange notes under the same indenture, dated June 19, 2003, as amended and supplemented, that governs the old notes and the outstanding registered notes with Wachovia Bank, National Association, as trustee. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:


                        - incur additional indebtedness or contingent obligations;

                        - pay dividends or make distributions to our
                          stockholders;

                        - repurchase or redeem equity interests;

                        - make investments;

                        - grant liens;

                        - make capital expenditures;

                        - enter into transactions with our shareholders or affiliates;

                        - sell assets; and

                        - acquire the assets of, or merge or consolidate with other companies.

                        These covenants are subject to important exceptions and qualifications which are described in "Description of the notes."

USE OF PROCEEDS.........We will not receive any cash proceeds from the issuance of the exchange notes offered in this exchange offer.

                                  RISK FACTORS


Investing in the exchange notes and participating in this exchange offer involve substantial risks. See "Risk factors" beginning on page 24 for a discussion of some of the risks relating to us, our business, this exchange offer and an investment in the exchange notes that you should carefully consider before participating in the exchange offer.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA


The following summary historical consolidated financial data as of and for the years ended December 31, 2002 and 2003 were derived from the audited financial statements of Tenneco Automotive Inc. and its consolidated subsidiaries. See the section of this prospectus entitled "Experts." The following summary historical consolidated financial data as of and for the year ended December 31, 2001 was derived from the audited financial statements of Tenneco Automotive Inc. and its consolidated subsidiaries which have been audited by Arthur Andersen LLP, independent auditors. The following summary historical consolidated financial data as of and for each of the three months ended March 31, 2003 and 2004 were derived from our unaudited condensed financial statements. In our opinion, the summary historical consolidated financial data as of and for the three months ended March 31, 2003 and 2004 include all adjusting entries, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. You should not regard the results of operations for the three months ended March 31, 2004 as indicative of the results that may be expected for the entire fiscal year.


Our consolidated financial statements for the year ended December 31, 2001 and for earlier years were audited by Arthur Andersen LLP. Because Arthur Andersen LLP has ceased accounting and auditing operations, we are unable to obtain written consent of Arthur Andersen LLP to incorporate their report in this prospectus. See "Risk factors -- Risks relating to our prior auditors" for further information.


The following information should be read in conjunction with "Use of proceeds," "Capitalization," "Selected historical consolidated financial data" and our historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2003, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated by reference herein.



------------------------------------------------------------------------------------------------
                                                                   THREE MONTHS    TWELVE MONTHS
                                   YEARS ENDED DECEMBER 31,     ENDED MARCH 31,            ENDED
                                 --------------------------    ----------------        MARCH 31,
(DOLLARS IN MILLIONS)             2001       2002      2003      2003      2004          2004(2)
------------------------------------------------------------------------------------------------
STATEMENTS OF INCOME DATA:
Net sales and operating
   revenues....................  $3,364    $3,459    $3,766    $  921    $1,034       $3,879
                                 ------    ------    ------    ------    ------       ------
Cost of sales (exclusive of
   depreciation shown below)...   2,699     2,735     2,994       743       830        3,081
Engineering, research, and
   development.................      67        67        67        19        17           65
Selling, general, and
   administrative..............     353       351       364        88       109          385
Depreciation and amortization
   of other intangibles........     137       144       163        39        45          169
Amortization of goodwill.......      16         -         -         -         -            -
Other (income) expense, net....       -        (7)        2         1         -            1
                                 ------    ------    ------    ------    ------       ------
                                  3,272     3,290     3,590       890     1,001        3,701

------------------------------------------------------------------------------------------------
                                                                   THREE MONTHS    TWELVE MONTHS
                                   YEARS ENDED DECEMBER 31,     ENDED MARCH 31,            ENDED
                                 --------------------------    ----------------        MARCH 31,
(DOLLARS IN MILLIONS)              2001      2002      2003      2003      2004          2004(2)
------------------------------------------------------------------------------------------------
Income before interest expense,
   income taxes, and minority
   interest....................      92       169       176        31        33          178
Interest expense (net of
   interest capitalized).......     170       141       149        31        35          153
Income tax expense (benefit)...      51        (7)       (6)       (2)       (1)          (5)
Minority interest..............       1         4         6         1         1            6
                                 ------    ------    ------    ------    ------       ------
Income (loss) before cumulative
   effect of change in
   accounting principle........    (130)       31        27         1        (2)          24
Cumulative effect of change in
   accounting principle, net of
   income tax(1)...............       -      (218)        -         -         -            -
                                 ------    ------    ------    ------    ------       ------
Net income (loss)..............  $ (130)   $ (187)   $   27    $    1    $   (2)      $   24
                                 ======    ======    ======    ======    ======       ======
BALANCE SHEET DATA:
Total assets...................  $2,681    $2,504    $2,795    $2,582    $2,912       $2,912
Short-term debt................     191       228        20       250        18           18
Long-term debt.................   1,324     1,217     1,410     1,193     1,408        1,408
Minority interest..............      15        19        23        18        21           21
Shareholders' equity...........      74       (94)       58       (66)       53           53
STATEMENT OF CASH FLOWS DATA:
Net cash provided (used) by
   operating activities........  $  141    $  188    $  281    $   36    $   13       $  258
Net cash (used) by investing
   activities..................    (126)     (107)     (127)      (26)      (15)        (116)
Net cash provided (used) by
   financing activities........       3       (73)      (49)       (3)        -          (46)
Cash flow(3)...................     209       253       315        41        38          312
Capital expenditures...........     127       138       130        26        25          129
OTHER FINANCIAL DATA:
EBITDA(4)......................  $  245    $  313    $  339    $   70    $   78       $  347
Ratio of EBITDA to interest
   expense(5)..................    1.44      2.22      2.28      2.26      2.23         2.27
Ratio of total debt to
   EBITDA(6)(9)................    6.18      4.62      4.22        NM        NM         4.11
Ratio of earnings to fixed
   charges(7)..................     .56      1.17      1.16      1.03      0.95         1.14
Working capital as a percent of
   sales(8)(9).................    6.0%      3.6%      2.3%        NM        NM         2.4%
------------------------------------------------------------------------------------------------


(1) In 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 142, which changed the accounting for purchased goodwill from an amortization method to an impairment-only approach. For more information about this change you should read Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, incorporated by reference herein.


(2) This presentation of our results for the twelve months ended March 31, 2004, is not a presentation in accordance with GAAP, as our fiscal year ends on December 31. We have presented this information in order to show our performance over the last twelve months because we believe this information is important to investors in understanding the operating trends of our business. Except for the balance sheet data, the data in this column represent the following calculation using the data from other columns in the table above: data from the column labeled "Year Ended December 31, 2003" less data from the column labeled "Three Months Ended March 31, 2003" plus data from the column labeled "Three Months Ended March 31, 2004."



(3) The amounts included in the cash flow calculation are the sum of cash provided before financing activities, cash paid during the year for interest and cash paid during the year for taxes as shown in the historical statements of cash flow. We have reported cash flow because we regularly review cash flow as a measure of cash generated by our business to meet our debt and tax obligations. In addition, we believe our debt holders and others analyze our cash flow for similar purposes. We also believe that cash flow assists investors in understanding our ability to meet our obligations. Cash flow is derived from the statements of cash flows as follows:



---------------------------------------------------------------------------------------------
                                                                   THREE MONTHS        TWELVE
                                                  YEARS ENDED             ENDED        MONTHS
                                                 DECEMBER 31,         MARCH 31,         ENDED
                                       ----------------------     -------------     MARCH 31,
(DOLLARS IN MILLIONS)                  2001     2002     2003     2003     2004       2004(2)
---------------------------------------------------------------------------------------------
Net cash provided (used) before
   financing activities............    $ 15     $ 81     $154     $10      $(2)       $142
Cash paid during the year for
   interest........................     177      145      115      20       37         132
Cash paid during the year for
   taxes...........................      17       27       46      11        3          38
                                       ----     ----     ----     ---      ---        ----
Cash flow..........................    $209     $253     $315     $41      $38        $312
                                       ====     ====     ====     ===      ===        ====
---------------------------------------------------------------------------------------------



(4) EBITDA represents income before extraordinary item, cumulative effect of change in accounting principle, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our company's performance. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this document may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation. EBITDA is derived from the statements of income as follows:



---------------------------------------------------------------------------------------------
                                                                   THREE MONTHS        TWELVE
                                                                          ENDED        MONTHS
                                     YEARS ENDED DECEMBER 31,         MARCH 31,         ENDED
                                     ------------------------     -------------     MARCH 31,
(DOLLARS IN MILLIONS)                 2001      2002     2003     2003     2004       2004(2)
---------------------------------------------------------------------------------------------
Net income (loss)................    $(130)    $(187)    $ 27     $ 1      $(2)       $ 24
Cumulative effect of change in
   accounting principle, net of
   income tax....................        -       218        -       -        -           -
Minority interest................        1         4        6       1        1           6
Income tax expense (benefit).....       51        (7)      (6)     (2)      (1)         (5)
Interest expense (net of interest
   capitalized)..................      170       141      149      31       35         153
Depreciation and amortization....      153       144      163      39       45         169
                                     -----     -----     ----     ---      ---        ----
EBITDA...........................    $ 245     $ 313     $339     $70      $78        $347
                                     =====     =====     ====     ===      ===        ====
---------------------------------------------------------------------------------------------



(5) The senior credit facility refinancing, including the issuance of the $125 million of old notes in December 2003, together with our previous issuance of $350 million senior secured of notes in June 2003, would have increased our interest expense by $9 million for 2003 on a pro forma basis. The unaudited pro forma ratio of EBITDA to interest expense, assuming we had refinanced our senior credit facility, issued the $125 million of old notes and issued the previous $350 million of senior secured notes as of the beginning of the period would have been 2.15 for the year ended December 31, 2003. See "Unaudited pro forma consolidated financial statement."



(6) The effect of our 2003 senior credit facility refinancing was already reflected in our balance sheet as of March 31, 2004.



(7) For purposes of computing this ratio, earnings generally consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expense considered representative of the interest factor and capitalized interest. See Exhibit 12 to our Annual Report on Form 10-K for the year ended December 31, 2003, and Exhibit 12 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated herein by reference, for the computation of the ratio of earnings to fixed charges. For the year ended December 31, 2001, earnings were insufficient by $80 million to cover fixed charges. For the three months ended March 31, 2004, earnings were insufficient by $2 million to cover fixed charges.



The unaudited pro forma ratio of earnings to fixed charges, assuming we had refinanced our senior credit facility, issued the $125 million of old notes and issued the previous $350 million of senior secured notes as of the beginning of the period would have been 1.13 for the year ended December 31, 2003. See "Unaudited pro forma consolidated financial statement."



(8) For purposes of computing working capital as a percentage of sales, we exclude cash and the current portion of long-term debt from the calculation. We exclude these items because we manage our working capital activity through cash and short-term debt. To include these items in the calculation would distort actual working capital changes. Our calculation of working capital as a percentage of sales is as follows:



--------------------------------------------------------------------------------------------
                                                               THREE MONTHS    TWELVE MONTHS
                               YEARS ENDED DECEMBER 31,     ENDED MARCH 31,            ENDED
                             --------------------------    ----------------        MARCH 31,
(DOLLARS IN MILLIONS)          2001      2002      2003      2003      2004          2004(2)
--------------------------------------------------------------------------------------------
Current assets:
   Receivable--customer
      notes and accounts,
      net..................  $  380    $  394    $  427    $  451    $  498       $  498
   Receivables--other......      15        15        15        15        14           14
   Inventories.............     326       352       343       373       367          367
   Deferred income taxes...      66        56        63        57        63           63
   Prepayments and other...     101        95       112       105       140          140
                             ------    ------    ------    ------    ------       ------
                             $  888    $  912    $  960    $1,001    $1,082       $1,082
Current liabilities:
   Trade payables..........  $  401    $  505    $  621    $  592    $  692       $  692
   Accrued taxes...........      35        40        19        29        25           25
   Accrued interest........      25        23        42        33        39           39
   Accrued liabilities.....     148       172       162       164       205          205
   Other accruals..........      76        48        29        41        29           29
                             ------    ------    ------    ------    ------       ------
                             $  685    $  788    $  873    $  859    $  990       $  990
Working capital (current
   assets less current
   liabilities)............  $  203    $  124    $   87    $  142    $   92       $   92
Sales......................  $3,364    $3,459    $3,766    $  921    $1,034       $3,879
Working capital as a
   percent of sales(9).....    6.0%      3.6%      2.3%        NM        NM         2.4%
                             ------    ------    ------    ------    ------       ------
--------------------------------------------------------------------------------------------



(9) Not meaningful ("NM") refers to financial metrics that we believe would not provide investors with relevant information for the period presented.

                                  RISK FACTORS

You should carefully consider the risks described below before participating in this exchange offer. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment. Consequently, an investment in the notes should only be considered by persons who can assume such risk. You are encouraged to perform your own investigation with respect to the notes and our company. Some of the statements in this discussion of "Risk factors" are forward looking statements. See "Forward looking statements."

RISKS RELATED TO AN INVESTMENT IN THE EXCHANGE NOTES

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, LIMIT OUR ABILITY TO REACT TO CHANGES IN THE ECONOMY OR OUR INDUSTRY AND PREVENT US FROM MAKING PAYMENTS ON THE EXCHANGE NOTES.


We are a highly leveraged company. As of March 31, 2004, we had $1,426 million of outstanding indebtedness. Our substantial amount of debt requires significant interest payments. We also incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other general corporate purposes.


This level of indebtedness could have important consequences for you, including the following:


       - a substantial portion of our cash flow from operations is dedicated to the repayment of our indebtedness and would not be available for other purposes;


       - it may limit our ability to borrow money or sell stock for our working capital, capital expenditures, debt service requirements or other purposes;

       - it may limit our flexibility in planning for, or reacting to, changes in our operations, our business or the industry in which we compete;

       - we are more highly leveraged than all of our major competitors, which may place us at a competitive disadvantage;

       - it may make us more vulnerable to downturns in our business or the economy;


       - our ability to meet the debt service requirements of our other indebtedness could make it more difficult for us to make payments on the notes; and



       - there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.


DESPITE OUR SUBSTANTIAL INDEBTEDNESS, WE MAY STILL BE ABLE TO INCUR SIGNIFICANTLY MORE DEBT. THIS COULD INTENSIFY MANY OF THE RISKS DESCRIBED HEREIN.


The terms of the indenture governing the exchange notes, the old notes and the outstanding registered notes, our senior credit agreement and the agreements governing our other indebtedness limit, but do not prohibit, us or our subsidiaries from incurring significant additional indebtedness in the future. As of March 31, 2004, under our senior credit facility we had $220 million of unused revolving credit facility capacity, $117 million of unused tranche B letter of credit/revolving loan facility capacity and $63 million of letters of credit issued under the tranche B letter of credit/revolving loan facility, and the covenants under our debt agreements would allow us to borrow a significant amount of additional indebtedness. The more we become leveraged, the more we, and in turn our security holders, become exposed to many of the risks described herein.


WE ARE REQUIRED TO MAKE SUBSTANTIAL DEBT SERVICE PAYMENTS, AND WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH TO SERVICE ALL OF OUR INDEBTEDNESS, INCLUDING THE EXCHANGE NOTES.



Our ability to make payments on our indebtedness, including the exchange notes, depends on our ability to generate cash in the future. On a pro forma basis, the net effect of our 2003 refinancing transactions, including the offering of the old notes and our previous issuance of $350 million of senior secured notes in June 2003, would have increased our annual interest expense by approximately $9 million for 2003. Our annual debt service obligations in 2004, assuming we incur no further indebtedness, will consist primarily of interest and required principal payments under our senior credit facility and the agreements governing the debt incurred by our foreign subsidiaries, interest payments on the notes offered for exchange hereby, the old notes and the outstanding registered notes (taking into consideration, in each instance, the use of proceeds therefrom) and interest payments on our 11 5/8 percent senior subordinated notes due 2009. Our annual cash debt service payments, based on the amount of indebtedness we had outstanding on March 31, 2004, are expected to be approximately $153 million for 2004 and $147 million for 2005. This assumes interest rates would remain at their levels as of March 31, 2004. See "--Our variable rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly." Accordingly, we will have to generate significant cash flows from operations to meet our debt service requirements. For the year ended December 31, 2003 and the three months ended March 31, 2004, our cash flows from operating activities were $281 million and $13 million, respectively. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing or sell assets. This may make it more difficult for us to obtain financing on terms that are acceptable to us, or at all. Without any such financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances.


Our senior credit agreement, the indenture governing the notes offered for exchange hereby, the old notes and the $350 million of outstanding registered notes, and the indenture governing our senior subordinated notes limit our ability to sell assets and also restrict the use of proceeds from any sale. Moreover, our senior credit facility is secured on a first priority basis by substantially all of our and our subsidiary guarantors' tangible and intangible domestic assets, pledges of all of the stock of our and our subsidiary guarantors' direct domestic subsidiaries and pledges of 66 percent of the stock of our and our subsidiary guarantors' direct foreign subsidiaries. The notes offered hereby, the old notes and the $350 million of outstanding registered notes are secured on a second priority basis by substantially all of our and our subsidiary guarantors' tangible and intangible assets excluding, however, any stock of foreign subsidiaries and a portion of the stock of domestic subsidiaries. If necessary, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations on the notes. Furthermore, a substantial portion of our assets are, and may continue to be, intangible assets. Therefore, it may be difficult for us to pay you in the event of an acceleration of the exchange notes.

OUR VARIABLE RATE INDEBTEDNESS SUBJECTS US TO INTEREST RATE RISK, WHICH COULD CAUSE OUR ANNUAL DEBT SERVICE OBLIGATIONS TO INCREASE SIGNIFICANTLY.


Certain of our borrowings, including borrowings under our senior credit facility, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. An increase of 1.0 percent in the interest rates payable on our existing variable rate indebtedness would have increased our 2003 estimated debt service requirements by approximately $6 million before taxes on a pro forma basis after giving effect to the 2003 refinancing transactions, including the offering of the old notes and the offering of the previously issued $350 million of senior secured notes. In April 2004, we entered into $150 million of fixed-to-floating interest rate swaps with two separate financial institutions. An increase of 1.0 percent in the interest rates payable on these swaps would increase our debt service requirements by approximately $2 million annually before taxes. We have no interest rate hedge agreements that would shield us from this risk. We might consider entering into additional fixed-to-floating interest rate swaps on all or a portion of our existing senior subordinated notes, our senior credit facility, the previously issued senior secured notes or the notes offered hereby. Such a transaction would initially reduce our interest expense, but may expose us to an increase in interest rates in the future.


WE RELY ON OUR SUBSIDIARIES TO FUND OUR FINANCIAL OBLIGATIONS, INCLUDING THE NOTES. ADDITIONALLY, NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE THE NOTES AND ASSETS OF OUR NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

Tenneco Automotive Inc., the issuer of the exchange notes, is a holding company and relies on its subsidiaries for all funds necessary to meet its financial obligations, including the notes. The assets of Tenneco Automotive Inc. consist of the stock of subsidiaries and certain intellectual property. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the exchange notes would be substantially impaired.


Although some of our subsidiaries will guarantee the exchange notes, a substantial number of them will not. Payments on the exchange notes, like those on the old notes and the outstanding registered notes, will only be required to be made by Tenneco Automotive Inc. and the subsidiary guarantors. The non-guarantor subsidiaries consist of all of our foreign subsidiaries, immaterial domestic subsidiaries and variable interest entities and other finance-related subsidiaries. Because the non-guaranteeing subsidiaries may have other creditors and are not obligated to repay and do not guarantee repayment of the notes, you cannot rely on such subsidiaries to make any payments on the notes directly to you or to make sufficient distributions to enable us to satisfy our obligations to you under the exchange notes or under the old notes. As of and for the three months ended March 31, 2004 and the year ended December 31, 2003, the non-guarantor subsidiaries represented approximately 60 percent and 59 percent, respectively, of our consolidated assets, approximately 61 percent and 52 percent, respectively, of our consolidated net sales (excluding intercompany sales), approximately 24 percent and 24 percent, respectively, of our consolidated operating income and approximately 44 percent and 40 percent, respectively, of our consolidated EBITDA (see "Selected historical consolidated financial data"). The non-guarantor subsidiaries consist of all of our foreign subsidiaries, immaterial domestic subsidiaries and accounts receivable entities and other finance-related subsidiaries. To the extent we expand our international operations, a larger percentage of our consolidated assets, net sales and operating income may be derived from non-guarantor foreign subsidiaries. Our ability to repatriate cash from foreign subsidiaries may be limited. See "--Risks relating to our business--We are subject to risks related to our international operations." We will depend in part on the non-guarantor subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on the notes. Further, the earnings from, or other available assets of, these non-guarantor subsidiaries, together with our guarantor subsidiaries, may not be sufficient to make distributions to enable us to pay interest on the notes when due or principal of the exchange notes, the old notes or the outstanding registered notes at maturity.


In addition, none of the assets or property owned by our non-guarantor subsidiaries is part of the collateral securing the notes. If any or all of our non-guarantor subsidiaries become the subject of a bankruptcy, liquidation or reorganization, the creditors of the subsidiary or subsidiaries, including debt holders, must be paid in full out of the subsidiary's or subsidiaries' assets before any monies may be distributed to us as the holder of the equity in the subsidiary or subsidiaries. As a result, in general, the exchange notes, like the old notes and the outstanding registered notes, have the effect of being subordinated to existing and future third-party indebtedness and other liabilities of those non-guarantor subsidiaries, including trade payables. As of March 31, 2004 and December 31, 2003, our non-guarantor subsidiaries had $860 million and $800 million, respectively, of liabilities recorded on their balance sheets. The indenture governing the notes limits, but does not prohibit, our subsidiaries from incurring additional indebtedness.


OUR FAILURE TO COMPLY WITH THE COVENANTS CONTAINED IN THE AGREEMENT GOVERNING OUR SENIOR CREDIT FACILITY OR OUR OTHER DEBT AGREEMENTS, INCLUDING AS A RESULT OF EVENTS BEYOND OUR CONTROL, COULD RESULT IN AN EVENT OF DEFAULT WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATING RESULTS AND OUR FINANCIAL CONDITION.

Our senior credit facility requires us to maintain specified financial ratios. In addition, our senior credit facility and our other debt instruments require us to comply with various operational and other covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, either upon maturity or if accelerated, upon an event of default, or that, if we were required to repurchase the notes or any of our other debt securities upon a change of control, we would be able to refinance or restructure the payments on those debt securities.


For example, in each of 2000, 2001 and 2002, we were required to seek an amendment to our senior credit facility to revise the financial ratios we are required to maintain thereunder. We were able to obtain an amendment in each of those years. In addition, we reset our financial ratios when we amended and related our senior credit facility in 2003 to cover periods not addressed by prior amendments. If, in the future, we are required to obtain similar amendments, there can be no assurance that those amendments would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated herein by reference.


If, as or when required, we are unable to repay, refinance or restructure our indebtedness under our senior credit facility, or amend the covenants contained therein, the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets. Under such circumstances, we could be forced into bankruptcy or liquidation. See "--We may not be able to repay, refinance or replace our senior credit facility when it terminates or becomes due, which will occur before the maturity date of the notes offered hereby." In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our senior credit facility and the guarantees thereof and to certain other senior creditors before any proceeds would be available to make payment on the exchange notes and the old notes. See "--There may not be sufficient collateral to pay all or any portion of the exchange notes." In addition, any event of default or declaration of acceleration under one of our debt instruments could also result in an event of default under one or more of our other financing agreements, including the notes and the agreements under which we sell certain of our accounts receivable. This would have a material adverse impact on our liquidity and financial position.

WE MAY NOT BE ABLE TO REPAY, REFINANCE OR REPLACE OUR SENIOR CREDIT FACILITY WHEN IT TERMINATES OR BECOMES DUE, WHICH WILL OCCUR BEFORE THE MATURITY DATE OF THE EXCHANGE NOTES OFFERED FOR EXCHANGE HEREBY.


Our senior credit facility consists of a term loan B facility, a revolving credit facility and a tranche B letter of credit/revolving loan facility. See "Description of other indebtedness and obligations -- Senior credit facility." At March 31, 2004, the outstanding balance under the term loan portion of our senior credit facility was $399 million, we had $220 million of unused revolving credit facility capacity and $117 million of unused capacity under the tranche B letter of credit/revolving loan facility, pursuant to which letters of credit and revolving loans may be issued and made, and we had $63 million in issued letters of credit outstanding under the tranche B letter of credit/revolving loan facility. Amounts borrowed under our senior credit facility will mature at varying times from December 2008 to December 2010, which is prior to the maturity of the old notes and the exchange notes offered for exchange hereby. The revolving credit facility will terminate in December 2008. Although the term loan facility and the tranche B letter of credit/revolving loan facility mature in 2010, each is subject to mandatory prepayment in full and, in the case of letters of credit under the tranche B letter of credit/revolving loan facility, mandatory cash collateralization in full, (a) on April 15, 2009, if by that date our senior subordinated notes are not refinanced or extended with a maturity not earlier than April 15, 2011, and (b) on the date which is six months prior to the date to which the senior subordinated notes have been refinanced or had their maturity extended, if the senior subordinated notes have been refinanced or had their maturity extended to a date prior to April 15, 2011.


We may not be able to (i) repay or refinance amounts due under the senior credit facility prior to their maturity dates or the dates of mandatory prepayment and cash collateralization, (ii) repay or replace the revolving portions of our senior credit facility prior to their termination or (iii) refinance or extend the maturity of our senior subordinated notes prior to the dates described above. If we are unable to repay, refinance or restructure all or any part of our senior credit facility, the lenders thereunder could proceed against the collateral securing it. If we are unable to replace the revolving portions of our senior credit facility prior to their termination or refinance or extend the maturity of our senior subordinated notes prior to the dates described above, our liquidity and financial flexibility would be substantially impaired.

WE MAY NOT BE ABLE TO REPAY OR REFINANCE OUR 11 5/8 PERCENT SENIOR SUBORDINATED NOTES WHEN THEY BECOME DUE, WHICH WILL OCCUR BEFORE THE MATURITY DATE OF THE EXCHANGE NOTES OFFERED FOR EXCHANGE HEREBY.



As of March 31, 2004, we had outstanding $500 million face value of our 11 5/8 percent senior subordinated notes. These senior subordinated notes mature on October 15, 2009, which is prior to the maturity of the notes offered hereby. We may not be able to repay or refinance the senior subordinated notes on or before their maturity date, and as a result, under certain conditions, a mandatory prepayment and cash collateralization event will arise under our senior credit facility with respect to the term loan facility and the tranche B letter of credit/revolving loan facility thereunder. The terms of the indenture governing the notes place restrictions and limitations on our ability to refinance the senior subordinated notes although we are, in certain cases, permitted by the indenture to refinance the senior subordinated notes with debt that ranks equal in right of payment to the exchange notes, the old notes and the outstanding registered notes, including first priority secured debt, during the one year prior to their maturity. See "Description of the notes--Certain covenants--Limitation on Incurrence of Additional Indebtedness." We cannot assure you, however, that any refinancing of the senior subordinated notes will be possible on acceptable terms or at all, or that we will have sufficient funds to repay them when due. See "Description of other indebtedness and obligations--Senior subordinated notes."


THERE MAY NOT BE SUFFICIENT COLLATERAL TO PAY ALL OR ANY PORTION OF THE EXCHANGE NOTES.

Indebtedness under our senior credit facility and other senior secured indebtedness that we may incur in the future (referred to herein as the "First Priority Claims") is and will be secured by a first priority lien on substantially all of our and our subsidiary guarantors' tangible and intangible assets, the pledge of the capital stock and other equity interests of all of our and our subsidiary guarantors' direct domestic subsidiaries and the pledge of 66 percent of the stock of our and our subsidiary guarantors' direct foreign subsidiaries. The exchange notes, like the old notes and the outstanding registered notes, are secured by a second priority lien on only a portion of the assets that secure the First Priority Claims including, subject to certain exceptions:

       (i) all of our and our subsidiary guarantors' tangible and intangible assets that secure our obligations under our senior credit facility and

       (ii) a portion of the capital stock of our and our subsidiary guarantors' direct domestic subsidiaries.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any subsidiary guarantor, the assets that are pledged as shared collateral securing the First Priority Claims and the notes must be used first to pay the First Priority Claims in full before making any payments on the exchange notes, the old notes and the outstanding registered notes.


At March 31, 2004, there was $399 million of indebtedness outstanding relating to First Priority Claims. In addition, the indenture governing the notes allows a significant amount of indebtedness and other obligations to be secured by a lien on the collateral securing the notes on a first priority basis, and a significant amount of indebtedness secured by a lien on such collateral on an equal and ratable basis with the notes, provided that, in each case, such indebtedness or other obligation is otherwise permitted under the indenture. As of March 31, 2004, the terms of the indenture governing the notes offered hereby would have permitted us to incur up to a maximum of an additional $800 million of indebtedness related to First Priority Claims. This amount includes $150 million that, under the terms of the indenture, would be available for us to incur as First Priority Claim indebtedness only to the extent the amount outstanding under our accounts receivables securitization program was less than $150 million. We had $144 million of accounts receivable sold under that program at March 31, 2004. Any additional obligations secured by a lien on the collateral securing the notes (whether senior to or equal with the second priority lien of the notes) will dilute the value of the collateral securing the exchange notes offered hereby, the old notes and the outstanding registered notes.


Many of our assets, such as 66 percent of the capital stock of our foreign subsidiaries and a portion of the capital stock of our domestic subsidiaries, are not part of the collateral securing the exchange notes offered hereby, the old notes and the outstanding registered notes, but do secure the First Priority Claims. With respect to the assets that are not part of the collateral securing the exchange notes and the old notes, the exchange notes, like the old notes, will be effectively junior to these obligations to the extent of the value of such assets. There is no requirement that the holders of the First Priority Claims first look to these excluded assets before foreclosing, selling or otherwise acting upon the collateral shared with the exchange notes, the old notes and the outstanding registered notes.


The collateral securing the exchange notes, like the old notes and outstanding registered notes, will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be or have been accepted by the lenders under our senior credit facility and other holders of first priority liens on the collateral from time to time, whether existing on or after the date the notes are issued. The initial purchasers of the old notes neither analyzed the effect of nor participated in any negotiations relating to such exceptions, limitations, imperfections and liens, and the existence thereof could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.


Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and the priority thereof retained through certain actions undertaken by the secured party. Portions of the collateral comprised of, among other things, cash and cash accounts, any parcel of real property with a value under $1 million and non-U.S. intellectual property owned by us and our subsidiary guarantors have not been perfected with respect to the First Priority Claims and will not be perfected with respect to the exchange notes, the old notes and outstanding registered notes. As to the other collateral shared by the holders of the exchange notes, old notes and First Priority Claims, there can be no assurance that the lenders under our senior credit facility have taken all actions necessary to create properly perfected security interests, which may result in the loss of the security interest or the priority of the security interest in favor of the noteholders against third parties. To the extent that third parties, including lenders under any credit facility, enjoy liens permitted under our senior credit facility, such third parties will have rights and remedies with respect to the assets or property subject to such liens that, if exercised, could adversely affect the value of the collateral.

No appraisals of any collateral were prepared in connection with any previous offering of notes or this exchange offer. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the exchange notes, the old notes and the outstanding registered notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the notes, in full or at all, after first satisfying our obligations in full under First Priority Claims and any other obligations secured by a first-priority lien on the collateral. In addition, we may not have second priority liens perfected on all of the collateral securing the notes prior to the closing of the offering. See "Description of the notes--Collateral."

Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the exchange notes, the old notes or the outstanding registered notes. Any claim for the difference between the amount, if any, realized by holders of the outstanding registered notes, the exchange notes and the old notes from the sale of the collateral securing the exchange notes, the old notes and the outstanding registered notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

HOLDERS OF EXCHANGE NOTES WILL NOT CONTROL DECISIONS REGARDING COLLATERAL.

The holders of the First Priority Claims control substantially all matters related to the collateral securing the First Priority Claims, the outstanding registered notes, the old notes and the exchange notes. JPMorgan Chase Bank serves as the administrative agent under our senior credit facility and, in such capacity, as the collateral agent under the security agreements governing our existing First Priority Claims collateral. The holders of First Priority Claims may cause JP Morgan Chase Bank to dispose of, release, foreclose on, or take other actions with respect to the shared collateral with which holders of the outstanding registered notes, the exchange notes and the old notes may disagree or that may be contrary to the interests of holders of the outstanding registered notes, the exchange notes and the old notes. To the extent shared collateral is released from securing First Priority Claims, the second priority liens securing the outstanding registered notes, the exchange notes and the old notes will also automatically be released in most instances. In addition, the security documents generally provide that, so long as First Priority Claims are in effect, if the first priority lien holders waive, amend, modify or vary the first priority lien documents, the comparable second priority lien documents will automatically be so waived, amended, modified or varied without the consent of the trustee or the holders of the exchange notes, the old notes and guarantees thereof, unless such waiver, amendment, modification or variation materially adversely affects the rights of the holders of the notes and guarantees thereof and not the first priority lien holders in a like or similar manner. Except under limited circumstances, if at any time first priority liens cease to be in effect, the second priority liens securing the outstanding registered notes, the exchange notes and the old notes will also be released and the outstanding registered notes, the exchange notes and the old notes will become unsecured senior obligations. There is no requirement that the holders of First Priority Claims release or otherwise take any action with respect to excluded collateral before releasing or otherwise taking action with respect to the collateral shared with the notes. See "Description of the notes--Collateral." In the event First Priority Claims cease to be in effect with respect to shared collateral, but remain in effect with respect to excluded collateral, the holders of First Priority Claims would remain our secured creditors, while the noteholders would cease to be secured.

Furthermore, the security documents allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral securing the notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from such sale will be subject to the second priority lien securing the outstanding registered notes, the exchange notes and the old notes only to the extent such proceeds would otherwise constitute "collateral" securing the notes under the security documents. To the extent the proceeds from any such sale of collateral do not constitute "collateral" under the security documents, the pool of assets securing the exchange notes and the old notes would be reduced and the notes would not be secured by such proceeds. For instance, if we sell any of our domestic assets which constitute collateral securing the notes and, with the proceeds from such sale, purchase assets in Europe which we transfer to one of our foreign subsidiaries, the holders of the notes would not receive a security interest in the assets purchased in Europe and transferred to our foreign subsidiary because the pool of assets which constitutes collateral securing the notes under the security documents excludes assets owned by our foreign subsidiaries.

RELEASES OF THE GUARANTEES OF THE EXCHANGE NOTES OR ADDITIONAL GUARANTEES MAY BE CONTROLLED UNDER SOME CIRCUMSTANCES BY THE COLLATERAL AGENT UNDER OUR SENIOR CREDIT FACILITY.


The exchange notes, like the old notes and the outstanding registered notes, will be guaranteed by each of our current and future domestic subsidiaries that guarantees the obligations under our senior credit facility. If we create or acquire a material domestic subsidiary in the future and the collateral agent under our senior credit facility does not require that subsidiary to guarantee the obligations under the senior credit facility, then the subsidiary will not be required to guarantee the exchange notes, the old notes or the outstanding registered notes unless it incurs indebtedness. In addition, under the terms of the indenture, a guarantee of the outstanding registered notes, the exchange notes or the old notes made by a guarantor will be released without any action on the part of the trustee or any holder of the outstanding registered notes, the exchange notes or the old notes if the collateral agent under our senior credit facility releases the guarantee of obligations under our senior credit facility made by that guarantor (unless the guarantor remains or becomes a guarantor of any of our senior subordinated notes or is otherwise liable on account of our indebtedness). Additional releases of the guarantees of the notes are permitted under some circumstances. See "Description of the notes--Brief description of the notes and the guarantees--The guarantees."


THE CAPITAL STOCK SECURING THE EXCHANGE NOTES WILL AUTOMATICALLY BE RELEASED FROM THE SECOND PRIORITY LIEN AND NO LONGER BE DEEMED TO BE COLLATERAL TO THE EXTENT THE PLEDGE OF SUCH CAPITAL STOCK WOULD REQUIRE THE FILING OF SEPARATE FINANCIAL STATEMENTS FOR ANY OF OUR SUBSIDIARIES WITH THE COMMISSION.

The indenture governing the outstanding registered notes, the exchange notes and the old notes and the security documents provides that, to the extent that any rule is adopted, amended or interpreted which would require the filing with the Commission (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that such subsidiary's capital stock or other securities secure the notes, then such capital stock and other securities will automatically be deemed not to be part of the collateral securing the outstanding registered notes, the exchange notes and the old notes to the extent necessary to not be subject to such requirement. In such event, the security documents will be amended, without the consent of any holder of the outstanding registered notes, the exchange notes or the old notes, to the extent necessary to release the second priority liens on such capital stock and securities. As a result, holders of the exchange notes and the old notes could lose all or a portion of their security interest in the capital stock and other securities if any such rule comes into effect.

BECAUSE THE LIABILITY OF EACH OF OUR SUBSIDIARY GUARANTORS UNDER ITS GUARANTEE MAY BE REDUCED TO ZERO, AVOIDED OR RELEASED UNDER CERTAIN CIRCUMSTANCES, YOU MAY NOT RECEIVE ANY PAYMENTS FROM SOME OR ALL OF THE GUARANTORS.

The holders of the exchange notes, like holders of the old notes and outstanding registered notes, have the benefit of guarantees from our subsidiary guarantors. However, the guarantees from our subsidiary guarantors are limited to the maximum amount which the subsidiary guarantors are permitted to guarantee under applicable law. As a result, each subsidiary guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of the subsidiary guarantor or based on other defenses available to guarantors. Further, under the circumstances discussed more fully below, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under the guarantee or further subordinate it to all other obligations of the subsidiary guarantor. In addition, you will lose the benefit of a particular subsidiary guarantee if it is released under certain circumstances described under "Description of the notes--Brief description of the notes and the guarantees--The guarantees." If any subsidiary guarantor's liability under the guarantee is reduced to zero or released, the assets of such subsidiary will no longer be available as collateral securing the outstanding registered notes, the exchange notes or the old notes.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE SUBSIDIARY GUARANTEES AND THE LIENS SECURING THE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US OR THE SUBSIDIARY GUARANTORS. IF THAT OCCURS, YOU MAY NOT RECEIVE ANY PAYMENTS ON THE EXCHANGE NOTES.

Our issuance of the outstanding registered notes, the old notes and the exchange notes, the issuance of the guarantees by the subsidiary guarantors and the grant of the second priority liens may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (i) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (ii) we or any of the subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing any of the outstanding registered notes, the old notes, the exchange notes or a guarantee, and, in the case of
(ii) only, one of the following is true:

       - we or any of the subsidiary guarantors were or was insolvent, or rendered insolvent, by reason of such transactions;

       - paying the consideration left us or any of the subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

       - we or any of the subsidiary guarantors intended to, or believed that we or it would, be unable to pay debts as they matured.

If a court were to find that the issuance of the outstanding registered notes, the old notes, the exchange notes, a guarantee or a second priority lien was a fraudulent conveyance, the court could avoid the payment obligations under such notes, such guarantee or such second priority lien or subordinate such notes, such guarantee or such second priority lien to presently existing and future indebtedness of us or of a guarantor, or require the holders of such notes to repay any amounts received with respect to such notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you, the holders of the old notes and the outstanding registered notes may not receive any repayment on the notes.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

       - the sum of its liabilities (contingent or otherwise) was greater than the fair value of all its assets;

       - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities as they become due;

       - it cannot pay its debts as they become due; or

       - it had at such time an unreasonably small amount of capital with which to conduct its business.

RIGHTS OF HOLDERS OF EXCHANGE NOTES IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY BANKRUPTCY PROCEEDINGS.

The right of the collateral agent for the exchange notes, the old notes and the outstanding registered notes to repossess and dispose of the collateral securing the exchange notes, the old notes and the outstanding registered notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the exchange notes, the old notes and the outstanding registered notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "undersecured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

RIGHTS OF HOLDERS OF EXCHANGE NOTES IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY THE FAILURE TO PERFECT SECURITY INTERESTS IN CERTAIN COLLATERAL ACQUIRED IN THE FUTURE.

The security interest in the collateral securing the exchange notes and the old notes includes assets of us and our subsidiary guarantors, both tangible and intangible, whether now owed or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the exchange notes, like those in favor of the old notes and the outstanding registered notes, against third parties.


RESTRICTIVE COVENANTS IN OUR SENIOR CREDIT AGREEMENT, THE INDENTURE GOVERNING OUR OUTSTANDING SENIOR SUBORDINATED NOTES AND THE INDENTURE GOVERNING THE EXCHANGE NOTES, THE OLD NOTES AND THE OUTSTANDING REGISTERED NOTES MAY PREVENT US FROM PURSUING BUSINESS STRATEGIES THAT COULD OTHERWISE IMPROVE OUR RESULTS OF OPERATIONS.


The indenture governing the exchange notes, the old notes and the outstanding registered notes and the indentures governing our other outstanding debt securities and our senior credit agreement limit our ability, among other things, to:

       - incur additional indebtedness or contingent obligations;

       - pay dividends or make distributions to our shareholders;

       - repurchase or redeem our equity interests;

       - make investments;

       - grant liens;

       - make capital expenditures;

       - enter into transactions with our shareholders and affiliates;

       - sell assets; and

       - acquire the assets of, or merge or consolidate with, other companies.


In addition, our senior credit facility requires us to maintain a maximum adjusted leverage ratio of consolidated debt to consolidated EBITDA, a minimum adjusted interest coverage ratio of consolidated EBITDA to consolidated cash interest paid and a minimum adjusted fixed charge coverage ratio of consolidated EBITDA less consolidated capital expenditures to consolidated cash interest paid (each as defined in the senior credit agreement). Complying with these restrictive covenants and financial ratios may impair our ability to finance our future operations or capital needs or to engage in other favorable business activities.


WE MAY NOT HAVE SUFFICIENT FUNDS OR BE PERMITTED BY OUR SENIOR DEBT TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

Upon a change of control, we will be required to make an offer to purchase all outstanding exchange notes, old notes and outstanding registered notes. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make any required repurchases of notes, or that restrictions in our senior credit facility or other debt we may incur in the future would permit us to make the required repurchases. For the foreseeable future, our senior credit facility will not permit us to make the required repurchases. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under our senior credit facility. In addition, a change of control may be an event of default under our senior credit facility and would require us to make an offer to purchase the notes at 101 percent of the principal amount thereof. Subject to limited exceptions, our senior credit facility prohibits the purchase of outstanding notes prior to repayment of the borrowings under our senior credit facility and any exercise by the holders of the notes of their right to require us to repurchase the notes will cause an event of default under our senior credit facility.


YOUR ABILITY TO TRANSFER OR RESELL THE EXCHANGE NOTES OFFERED FOR EXCHANGE HEREBY MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET, AND THERE IS NO ASSURANCE THAT ANY ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

Although our $350 million of outstanding registered notes have been registered under the Securities Act and are generally freely tradeable, we have not listed the outstanding registered notes on a national securities exchange, and we do not intend to have the exchange notes or the outstanding registered notes listed on a national securities exchange. Therefore, we cannot assure you that an active market for the exchange notes is available, will develop or, if developed, that a market will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND BE SUBJECT TO THE SAME LIMITATIONS AS PRESENTLY EXIST ON YOUR ABILITY TO TRANSFER OLD NOTES.

We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal or proper compliance with DTC's Automated Tender Offer Program. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you are eligible to participate in the exchange offer and do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the old notes.

In addition:

       - if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

       - if you are a participating broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any participating broker-dealer for use in connection with any resales of the exchange notes. We do not and will not assume, or indemnify you against, any of your liabilities or obligations in connection with any resale of the exchange notes.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

RISKS RELATING TO OUR BUSINESS

CHANGES IN CONSUMER DEMAND AND PRICES COULD MATERIALLY AND ADVERSELY IMPACT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


Demand for and pricing of our products are subject to economic conditions and other factors present in the various domestic and international markets where our products are sold. Demand for our OE products is subject to the level of consumer demand for new vehicles that are equipped with our parts. The level of new car purchases is cyclical, affected by such factors as interest rates, gasoline prices, consumer confidence, patterns of consumer spending and the automobile replacement cycle. Demand for our aftermarket, or replacement, products varies based upon such factors as the level of new vehicle purchases, which initially displaces demand for aftermarket products, the severity of winter weather, which increases the demand for certain aftermarket products, and other factors, including the average useful life of parts and number of miles driven. For example, weakened economic conditions in the United States over the last several years resulted in substantially all the customers of our North American operations slowing new vehicle production in 2001, 2002 and 2003 compared to 1999 and 2000. Further decreases in demand for automobiles and automotive products generally, or in the demand for our products in particular, could materially and adversely impact our financial condition and results of operations.


WE MAY BE UNABLE TO REALIZE SALES REPRESENTED BY OUR AWARDED BUSINESS, WHICH COULD MATERIALLY AND ADVERSELY IMPACT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


The realization of future sales from awarded business is inherently subject to a number of important risks and uncertainties, including the number of vehicles that our OE customers will actually produce, the timing of that production and the mix of options that our OE customers and consumers may choose. For example, substantially all of our North American vehicle manufacturer customers slowed new light vehicle production in 2001 and 2003, with a slight increase in 2002. These production rates for the first quarter of 2004 were down approximately one percent from the same period last year, and we remain cautious regarding production volumes for the remainder of 2004. Given current economic conditions, we expect the North American light vehicle build to be approximately 16 million units in 2004, which is a slight increase from 2003 levels. We also expect the European light vehicle production to remain flat with 2003 levels. In addition, our customers generally have the right to replace us with another supplier at any time for a variety of reasons and have increasingly demanded price decreases over the life of awarded business. Accordingly, we cannot assure you that we will in fact realize any or all of the future sales represented by our awarded business. Any failure to realize these sales could have a material adverse effect on our financial condition and results of operations.


In many cases, we must commit substantial resources in preparation for production under awarded OE business well in advance of the customer's production start date. In some instances, the terms of our OE customer arrangements permit us to recover these pre-production costs if the customer cancels the business through no fault of our company. Although we have been successful in recovering these costs under appropriate circumstances in the past, we can give no assurance that our results of operations will not be materially impacted in the future if we are unable to recover these types of pre-production costs related to OE cancellation of awarded business. See Note 11 to our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters" included in our Annual Report on Form 10-K for the year ended December 31, 2003 and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated by reference herein, for a discussion of recent cost recovery discussions with one of our OE customers.


WE MAY BE UNABLE TO COMPETE FAVORABLY IN THE HIGHLY COMPETITIVE AUTOMOTIVE PARTS INDUSTRY.

The automotive parts industry is highly competitive. Although the overall number of competitors has decreased due to ongoing industry consolidation, we face significant competition within each of our major product areas. The principal competitive factors are price, quality, service, product performance, design and engineering capabilities, new product innovation, global presence and timely delivery. We cannot assure you that we will be able to continue to compete favorably in this competitive market or that increased competition will not have a material adverse effect on our business by reducing our ability to increase or maintain sales or profit margins.

WE MAY NOT BE ABLE TO SUCCESSFULLY RESPOND TO THE CHANGING DISTRIBUTION CHANNELS FOR AFTERMARKET PRODUCTS.

Major automotive aftermarket retailers, such as AutoZone and Advance Auto Parts, are attempting to increase their commercial sales by selling directly to automotive parts installers in addition to individual consumers. These installers have historically purchased from their local warehouse distributors and jobbers, who are our more traditional customers. We cannot assure you that we will be able to maintain or increase aftermarket sales through increasing our sales to retailers. Furthermore, because of the cost focus of major retailers, we have occasionally been required to offer price concessions to them. Our failure to maintain or increase aftermarket sales, or to offset the impact of any reduced sales or pricing through cost improvements, could have an adverse impact on our business and operating results.

WE MAY BE UNABLE TO REALIZE OUR BUSINESS STRATEGY OF IMPROVING OPERATING PERFORMANCE AND GENERATING SAVINGS AND IMPROVEMENTS TO HELP OFFSET PRICING PRESSURES FROM OUR CUSTOMERS.

We have either implemented or plan to implement strategic initiatives designed to improve our operating performance. The failure to achieve the goals of these initiatives could have a material adverse effect on our business, particularly since we rely on these initiatives to offset pricing pressures from our customers, as described above. See "--Changes in consumer demand could materially and adversely impact our financial condition and results of operations" and

"--We may be unable to realize sales represented by our awarded business, which could materially and adversely impact our financial condition or a result of operations." We cannot assure you that we will be able to successfully implement or realize the expected benefits of any of these initiatives or that we will be able to sustain improvements made to date.

THE CYCLICALITY OF AUTOMOTIVE PRODUCTION AND SALES COULD CAUSE A DECLINE IN OUR FINANCIAL CONDITION AND RESULTS.

A decline in automotive sales and production would likely cause a decline in our sales to vehicle manufacturers, and could result in a decline in our results of operations and financial condition. The automotive industry has been characterized historically by periodic fluctuations in overall demand for vehicles due to, among other things, changes in general economic conditions and consumer preferences. These fluctuations generally result in corresponding fluctuations in demand for our products. The highly cyclical nature of the automotive industry presents a risk that is outside our control and that cannot be accurately predicted.

LONGER PRODUCT LIVES OF AUTOMOTIVE PARTS ARE ADVERSELY AFFECTING AFTERMARKET DEMAND FOR SOME OF OUR PRODUCTS.

The average useful life of automotive parts has steadily increased in recent years due to innovations in products and technologies. The longer product lives allow vehicle owners to replace parts of their vehicles less often. As a result, a portion of sales in the aftermarket has been displaced. This has adversely impacted, and will likely continue to adversely impact, our aftermarket sales. Aftermarket sales represented approximately 25 percent of our net sales for 2003, as compared to 26 percent of our net sales for 2002.

WE MAY INCUR MATERIAL COSTS RELATED TO PRODUCT WARRANTIES, ENVIRONMENTAL AND REGULATORY MATTERS AND OTHER CLAIMS, WHICH COULD HAVE AN ADVERSE IMPACT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


From time to time, we receive product warranty claims from our customers, pursuant to which we may be required to bear costs of repair or replacement of certain of our products. Vehicle manufacturers are increasingly requiring their outside suppliers to guarantee or warrant their products and to be responsible for the operation of these component products in new vehicles sold to consumers. Warranty claims may range from individual customer claims to full recalls of all products in the field. We cannot assure you that costs associated with providing product warranties will not be material, or that those costs will not exceed any amounts reserved for them in our financial statements. For a description of our accounting policies regarding warranty reserves, see our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2003 and Note 5 to our consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated by reference herein.



Additionally, we are subject to a variety of environmental and pollution control laws and regulations in all jurisdictions in which we operate. Soil and groundwater remediation activities are being conducted at six of our real properties which will be collateral for the notes.


We also from time to time are involved in legal proceedings, claims or investigations that are incidental to the conduct of our business. Some of these proceedings allege damages against us relating to environmental liabilities, intellectual property matters, personal injury claims, employment matters or commercial or contractual disputes. For example, we are involved in litigation over medical benefits provided to some of our former employees. As another example, we are involved in litigation with the minority owner of one of our Indian joint ventures over various operational issues that involves a court-mandated bidding process. We are also subject to a number of lawsuits initiated by a significant number of claimants alleging health problems as a result of exposure to asbestos. Many of these cases involve significant numbers of individual claimants. Many of these cases also involve numerous defendants, with the number of each in some cases exceeding 200 defendants from a variety of industries. We are experiencing an increasing number of these claims, likely due to bankruptcies of major asbestos manufacturers. In future periods, we could be subject to cash costs or non-cash charges to earnings if any of these matters is resolved unfavorably to us.



We vigorously defend ourselves in connection with all of the matters described above. We cannot, however, assure you that the costs, charges and liabilities associated with these matters will not be material, or that those costs, charges and liabilities will not exceed any amounts reserved for them in our financial statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters," and our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003 and Note 5 to our consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, incorporated by reference herein, for further description.


THE HOURLY WORKFORCE IN THE AUTOMOTIVE INDUSTRY IS HIGHLY UNIONIZED AND OUR BUSINESS COULD BE ADVERSELY AFFECTED BY LABOR DISRUPTIONS.


Although we consider our current relations with our employees to be good, if major work disruptions were to occur, our business could be adversely affected by, for instance, a loss of revenues, increased costs or reduced profitability. As of December 31, 2003, we had over 19,000 employees, approximately 53 percent of which were subject to a total of approximately 50 collective bargaining agreements that expire and are renegotiated at various points in time. Twenty-eight of these agreements covering approximately 4,000 employees will expire on various dates during 2004. At December 31, 2003, approximately 30 percent of our employees were represented by workers' councils within our European operations. We have not experienced a material labor disruption in our workforce in the last ten years, but there can be no assurance that we will not experience a material labor disruption at one of our facilities in the future in the course of renegotiation of our labor arrangements or otherwise. In addition, substantially all of the hourly employees of North American vehicle manufacturers are represented by the United Automobile, Aerospace and Agricultural Implement Workers of America under collective bargaining agreements and vehicle manufacturers and their employees in other countries are also subject to labor agreements. A work stoppage or strike at the production facilities of a significant customer, at our facilities or at a significant supplier could have an adverse impact on us by disrupting demand for our products and/or our ability to manufacture our products. For example, a GM strike in 1998 reduced second and third quarter revenue and income growth of our OE business in that year.


CONSOLIDATION AMONG AUTOMOTIVE PARTS CUSTOMERS AND SUPPLIERS COULD MAKE IT MORE DIFFICULT FOR US TO COMPETE FAVORABLY.

Our financial condition and results of operations could be adversely affected because the customer base for automotive parts is consolidating in both the original equipment market and aftermarket. As a result, we are competing for business from fewer customers. Due to the cost focus of these major customers, we have been, and expect to continue to be, required to reduce prices as part of our initial business quotations and over the life of vehicle platforms we have been awarded. We cannot be certain that we will be able to generate cost savings and operational improvements in the future that are sufficient to offset price reductions required by existing customers and necessary to win additional business.

Furthermore, the trend toward consolidation among automotive parts suppliers is resulting in fewer, larger suppliers who benefit from purchasing and distribution economies of scale. If we cannot achieve cost savings and operational improvements sufficient to allow us to compete favorably in the future with these larger companies, our financial condition and results of operations could be adversely affected due to a reduction of, or inability to increase, sales.

WE ARE DEPENDENT ON LARGE CUSTOMERS FOR FUTURE REVENUES, THE LOSS OF ANY OF WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON US.


We depend on major vehicle manufacturers for a substantial portion of our net sales. For example, during 2003, GM, Ford, Volkswagen, and DaimlerChrysler accounted for approximately 19 percent, 14 percent, 11 percent, and 9 percent of our net sales, respectively. The loss of all or a substantial portion of our sales to any of our large-volume customers could have a material adverse effect on our financial condition and results of operations by reducing cash flows and our ability to spread costs over a larger revenue base. We may make fewer sales to these customers for a variety of reasons, including: (i) loss of awarded business; (ii) reduced or delayed customer requirements; or (iii) strikes or other work stoppages affecting production by the customers.


WE ARE SUBJECT TO RISKS RELATED TO OUR INTERNATIONAL OPERATIONS.

We have manufacturing and distribution facilities in many regions and countries, including Australia, China, India, North America, Europe and South America, and sell our products worldwide. For 2003, about 50 percent of our net sales were derived from operations outside North America. International operations are subject to various risks which could have a material adverse effect on those operations or our business as a whole, including:

       - exposure to local economic conditions;

       - exposure to local political conditions, including the risk of seizure of assets by foreign government;

       - exposure to local social unrest, including any resultant acts of war, terrorism or similar events;

       - exposure to local public health issues and the resultant impact on economic and political conditions;

       - currency exchange rate fluctuations;

       - hyperinflation in certain foreign countries;

       - controls on the repatriation of cash, including imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries; and

       - export and import restrictions.

EXCHANGE RATE FLUCTUATIONS COULD CAUSE A DECLINE IN OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

As a result of our international operations, we generate a significant portion of our net sales and incur a significant portion of our expenses in currencies other than the U.S. dollar. To the extent we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in that currency could have a material adverse effect on our business. For example, where we have significantly more costs than revenues generated in a foreign currency, we are subject to risk if that foreign currency appreciates against the U.S. dollar because the appreciation effectively increases our costs in that location. From time to time, as and when we determine it is appropriate and advisable to do so, we will seek to mitigate the effect of exchange rate fluctuations through the use of derivative financial instruments. We cannot assure you, however, that we will continue this practice or be successful in these efforts.

The financial condition and results of operations of some of our operating entities are reported in foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in our consolidated financial statements. As a result, appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported revenues and operating profit while depreciation of the U.S. dollar against these foreign currencies will have a positive effect on reported revenues and operating profit. For example, our European operations were positively impacted in 2002 and 2003 due to the strengthening of the Euro against the U.S. dollar. Our South American operations were negatively impacted by the devaluation in 2000 of the Brazilian currency as well as by the devaluation of the Argentine currency in 2002. We do not generally seek to mitigate this translation effect through the use of derivative financial instruments.

FURTHER SIGNIFICANT CHANGES IN OUR STOCKHOLDER COMPOSITION MAY JEOPARDIZE OUR ABILITY TO USE SOME OR ALL OF OUR NET OPERATING LOSS CARRYFORWARDS.


As of March 31, 2004, we had federal net operating loss ("NOL") carryforwards of $536 million available to reduce taxable income in future years, and these NOL carryforwards expire in various years through 2024. The federal tax effect of these NOLs is $188 million and is recorded as an asset on our balance sheet at March 31, 2004. Our ability to utilize our NOL carryforwards could become subject to significant limitations under Section 382 of the Internal Revenue Code ("Section 382") if we undergo a majority ownership change. We would undergo a majority ownership change if, among other things, the stockholders who own or have owned, directly or indirectly, five percent or more of our common stock or are otherwise treated as five percent stockholders under Section 382 and the regulations promulgated thereunder, increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of a majority ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carryforwards. If we were to undergo a majority ownership change, we would be required to record a reserve for some or all of the asset currently recorded on our balance sheet. As of March 31, 2004, we believe that there had been a significant change, but not a majority change, in our ownership during the prior three years. We cannot assure you that we will not undergo a majority ownership change in the future. Further, because an ownership change for federal tax purposes can occur based on trades among our existing stockholders, whether we undergo a majority ownership change may be a matter beyond our control.

THE PRICES OF RAW MATERIALS MAY CHANGE, WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON US.

Significant increases in the cost of certain raw materials used in our products, to the extent they are not timely reflected in the price we charge our customers or mitigated through long-term supply contracts, could materially and adversely impact our results.

RISKS RELATING TO OUR PRIOR AUDITORS

ARTHUR ANDERSEN LLP, OUR FORMER AUDITORS, AUDITED CERTAIN FINANCIAL INFORMATION SET FORTH AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IN THE EVENT SUCH FINANCIAL INFORMATION IS LATER DETERMINED TO CONTAIN FALSE STATEMENTS, YOU MAY BE UNABLE TO RECOVER DAMAGES FROM ARTHUR ANDERSEN LLP.

Arthur Andersen LLP completed its audit of our financial statements as of December 31, 2001 and for the three years then ended and issued its report with respect to such financial statements on January 28, 2002. Subsequently, Arthur Andersen LLP was convicted of obstruction of justice for activities relating to its previous work for Enron Corp.


In May 2002, both our audit committee and our board of directors approved the appointment of Deloitte & Touche LLP as our independent auditors to audit our financial statements for fiscal year 2002. Deloitte & Touche LLP replaced Arthur Andersen LLP, which had served as our independent auditors for over 35 years. We had no disagreements required to be disclosed pursuant to Item 304 of Regulation S-K with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure. Arthur Andersen LLP audited the financial statements that we incorporate by reference in this prospectus as of December 31, 2001, and for the year ended December 31, 2001, as set forth in their report. We include these financial statements in reliance on the authority of Arthur Andersen LLP's experience giving said report.


Arthur Andersen LLP has stopped conducting business before the Commission, has ceased accounting and audit-related practice and has limited assets available to satisfy the claims of creditors. As a result, you may be limited in your ability to recover damages from Arthur Andersen LLP under federal or state law if it is later determined that there are false statements contained in this prospectus relating to or contained in financial data audited by Arthur Andersen LLP. In addition, the ability of Arthur Andersen LLP to satisfy claims (including claims arising from its provision of auditing and other services to us) is limited as a result of the diminished amount of assets of Arthur Andersen LLP that are now or may in the future be available to satisfy claims.

                           FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute "forward-looking statements" as that term is defined under Section 21E of the Securities Exchange Act of 1934, as amended, concerning, among other things, the prospects and developments of our company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus. They are identified as "forward-looking statements" or by their use of terms (and variations thereof) such as "will," "may," "can," "anticipate," "intend," "continue," "estimate," "expect," "plan," "should," "outlook," "believe" and "seek," and similar terms (and variations thereof) and phrases.

Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions that we make, including, among other things, the factors that are described in "Risk factors" and:

       - general economic, business and market conditions;

       - potential legislation, regulatory changes and other governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

       - new technologies that reduce the demand for certain of our products or otherwise render them obsolete;

       - our ability to integrate operations of acquired businesses quickly and in a cost effective manner;

       - changes in distribution channels or competitive conditions in the markets and countries where we operate;

       - capital availability or costs, including changes in interest rates, market perceptions of the industries in which we operate or ratings of securities;

       - increases in the cost of compliance with regulations, including environmental regulations and environmental liabilities in excess of the amount reserved;

       - changes by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or the Securities and Exchange Commission of authoritative accounting principles generally accepted in the United States of America or policies;

       - acts of war or terrorism, including, but not limited to, the events taking place in the middle east, the current military actions in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate; and

       - the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond our control.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results, we express that expectation or belief in good faith and believe it has a reasonable basis, but we can give no assurance that the statement of expectation or belief will result or be achieved or accomplished.

You should be aware that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus. In light of these risks and uncertainties, you should keep in mind that any scenarios or results contained in any forward-looking statement made in this prospectus or elsewhere might not occur.

                                USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.

The net proceeds we received from the offering of the old notes, after deducting underwriting discounts and commissions and other expenses including a 13 percent premium price over par, amounted to approximately $136 million. We used those proceeds, together with the net proceeds of the initial term loan B borrowings under our amended and restated senior credit facility (which, after deducting fees and other expenses, were approximately $391 million):

          (i) to prepay the $514 million of term A, B and C loans outstanding under our senior credit facility immediately prior to the completion of those transactions, and

          (ii) for general corporate purposes.

The estimated net proceeds of the offering of the old notes do not include approximately $6 million of accrued interest on the old notes for the period from June 19 through December 12, 2003 that investors in the old notes paid to us. We subsequently used those funds to pay, on January 15, 2004, accrued interest on the notes from June 19, 2003.


Our obligations with respect to letters of credit under our senior credit facility outstanding immediately prior to the completion of the offering of the old notes remained outstanding under our senior credit facility, as amended and restated. See "Capitalization." At March 31, 2004 there were no borrowings under the revolving portions of our senior credit facility and letters of credit issued under our senior credit facility totaled $63 million. As a result, at March 31, 2004, under our senior credit facility we had $220 million of borrowing capacity available under the revolving credit facility and $117 million of available capacity under the tranche B letter of credit/revolving loan facility. See "Description of other indebtedness and obligations--Senior credit facility."


                                 CAPITALIZATION


The following table sets forth our unaudited historical capitalization as of March 31, 2004. See "Description of indebtedness and other obligations."



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-----------------------------------------------------------------------
                                                              MARCH 31,
                                                                2004
                                                              ---------
(DOLLARS IN MILLIONS)                                          ACTUAL
-----------------------------------------------------------------------
Cash........................................................   $   149
                                                               =======
Total debt(1):
   Credit facilities
         Revolving credit facility(2).......................   $     -
         Tranche B letter of credit/revolving loan
          facility(3).......................................         -
         Term loan B........................................       399
   10 1/4% senior secured notes due 2013(4).................       491
   11 3/8% senior subordinated notes due 2009...............       500
   Obligations under capital leases and other...............        36
                                                               -------
            Total debt......................................     1,426
                                                               -------
Minority interest...........................................        21
Shareholders' equity
   Premium on common stock and other capital surplus........     2,754
   Accumulated other comprehensive loss.....................      (247)
   Retained earnings (accumulated deficit)..................    (2,214)
                                                               -------
                                                                   293
   Less Shares held as treasury common stock, at cost.......       240
                                                               -------
                                                                    53
                                                               -------
Total capitalization........................................   $ 1,500
                                                               =======
-----------------------------------------------------------------------



(1) Total debt includes actual short-term debt of $18 million. Total debt does not include assets sold under accounts receivable securitization arrangements. As of March 31, 2004, we had sold $54 million of receivables in North America under an accounts receivable securitization facility and $90 million in Europe under uncommitted arrangements. See "Description of other indebtedness and obligations -- Receivables financing."



(2) The revolving credit facility includes commitments of $220 million. At March 31, 2004, there were no borrowings outstanding under the revolving credit facility, and we had additional available borrowing capacity of $220 million, subject to certain conditions.



(3) Our senior credit facility includes a seven-year $180 million tranche B letter of credit/revolving loan facility. At March 31, 2004, we had used $63 million for letters of credit and we had additional borrowing capacity of $117 million, subject to certain conditions. Under current accounting rules, the $180 million tranche B letter of credit/revolving loan facility will be reflected as debt on our balance sheet only if we have outstanding thereunder revolving loans or payments by the facility in respect of letters of credit.



(4) Includes a premium of $16 million, as the additional $125 million of old notes were issued at 113 percent of principal amount. In April 2004, we entered into three separate fixed-to-floating interest rate swaps with two separate financial institutions with respect to a portion of these notes. These agreements swapped $150 million aggregate principal amount of fixed interest rate debt at a per annum rate of 10 1/4 percent to floating interest rate debt at a per annum rate of LIBOR plus a spread of 5.68 percent. Each of these agreements requires semi-annual settlements through July 15, 2013. See "Description of other indebtedness and obligations--Swap agreements."



You should read this table in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which are incorporated herein by reference.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


The following selected historical consolidated financial data as of and for the years ended December 31, 2002 and 2003, were derived from the audited financial statements of Tenneco Automotive Inc. and its consolidated subsidiaries which have been audited by Deloitte & Touche LLP, independent registered public accounting firm. See "Experts." The following summary historical consolidated financial data as of and for the years ended December 31, 1999, 2000 and 2001 were derived from the audited financial statements of Tenneco Automotive Inc. and its consolidated subsidiaries which have been audited by Arthur Andersen LLP, independent auditors. See "Risk factors--Risks relating to our prior auditors." The following selected historical consolidated selected financial data as of and for the three month periods ended March 31, 2003 and 2004 were derived from the unaudited financial statements of Tenneco Automotive Inc. and its consolidated subsidiaries. In our opinion, the selected historical consolidated financial data of Tenneco Automotive Inc. as of and for the three months ended March 31, 2003 and 2004 include all adjusting entries, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. You should not regard the results of operations for the three months ended March 31, 2004 as indicative of the results that may be expected for the full year. You should read all of this information in conjunction with the Financial Statements of Tenneco Automotive Inc. and Consolidated Subsidiaries for the year ended December 31, 2003 and for the three months ended March 31, 2004, contained in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, respectively. These documents are incorporated by reference in this prospectus.



Our consolidated financial statements for the year ended December 31, 2001 and for earlier years were audited by Arthur Andersen LLP. Because Arthur Andersen LLP has ceased accounting and auditing operations, we are unable to obtain written consent of Arthur Andersen LLP to incorporate their report in this prospectus. Because Arthur Andersen LLP has not consented to incorporating their report in this prospectus, investors will not be able to recover against Arthur Andersen LLP in connection with our use of this report. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from its provision of auditing and other services to us) is limited as a result of the diminished amount of assets of Arthur Andersen LLP that are now or may in the future be available to satisfy claims. See "Risk factors--Risks relating to our prior auditors."

---------------------------------------------------------------------------------------------

                                                                     YEARS ENDED DECEMBER 31,
(DOLLARS IN MILLIONS, EXCEPT SHARE AND PER  -------------------------------------------------
SHARE AMOUNTS)                               1999(1)      2000(1)      2001(1)      2002(1)
---------------------------------------------------------------------------------------------
STATEMENTS OF INCOME DATA(2):
Net sales and operating revenues from
   continuing operations............        $    3,260   $    3,528   $    3,364   $    3,459
Income from continuing operations before
   interest expense, income taxes, and
   minority interest--
   North America....................               166           68           52          129
   Europe...........................                44           40           23           18
   Other............................               (62)          12           17           22
                                            ----------   ----------   ----------   ----------
   Total............................               148          120           92          169
Interest expense (net of interest
   capitalized)(2)(4)...............               134          188          170          141
Income tax expense (benefit)(4).....                72          (28)          51           (7)
Minority interest...................                23            2            1            4
                                            ----------   ----------   ----------   ----------
Income (loss) from continuing
   operations.......................               (81)         (42)        (130)          31
Income (loss) from discontinued
   operations, net of income tax(3)...            (208)           -            -            -
Cumulative effect of changes in accounting
   principles, net of income tax(5)...            (134)           -            -         (218)
                                            ----------   ----------   ----------   ----------
Net income (loss)...................        $     (423)  $      (42)  $     (130)  $     (187)
                                            ==========   ==========   ==========   ==========
Average number of shares of common stock
 outstanding
      Basic.........................        33,480,686   34,735,766   37,779,837   39,795,481
      Diluted.......................        33,656,063   34,906,825   38,001,248   41,667,815
Earnings (loss) per average share of
 common stock--
      Basic:
         Continuing operations......        $    (2.42)  $    (1.20)  $    (3.43)  $     0.78
         Discontinued operations(3)...           (6.23)           -            -            -
         Cumulative effect of changes in
            accounting principles(5)...          (3.99)           -            -        (5.48)
                                            ----------   ----------   ----------   ----------
                                            $   (12.64)  $    (1.20)  $    (3.43)  $    (4.70)
                                            ==========   ==========   ==========   ==========
      Diluted:
         Continuing operations......        $    (2.42)  $    (1.20)  $    (3.43)  $     0.74
         Discontinued operations(3)...           (6.23)           -            -            -
         Cumulative effect of changes in
            accounting principles(5)...          (3.99)           -            -        (5.48)
                                            ----------   ----------   ----------   ----------
                                            $   (12.64)  $    (1.20)  $    (3.43)  $    (4.74)
                                            ==========   ==========   ==========   ==========
Cash dividends per common share.....        $     4.50   $     0.20   $        -   $        -
BALANCE SHEET DATA:
Total assets........................        $    2,943   $    2,886   $    2,681   $    2,504
Short-term debt(2)..................                56           92          191          228
Long-term debt(2)...................             1,578        1,435        1,324        1,217
Minority interest...................                16           14           15           19
Shareholders' equity (deficit)......               422          330           74          (94)
STATEMENT OF CASH FLOWS DATA:
Net cash provided (used) by operating
   activities.......................        $     (254)  $      234   $      141   $      188
Net cash (used) by investing activities...      (1,188)        (157)        (126)        (107)
Net cash provided (used) by financing
   activities.......................             1,495         (123)           3          (73)
Cash flow(6)........................               169          281          209          253
Capital expenditures from continuing
   operations.......................               154          146          127          138
OTHER FINANCIAL DATA:
   EBITDA(7)........................        $      292   $      271   $      245   $      313
   Ratio of earnings to fixed
      charges(8)....................              0.88         0.63         0.56         1.17
   Working capital as a percent of
      sales(9)(10)..................             15.6%        10.1%         6.0%         3.6%
                                            ----------   ----------   ----------   ----------

------------------------------------------  ------------------------------------
                                                              THREE MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,   MARCH 31,
(DOLLARS IN MILLIONS, EXCEPT SHARE AND PER  ----------   -----------------------
SHARE AMOUNTS)                               2003(1)        2003         2004
------------------------------------------
STATEMENTS OF INCOME DATA(2):
Net sales and operating revenues from
   continuing operations............        $    3,766   $      921   $    1,034
Income from continuing operations before
   interest expense, income taxes, and
   minority interest--
   North America....................               131           28           30
   Europe...........................                14           (1)          (3)
   Other............................                31            4            6
                                            ----------   ----------   ----------
   Total............................               176           31           33
Interest expense (net of interest
   capitalized)(2)(4)...............               149           31           35
Income tax expense (benefit)(4).....                (6)          (2)          (1)
Minority interest...................                 6            1            1
                                            ----------   ----------   ----------
Income (loss) from continuing
   operations.......................                27            1           (2)
Income (loss) from discontinued
   operations, net of income tax(3)...               -            -            -
Cumulative effect of changes in accounting
   principles, net of income tax(5)...               -            -            -
                                            ----------   ----------   ----------
Net income (loss)...................        $       27   $        1   $       (2)
                                            ==========   ==========   ==========
Average number of shares of common stock
 outstanding
      Basic.........................        40,426,136   40,084,584   40,861,204
      Diluted.......................        41,767,959   40,907,138   43,539,508
Earnings (loss) per average share of
 common stock--
      Basic:
         Continuing operations......              0.67   $     0.02   $    (0.05)
         Discontinued operations(3)...               -            -            -
         Cumulative effect of changes in
            accounting principles(5)...              -            -            -
                                            ----------   ----------   ----------
                                            $     0.67   $     0.02   $    (0.05)
                                            ==========   ==========   ==========
      Diluted:
         Continuing operations......        $     0.65   $     0.02   $    (0.05)
         Discontinued operations(3)...               -            -            -
         Cumulative effect of changes in
            accounting principles(5)...              -            -            -
                                            ----------   ----------   ----------
                                            $     0.65   $     0.02   $    (0.05)
                                            ==========   ==========   ==========
Cash dividends per common share.....        $        -   $        -   $        -
BALANCE SHEET DATA:
Total assets........................        $    2,795   $    2,582   $    2,912
Short-term debt(2)..................                20          250           18
Long-term debt(2)...................             1,410        1,193        1,408
Minority interest...................                23           18           21
Shareholders' equity (deficit)......                58          (66)          53
STATEMENT OF CASH FLOWS DATA:
Net cash provided (used) by operating
   activities.......................        $      281           36           13
Net cash (used) by investing activities...        (127)         (26)         (15)
Net cash provided (used) by financing
   activities.......................               (49)          (3)           -
Cash flow(6)........................               315           41           38
Capital expenditures from continuing
   operations.......................               130           26           25
OTHER FINANCIAL DATA:
   EBITDA(7)........................        $      339   $       70   $       78
   Ratio of earnings to fixed
      charges(8)....................              1.16         1.03         0.95
   Working capital as a percent of
      sales(9)(10)..................              2.3%           NM           NM
                                            ----------   ----------   ----------


------------


NOTE: Our financial statements for the five years ended December 31, 2003, which are discussed in the following notes, are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our financial statements for the three months ended March 31, 2003 and 2004 are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, incorporated by reference herein.



(1) For a discussion of the significant items affecting comparability of the financial information for the three months ended March 31, 2003 and 2004, and for the years ended December 31, 2001, 2002 and 2003, see, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated by reference herein. In accordance with Emerging Issues Task Force Issue No. 00-14, we have reduced revenues for 1999 and 2000 by $19 million, and $21 million, respectively, to reflect the reclassification of certain sales incentives that were previously shown in selling, general and administrative expense.



(2) In 1999, we contributed the assets of our former paperboard packaging operations to a new joint venture and spun off our former specialty packaging operations (including the interest in the containerboard joint venture) to our stockholders. Debt amounts through November 4, 1999 are net of allocations of corporate debt to the net assets of our discontinued specialty packaging and paperboard packaging segments. Interest expense through November 4, 1999 is net of interest expense allocated to income from discontinued operations. These allocations of debt and related interest expense were based on the ratio of our investment in the specialty packaging and paperboard packaging segments' respective net assets to our consolidated net assets plus debt.



(3) Discontinued operations reflected in the above periods consist of our (a) specialty packaging segment, which was discontinued in August 1999, and (b) paperboard packaging segment, which was discontinued in June 1999.



(4) In accordance with Statement of Financial Accounting Standards ("SFAS") No. 145, the losses on the prepayments of debt in 1999 and 2000 of $28 million and $2 million, respectively, were reclassified to interest expense.



(5) In 1999, we implemented the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." In addition, effective January 1, 1999, we changed our method of accounting for customer acquisition costs from a deferred method to an expense-as-incurred method. In 2002, we adopted SFAS No. 142 which changes the accounting for purchased goodwill from an amortization method to an impairment only approach. You should also read the notes to our consolidated financial statements, appearing in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference herein for additional information.



(6) The amounts included in the cash flow calculation are the sum of cash provided before financing activities, cash paid during the year for interest and cash paid during the year for taxes as shown in the historical statements of cash flow. We have reported cash flow because we regularly review cash flow as a measure of cash generated by our business to meet our debt and tax obligations. In addition, we believe our debt holders and others analyze our cash flow for similar purposes. We also believe that cash flow assists investors in understanding our ability to meet our obligations. Cash flow is derived from the statements of cash flows as follows:



-------------------------------------------------------------------------------------------------------------
                                                                                                        THREE
                                                                                                       MONTHS
                                                                                                        ENDED
                                                                       YEARS ENDED DECEMBER 31,     MARCH 31,
                                                              ---------------------------------   -----------
(DOLLARS IN MILLIONS)                                         1999    2000   2001   2002   2003   2003   2004
-------------------------------------------------------------------------------------------------------------
Net cash provided (used) before financing activities from
   continuing operations....................................  $(228)  $ 77   $ 15   $ 81   $154   $10    $(2)
Cash paid during the year for interest......................    260    186    177    145    115    20     37
Cash paid during the year for taxes.........................    137     18     17     27     46    11      3
                                                              -----   ----   ----   ----   ----   ---    ---
Cash Flow...................................................  $ 169   $281   $209   $253   $315   $41    $38
                                                              =====   ====   ====   ====   ====   ===    ===

(7) EBITDA represents net income before extraordinary item, cumulative effect of change in accounting principles, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our company's performance. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this document may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation. EBITDA is derived from the statements of income as follows:



---------------------------------------------------------------------------------------------------------------
                                                                                                          THREE
                                                                                                         MONTHS
                                                                                                          ENDED
                                                                         YEARS ENDED DECEMBER 31,     MARCH 31,
                                                              -----------------------------------   -----------
(DOLLARS IN MILLIONS)                                         1999    2000   2001    2002    2003   2003   2004
---------------------------------------------------------------------------------------------------------------
Net income (loss)...........................................  $(423)  $(42)  $(130)  $(187)  $ 27   $ 1    $(2)
Cumulative effect of change in accounting principles, net of
   income tax...............................................    134      -       -     218      -     -      -
Loss (income) from discontinued operations, net of income
   tax......................................................    208      -       -       -      -     -      -
Minority interest...........................................     23      2       1       4      6     1      1
Income tax expense (benefit)................................     72    (28)     51      (7)    (6)   (2)    (1)
Interest expense (net of interest capitalized)..............    134    188     170     141    149    31     35
Depreciation and amortization...............................    144    151     153     144    163    39     45
                                                              -----   ----   -----   -----   ----   ---    ---
EBITDA......................................................  $ 292   $271   $ 245   $ 313   $339   $70    $78
                                                              =====   ====   =====   =====   ====   ===    ===



(8) For purposes of computing this ratio, earnings generally consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expense considered representative of the interest factor and capitalized interest. See Exhibit 12 to our Annual Report on Form 10-K for the year ended December 31, 2003, and Exhibit 12 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004 incorporated by reference herein, for the calculation of this ratio. For the years ended December 31, 1999, 2000 and 2001, earnings were insufficient by $22 million, $76 million and $80 million, respectively, to cover fixed charges. For the three months ended March 31, 2004, earnings were insufficient by $2 million to cover fixed charges.

(9) For purposes of computing working capital as a percentage of sales, we exclude cash and the current portion of long-term debt from the calculation. We exclude these items because we manage our working capital activity through cash and short-term debt. To include these items in the calculation would distort actual working capital changes. Our calculation of working capital as a percentage of sales is as follows:



------------------------------------------------------------------------------------------------------------------
                                                                                                      THREE MONTHS
                                                                                                             ENDED
                                                                       YEARS ENDED DECEMBER 31,          MARCH 31,
                                                     ------------------------------------------   ----------------
(DOLLARS IN MILLIONS)                                 1999     2000     2001     2002     2003     2003      2004
------------------------------------------------------------------------------------------------------------------
Current assets:
   Receivables--customer notes and accounts, net...  $  557   $  457   $  380   $  394   $  427   $  451    $  498
   Receivables--other..............................      14       30       15       15       15       15        14
   Inventories.....................................     412      422      326      352      343      373       367
   Deferred income taxes...........................      59       76       66       56       63       57        63
   Prepayments and other...........................      75       89      101       95      112      105       140
                                                     ------   ------   ------   ------   ------   ------    ------
                                                     $1,117   $1,074   $  888   $  912   $  960   $1,001    $1,082

Current liabilities:
   Trade payables..................................  $  348   $  464   $  401   $  505   $  621   $  592    $  692
   Accrued taxes...................................      20       16       35       40       19       29        25
   Accrued interest................................      29       35       25       23       42       33        39
   Accrued liabilities.............................     149      134      148      172      162      164       205
   Other accruals..................................      61       68       76       48       29       41        29
                                                     ------   ------   ------   ------   ------   ------    ------
                                                     $  607   $  717   $  685   $  788   $  873   $  859    $  990

Working capital (current assets less current
   liabilities)....................................  $  510   $  357   $  203   $  124   $   87   $  142    $   92
Sales..............................................  $3,260   $3,528   $3,364   $3,459   $3,766   $  921    $1,034
Working capital as a percent of sales(10)..........    15.6%    10.1%     6.0%     3.6%     2.3%      NM        NM
                                                     ------   ------   ------   ------   ------   ------    ------



(10) Not meaningful ("NM") refers to financial metrics that we believe would not provide the investor with relevant information for the period presented.

                                   MANAGEMENT

The following table sets forth information regarding persons who, as of the date of this prospectus, are executives or directors of Tenneco Automotive Inc.


---------------------------------------------------------------------------------------------------
                                 AGE AT
                              MARCH 19,
NAME                               2004                                                 POSITION(S)
---------------------------------------------------------------------------------------------------
Mark P. Frissora                    48    Chairman of the Board of Directors, Chief Executive
                                          Officer and President
Timothy R. Donovan                  48    Executive Vice President, Managing
                                          Director--International and General Counsel and Director
Charles W. Cramb                    57    Director
M. Kathryn Eickhoff                 64    Director
Frank E. Macher                     63    Director
Roger B. Porter                     57    Director
David B. Price, Jr.                 58    Director
Dennis G. Severance                 60    Director
Paul T. Stecko                      59    Director
Hari N. Nair                        43    Executive Vice President and Managing Director--Europe
Richard P. Schneider                56    Senior Vice President--Global Administration
Brent Bauer                         48    Senior Vice President and General Manager--North American
                                          Original Equipment Emissions Control
Kenneth R. Trammell                 43    Senior Vice President and Chief Financial Officer
Timothy E. Jackson                  47    Senior Vice President--Global Technology
Paul Schultz                        53    Senior Vice President--Global Supply Chain Management
Neal Yanos                          42    Senior Vice President and General Manager--North American
                                          Original Equipment Ride Control and North American
                                          Aftermarket
James A. Perkins, Jr.               41    Vice President and Controller
---------------------------------------------------------------------------------------------------


During 1999, we separated our automotive businesses from our former specialty packaging operations. This completed a series of transactions begun in December 1996, when the company previously known as Tenneco Inc. separated its energy and shipbuilding businesses from its automotive and packaging operations through the spin off of our company as a separate, public company. The final separation was accomplished in November 1999 when we spun off Pactiv Corporation, which at the time was known as Tenneco Packaging Inc. and held our specialty packaging business. At the time of this spin off, we were known as "Tenneco Inc." Immediately following the spin off, we changed our name to "Tenneco Automotive Inc." to reflect the fact that our continuing operations are the automotive business. In light of the form of these transactions, our parent company is the continuing legal entity which from December 1996 until the 1999 spin off was known as Tenneco Inc. As described below, a number of our directors and officers served the former Tenneco Inc., our former packaging operations or our automotive operations prior to completion of these transactions.

DIRECTORS

Charles W. Cramb--Mr. Cramb has been Senior Vice President and Chief Financial Officer of The Gillette Company, a global manufacturer and marketer of a wide variety of consumer products, since 1997. He joined Gillette in 1970 and served in a number of financial positions. From 1976 to 1981, he held several key financial management positions in Gillette's European operations, including Manager, Financial Services, Gillette Europe, and Financial Controller, Gillette Industries Limited, UK. From 1981 to 1995, he held a series of senior financial management positions in the United States, including Controller, International Operations; Vice President, Finance and Strategic Planning, Gillette North Atlantic Group; Assistant Controller, The Gillette Company; and Vice President, Finance, Planning and Administration, Diversified Group. From 1995 to 1997, he was Corporate Vice President and Corporate Controller. He is a director of the Private Sector Council, where he is Vice Chairman. He also serves on the Board of Visitors for Lawrence Academy and for the College of Business Administration, Northeastern University. He is also a director of Idenix Pharmaceuticals Inc., where he is a member of the Audit Committee. He was elected to our Board of Directors in March of 2003 and is the Chairman of our Audit Committee.

Timothy R. Donovan--Mr. Donovan was elected to our Board of Directors on March 9, 2004. See below under "--Executive Officers" for a summary of his background.

M. Kathryn Eickhoff--Ms. Eickhoff has been President of Eickhoff Economics, Inc., a consulting firm, since 1987. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget. Prior to that, Ms. Eickhoff spent 23 years at Townsend Greenspan & Co., Inc., an economic consulting firm, most recently as Executive Vice President and Treasurer. She is also a director of AT&T Corp., where she is a member of the Audit Committee and the Nominating and Governance Committee, and The Moorings, Inc., a non-profit retirement community Naples, Florida. Ms. Eickhoff has been a director of our company since 1996 (and prior to that was a director of the former Tenneco Inc. since 1987). She also served as a member of Tenneco Inc.'s Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff is a member of our Audit Committee and Three-Year Independent Director Evaluation Committee.

Mark P. Frissora--Mr. Frissora was named our Chairman in March 2000. See below under "--Executive officers" for a summary of his background.


Frank E. Macher--Mr. Macher served as Chief Executive Officer of Federal Mogul Corporation, a manufacturer of motor vehicle parts and supplies, from January 2001 to July 2003 and as Chairman of Federal Mogul from October 2001 to January 2004. From June 1997 to his retirement in July 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a supplier of automotive components. From 1966 to his retirement in 1996, Mr. Macher was employed by Ford Motor Company, serving most recently as Vice President and General Manager of the Automotive Components Division. Mr. Macher was named a director of our company in July 2000. He is also a director of Decoma International, Inc., where he serves on the Audit Committee, and a member of the Board of Trustees of Kettering University and the Detroit Renaissance. Mr. Macher is a member of our Audit Committee.



Roger B. Porter--Mr. Porter is the IBM Professor of Business and Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic

Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985 and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of National Life Insurance Company (where he serves on the Executive and Finance Committees and is Chairman of the Nominations and Governance Committee), Zions Bancorporation (where he serves on the Audit and Compensation Committees) and Pactiv Corporation (where he serves on the Compensation/Nominating/Governance Committee). Mr. Porter has been a director of our company since 1998. Mr. Porter is the Chairman of our Compensation/Nominating/ Governance Committee and a member of our Three-Year Independent Director Evaluation Committee.

David B. Price, Jr.--Mr. Price has served as Chief Executive Officer of Birdet Price, LLC, an investment and consulting firm, since July 2001. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials Segment of BF Goodrich Company prior to its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Prior to joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, most recently serving as President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto's Chemical Group. He is also a director of CH2M HILL. Mr. Price was named a director of our company in 1999. Mr. Price is a member of our Three-Year Independent Director Evaluation Committee and the Chairman of our Compensation/Nominating/Governance Committee.

Dennis G. Severance--Dr. Severance is the Accenture Professor of Computer and Information Systems of the University of Michigan Business School. Before joining the University of Michigan in 1978, Dr. Severance was an Associate Professor and Principal Investigator in the Management Information System Research Center at the University of Minnesota. Prior to that, he was an Assistant Professor in the Department of Operations Research at Cornell University. Dr. Severance became a director in July 2000. Dr. Severance is a member of our Audit Committee.

Paul T. Stecko--Mr. Stecko has served as the Chief Executive Officer of Packaging Corporation of America since April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko has been a director of our company since 1998. He is also a director of State Farm Mutual Insurance Company, American Forest and Paper Association and Cives Corporation, and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is a member of the Compensation/Nominating/Governance Committee and the Chairman of our Three-Year Independent Director Evaluation Committee.


The present term of office for the directors named above will generally expire at the 2005 annual meeting of stockholders, subject to their earlier retirement, resignation or removal.

EXECUTIVE OFFICERS

Mark P. Frissora--Mr. Frissora became our Chief Executive Officer in connection with the 1999 spin off of Pactiv Corporation and has been serving as President of the automotive operations since April 1999. In March 2000, he was also named our Chairman. From 1996 to April 1999, he held various positions within our automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Mr. Frissora joined us in 1996 from AeroquipVickers Corporation, where he served since 1991 as a Vice President. In the 15 years prior to joining AeroquipVickers, he served for ten years with General Electric and five years with Philips Lighting Company in management roles focusing on product development and marketing. He is a member of The Business Roundtable and the World Economic Forum's Automotive Board of Governors. He is also a director of NCR Corporation, where he serves on its Compensation Committee, and FMC Corporation, where he serves on its Audit Committee. Mr. Frissora became a director of our company in 1999.

Timothy R. Donovan--Mr. Donovan was named Managing Director of our International Group in May 2001 with responsibility for all operations in Asia and South America, as well as our Japanese OE business worldwide. He was named our Senior Vice President and General Counsel in August 1999. He was promoted to Executive Vice President in December 2001. Mr. Donovan also is in charge of our worldwide Environmental, Health and Safety Program. Prior to joining us, Mr. Donovan was a partner in the law firm of Jenner & Block from 1989, and at the time of his resignation in September 1999 was serving as the Chairman of its Corporate and Securities Department and as a member of its Executive Committee. He is also a director of John B. Sanfilippo & Son, Inc., where he is a member of its Compensation Committee and is the Chairman of its Audit Committee. Mr. Donovan was elected to our Board of Directors on March 9, 2004.

Hari N. Nair--Mr. Nair was named our Executive Vice President and Managing Director--Europe effective June 2001. Previously he was Senior Vice President and Managing Director--International. Prior to December 2000, Mr. Nair was the Vice President and Managing Director--Emerging Markets. Previously, Mr. Nair was the Managing Director for Tenneco Automotive Asia, based in Singapore and responsible for all operations and development projects in Asia. He began his career with the former Tenneco Inc. in 1987, holding various positions in strategic planning, marketing, business development, quality and finance. Prior to joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation focusing on European operations.

Richard P. Schneider--Mr. Schneider was named as our Senior Vice
President--Global Administration in connection with the 1999 spin off and is responsible for the development and implementation of human resources programs and policies and employee communications activities for our worldwide operations. Prior to the 1999 spin off, Mr. Schneider served as our Vice President--Human Resources. He joined us in 1994 from International Paper Company where, during his 20 year tenure, he held key positions in labor relations, management development, personnel administration and equal employment opportunity.

Brent Bauer--Mr. Bauer joined the former Tenneco Inc. in August 1996 as a Plant Manager and was named Vice President and General Manager--European Original Equipment Emission Control in September 1999. Mr. Bauer was named Vice President and General Manager--European and North American Original Equipment Emission Control in July 2001. Currently, Mr. Bauer serves as our Vice President and General Manager--North American Original Equipment Emission Control. Prior to joining Tenneco, he was employed at AeroquipVickers

Corporation for ten years in positions of increasing responsibility serving most recently as Director of Operations.

Kenneth R. Trammell--Mr. Trammell was named our Senior Vice President and Chief Financial Officer in September 2003, having served as our Vice President and Controller from September 1999. From April 1997 to November 1999 he served as Corporate Controller of Tenneco Inc. He joined Tenneco Inc. in May 1996 as Assistant Controller. Before joining Tenneco Inc., Mr. Trammell spent 12 years with the international public accounting firm of Arthur Andersen LLP, last serving as a senior manager.

Timothy E. Jackson--Mr. Jackson joined us as Senior Vice President and General Manager--North American Original Equipment and Worldwide Program Management in June 1999. He served in this position until August 2000, at which time he was named Senior Vice President--Global Technology. Mr. Jackson joined us from ITT Industries where he was President of that company's Fluid Handling Systems Division. With over 20 years of management experience, 14 within the automotive industry, he was also Chief Executive Officer for HiSAN, a joint venture between ITT Industries and Sanoh Industrial Company. Mr. Jackson has also served in senior management positions at BF Goodrich Aerospace and General Motors Corporation.

Paul Schultz--Mr. Schultz was named our Senior Vice President--Global Supply Chain Management in April 2002. Prior to joining the company, Mr. Schultz was the Vice President, Supply Chain Management at Ingersoll-Rand Company. Mr. Schultz joined Ingersoll-Rand in 1998 as Vice President, Strategic Sourcing for their joint venture company, Ingersoll Dresser Pump. He was later promoted to Vice President, Manufacturing Operations, where he successfully introduced and led the Six Sigma initiative. Prior to joining Ingersoll-Rand, Mr. Schultz was with AlliedSignal (now Honeywell International) where he served for 25 years in staff and management positions. Most recently, he was our Corporate Director, Global Commodity Management.

Neal Yanos--Mr. Yanos was named our Senior Vice President and General Manager--North American Original Equipment Ride Control and North American Aftermarket on May 8, 2003. He joined our Monroe ride control division as a process engineer in 1988 and since that time has served in a broad range of assignments including product engineering, strategic planning, business development, finance, program management and marketing, including Director of our North American original equipment GM/VW business unit and most recently as our Vice President and General Manager--North American Original Equipment Ride Control from December 2000. Before joining our company, Mr. Yanos was employed in various engineering positions by Sheller Globe Inc. (now part of Lear Corporation) from 1985 to 1988.

James A. Perkins, Jr.--Mr. Perkins joined us as Vice President and Controller in February of 2004. Prior to joining the company, Mr. Perkins spent fifteen years with General Electric in various management positions in acquisitions integration, finance and corporate audit. Most recently, from 2001 to 2003, he was Director, Commercial Operations for GE Medical Systems Information Technology, a provider of products and services for the medical industry. Prior to that, he served as Chief Financial Officer and Vice President for GE-Fanuc Corporation from 1999 to 2000 (manufacturing related products) and for GE-Medical Systems Ultrasound from 1998 to 1999 (medical-related devices and services).

The present term of office for the officers named above will generally expire on the earliest of their retirement, resignation or removal.

For information regarding our director and officer compensation and benefits, please refer to our periodic filings with the Commission under the Securities Exchange Act of 1934.

             SECURITY OWNERSHIP OF CERTAIN OTHER BENEFICIAL OWNERS
                                 AND MANAGEMENT

MANAGEMENT

The following table shows, as of March 19, 2004, the number of shares of our common stock, par value $.01 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director; (2) each of our five most highly compensated executive officers for 2003; and (3) all current directors and executive officers as a group.


-------------------------------------------------------------------------------
                                                               SHARES OF COMMON
                                                              STOCK(1)(2)(3)(4)
-------------------------------------------------------------------------------
DIRECTORS
---------
Charles W. Cramb............................................              0
M. Kathryn Eickhoff.........................................         46,188
Frank E. Macher.............................................         24,386
Sir David Plastow(5)........................................         32,306
Roger B. Porter.............................................         30,117
David B. Price, Jr. ........................................         57,406
Dennis G. Severance.........................................         26,386
Paul T. Stecko..............................................         32,538

NAMED EXECUTIVE OFFICERS
------------------------
Mark P. Frissora............................................        863,630
Timothy R. Donovan..........................................        271,043
Hari N. Nair................................................        250,337
Richard P. Schneider........................................        205,212
Brent J. Bauer..............................................        123,569
All executive officers and directors as a group (18
  individuals)..............................................      2,354,325(6)
-------------------------------------------------------------------------------


(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares.

(2) Includes restricted shares. At March 19, 2004, Ms. Eickhoff and Messrs. Donovan, Frissora, Nair, Schneider and Bauer held 16,436, 28,000, 100,000, 28,000, 17,500 and 17,500 restricted shares, respectively. Also includes shares that are subject to options that are exercisable within 60 days of March 19, 2004 for Ms. Eickhoff and Messrs. Cramb, Donovan, Frissora, Macher, Plastow, Porter, Price, Severance, Stecko, Nair, Schneider and Bauer to purchase 25,000, 0, 198,334, 666,666, 22,500, 28,764, 26,882, 25,000, 22,500, 25,000, 186,669,
140,000 and 90,834 shares, respectively.

(3) Mr. Frissora beneficially owns approximately 2.0 percent of the outstanding common stock. Each of the other individuals listed in the table owns less than 1 percent of the outstanding shares of our common stock, respectively, except for all directors and executive officers as a group, who beneficially own approximately 5.4 percent of the outstanding common stock.

(4) For non-management directors, does not include common stock equivalents received in payment of director fees. These common stock equivalents are payable in cash or, at the Company's option, shares of common stock after a non-management director ceases to serve as a director. At March 19, 2004, the total number of common stock equivalents held by Ms. Eickhoff and Messrs. Cramb, Macher, Plastow, Porter, Price, Severance and Stecko was 20,941, 13,969, 25,647, 31,875, 57,453, 38,739, 41,504 and 38,739, respectively.


(5) Retired effective May 11, 2004.



(6) Includes 1,723,853 shares that are subject to options that are exercisable within 60 days of March 19, 2004 by all executive officers and directors as a group. Includes 274,019 restricted shares.

CERTAIN OTHER STOCKHOLDERS

The following table sets forth, as of March 19, 2004, certain information regarding the person known by us to be the beneficial owner of more than 5 percent of our outstanding common stock (the only class of voting securities outstanding).

------------------------------------------------------------------------------------------------------
                                                             SHARES OF
                                        NAME AND ADDRESS  COMMON STOCK               PERCENT OF COMMON
                                  OF BENEFICIAL OWNER(1)      OWNED(1)               STOCK OUTSTANDING
------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc. ........................     2,499,200(2)                        5.97%(2)
Barclays Global Investors, NA and related entities......     2,343,156(3)                        5.60%(3)
------------------------------------------------------------------------------------------------------

(1) This information is based on information contained in filings made with the Commission regarding the ownership of our common stock.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, has indicated that it has sole voting and dispositive power over 2,499,200 shares. Dimensional has also advised us that it is a registered investment advisor and these shares are held on behalf of various advisory clients.

(3) Barclays Global Investors, NA and various related entities (collectively, "Barclays"), 45 Fremont Street, San Francisco, California 94105, have indicated that they have sole voting and dispositive power over 2,249,570 shares in the aggregate. Barclays has also advised the Company that all shares reflected above are held in trust accounts on behalf of the beneficiaries of those accounts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to August 12, 2003, Mr. Frissora was indebted to our company for amounts incurred in connection with his 1999 relocation from Ohio to our headquarters in Lake Forest, Illinois. This loan was made prior to the adoption of the prohibition on loans to directors and executive officers included in the Sarbanes-Oxley Act of 2002. The terms of that loan provided for no interest and that principal was only payable in full upon termination of his employment prior to August 2003, except for a termination without cause or following a change in control. In accordance with the terms of the loan, the aggregate outstanding balance ($400,000) was forgiven on August 12, 2003 based on Mr. Frissora's continued employment at that time. This amount was included in Mr. Frissora's taxable compensation for 2003.

               DESCRIPTION OF OTHER INDEBTEDNESS AND OBLIGATIONS



SENIOR CREDIT FACILITY



GENERAL



As amended and restated in December 2003, our senior credit facility is a committed senior secured financing arrangement with a group of banks and other financial institutions, with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. as co-lead arrangers and joint book-runners, Bank of America, N.A. and Citicorp North America, Inc., as co-documentation agents, Deutsche Bank Securities Inc. as syndication agent, and JPMorgan Chase Bank, as administrative agent.



The senior credit facility consists of:



       - a seven-year, $400 million term loan B facility maturing in December 2010;



       - a five-year, $220 million revolving credit facility expiring in December 2008; and



       - a seven-year, $180 million tranche B letter of credit/revolving loan facility expiring in December 2010.



As part of the amendment and restatement, in addition to the amendments described below, the terms of our senior credit facility were also revised to:
(i) extend the period of time during which we can exclude up to $60 million of cash charges and expenses before taxes, related to our cost reduction initiatives from the calculation of the financial covenant ratios by another two years through 2006; (ii) permit the refinancing of our senior subordinated notes and/or our senior secured notes using the net cash proceeds from the issuance of similarly structured debt; (iii) permit the repurchase of our senior subordinated notes and/or our senior secured notes using the net cash proceeds from the issuance of shares of common stock of Tenneco Automotive Inc.; and (iv) delete the mandatory prepayment of term loans from excess cash flow in 2003 and reduce the percentage of excess cash flow that must be used to prepay term loans in subsequent years from 75 percent to 50 percent.



On May 12, 2004 we amended our senior credit facility with the consent of our senior lenders. The amendment enhances our flexibility by permitting us to refinance, on or before December 31, 2004, any of our outstanding senior subordinated notes without the requirement of a substantially concurrent refinancing transaction. Under certain circumstances, the amendment also permits us to amend the indenture governing our outstanding senior subordinated notes.



TERM LOAN B FACILITY



Subject to early repayment events specified in our senior credit facility and summarized below, the $400 million term loan B facility is repayable in consecutive equal quarterly installments of $1 million during the first six years after the funding date, which began on March 31, 2004, the balance being payable in equal quarterly installments during the last year (with the due date of the final payment occurring on December 12, 2010). Borrowings under the term loan B facility bear interest at a rate per annum equal to the London Interbank Offered Rate ("LIBOR") plus 325 basis points in the case of LIBOR loans, or an agreed base rate plus 225 basis points in the case of base rate loans, in each case subject to adjustment following the first anniversary of the effectiveness of our amended and restated senior credit facility based on a leverage-based financial test. Although the term loan facility matures in 2010, such facility is subject to mandatory prepayment in full (a) on April 15, 2009, if by that date our senior subordinated notes are not refinanced or extended with a maturity not earlier than April 15, 2011, and (b) on the date which is six months prior to the date to which the senior subordinated notes have been refinanced or had their maturity extended, if our the senior subordinated notes have been refinanced or had their maturity extended to a date prior to April 15, 2011.



REVOLVING CREDIT FACILITY



Subject to early repayment and termination events specified in our senior credit facility and summarized below, the $220 million revolving credit facility requires that it be repaid on or prior to, and will expire on, the fifth anniversary of the funding date. Prior to that date, funds may be borrowed, repaid and reborrowed under the revolving credit facility without premium or penalty. Borrowings under the revolving credit facility will bear interest at the rate of LIBOR plus 325 basis points, in the case of LIBOR loans, or an agreed base rate plus 225 basis points, in the case of base rate loans, in each case subject to adjustment following the first anniversary of the effectiveness of the amended senior credit facility based on a leverage-based financial test. Letters of credit issued thereunder accrue a letter of credit fee at a per annum rate of 325 basis points for the pro rata account of the lenders under such facility (subject to adjustment following the first anniversary of the effectiveness of the amended and restated senior credit facility based on a leverage-based financial test) and a fronting fee for the account of each of the issuers thereof in an amount to be agreed upon. We may request that the lenders or other entities provide additional commitments to the revolving credit facility up to an aggregate facility size of $275 million. Up to $100 million of the revolving credit facility is available for the issuance of letters of credit. We are required to pay a commitment fee on a quarterly basis with respect to the average daily unused portion of the revolving loan commitments in an amount equal to 50 basis points, subject to adjustment following the first anniversary of the effectiveness of our amended senior credit facility based on a leverage-based financial test.



TRANCHE B LETTER OF CREDIT/REVOLVING LOAN FACILITY



Subject to early repayment and termination events specified in our senior credit facility and summarized below, the $180 million tranche B letter of credit/revolving loan facility is available for borrowings of revolving loans and to support letters of credit issued from time to time under our senior credit facility and expires on the seventh anniversary of the funding date. On the funding date, participating lenders deposited $180 million with the administrative agent, who was obligated to invest that amount in time deposits. Revolving loans can be drawn, repaid and reborrowed thereunder. Such revolving loans will be funded from such deposits and such repayments will be redeposited with the administrative agent. If a letter of credit is paid under this facility and not reimbursed in full by us, each participating lender's ratable share of the deposit will be applied automatically in satisfaction of the reimbursement obligation. We do not and will not have an interest in any such funds on deposit and we have not and will not account for such funds as our indebtedness when deposited with the administrative agent until drawn by us as described below. Revolving loans borrowed under such facility will be funded with the funds on deposit in such accounts and accrue interest at a rate per annum equal to LIBOR plus 325 basis points, or if an event of default has occurred thereunder and the lenders holding the majority of the credit extensions thereunder so require, an agreed base rate plus 225 basis points, in each case payable monthly in arrears and subject to adjustment following the first anniversary of the effectiveness of our amended and restated senior credit facility based on a leverage-based financial test. Letters of credit issued thereunder accrue a letter of credit fee at a per annum rate of 325 basis points for the pro rata account of the lenders under such facility (subject to adjustment following the first anniversary of the effectiveness of our amended and restated senior credit facility based on a leverage-based financial test) payable monthly in arrears and a fronting fee for the ratable account of the issuers thereof at a per annum rate in an amount to be agreed upon payable monthly in arrears. The administrative agent pays on a monthly basis to the lenders under the facility a return on their funds actually on deposit in such accounts in an amount equal to a per annum rate of monthly LIBOR (reset every business day during such monthly period) minus 10 basis points. We are obligated to pay such lenders on a monthly basis a fee equal to the excess of (x) a per annum rate equal to monthly LIBOR (reset at the start of the applicable month) plus 325 basis points on the size of such facility (i.e., $180 million initially) over (y) the sum of (1) the amount of such return for such month, (2) the amount of interest accrued on such loans under such facility for such month and (3) the letter of credit fees (but not the fronting fees) accrued on such letters of credit under such facility for such month; provided, that except in certain circumstances, the aggregate amount of such interest and fees shall not exceed the amount determined pursuant to clause (x) above minus such return. Although the tranche B letter of credit/revolving loan facility matures in 2010, the facility is subject to mandatory prepayment in full and cash collateralization in full of letters of credit issued thereunder, (a) on April 15, 2009, if our senior subordinated notes are not refinanced or extended with a maturity not earlier than April 15, 2011, and (b) on the date which is six months prior to the date to which the senior subordinated notes have been refinanced or had their maturity extended, if our the senior subordinated notes have been refinanced or had their maturity extended to a date prior to April 15, 2011.



Under current accounting rules, the tranche B letter of credit/revolving loan facility will be reflected as debt on our balance sheet only if we have outstanding thereunder revolving loans or payments by the facility in respect of letters of credit. We will not be liable for any losses to or misappropriation of any (i) return due to the administrative agent's failure to achieve the return described above or to pay all or any portion of such return to any lender under such facility or (ii) funds on deposit in such account by such lender (other than the obligation to repay funds released from such accounts and provided to us as revolving loans under such facility.)



COLLATERAL AND GUARANTEES



Our senior credit facility is jointly and severally guaranteed on a first priority basis by each of our material direct and indirect domestic subsidiaries, subject to some exceptions. Our senior credit facility is also secured by substantially all of the tangible and intangible assets of us and our subsidiary guarantors and is collateralized by a perfected security interest in all of the capital stock of our and the subsidiary guarantors' direct domestic subsidiaries and up to 66 percent of the capital stock of our and the subsidiary guarantor's direct foreign subsidiaries.



REPRESENTATIONS, WARRANTIES AND COVENANTS



Our senior credit facility requires that we maintain financial ratios equal to or better than the following consolidated leverage ratios (consolidated indebtedness divided by consolidated EBITDA as defined therein), consolidated interest coverage ratios (consolidated EBITDA divided by consolidated cash interest paid as defined therein) and fixed charge coverage ratios

(consolidated EBITDA less consolidated capital expenditures, divided by consolidated cash interest paid as defined therein) at the end of each period indicated.


--------------------------------------------------------------------------------------------------------------
                                                                                               QUARTERS ENDING
                                                --------------------------------------------------------------
                                                              SEPTEMBER 30,
                                                MARCH 31 --         2004 --    SEPTEMBER 30, --    MARCH 31 --
                                                   JUNE 30,        JUNE 30,        DECEMBER 31,   DECEMBER 31,
                                                       2004            2005                2005           2006
--------------------------------------------------------------------------------------------------------------

Leverage Ratio (maximum)......................        5.00             4.75                4.50           4.25
Interest Coverage Ratio (minimum).............        2.00             2.00                2.00           2.10
Fixed Charge Coverage Ratio (minimum).........        1.10             1.10                1.10           1.15

----------------------------------------------  ---------------------------------------------------------
                                                                                          QUARTERS ENDING
                                                ---------------------------------------------------------

                                                 MARCH 31 --    MARCH 31 --    MARCH 31 --    MARCH 31 --
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        2007           2008           2009           2010
---------------------------------------------------------------------------------------------------------
Leverage Ratio (maximum)......................          3.75           3.50           3.50           3.50
Interest Coverage Ratio (minimum).............          2.20           2.35           2.50           2.75
Fixed Charge Coverage Ratio (minimum).........          1.35           1.35           1.50           1.75



Our senior credit facility agreement also contains customary representations and warranties and restrictions on our operations that are customary for similar facilities, including limitations on: (i) incurring additional liens; (ii) sale and leaseback transactions (except for the permitted transactions described above); (iii) liquidations and dissolutions; (iv) incurring additional indebtedness or guarantees except for specified permitted debt; (v) capital expenditures; (vi) dividends; (vii) mergers and consolidations; and (viii) prepayments and modifications of subordinated and other debt instruments. Compliance with these requirements and restrictions is a condition for any incremental borrowings under our senior credit facility and failure to meet these requirements enables the lenders to require repayment of any outstanding loans.



Our senior credit facility does not contain any terms that specifically provide for the acceleration of the payment of the facility as a result of a credit rating agency downgrade.



The agreement for our senior credit facility may be further amended at any time in accordance with the terms thereof, without the consent of any noteholders.



As of March 31, 2004, we were in compliance with both the financial covenants and operational restrictions of the facility.



PREPAYMENTS



Our senior secured credit facility requires that the following be used first, to prepay the term loan B facility and second, to prepay and cash collateralize the tranche B letter of credit/revolving loan facility:



       - 100 percent of the net proceeds of any issuance or incurrence of indebtedness by us or our subsidiaries, subject to some exceptions;



       - 50 percent of the net proceeds of any issuance of equity by us or our subsidiaries, subject to some exceptions;



       - 100 percent of the net proceeds of any sale or other disposition by us or our subsidiaries or any assets, subject to some exceptions;



       - 50 percent of annual excess cash flow as defined in our senior credit facility; and



       - 100 percent of the net proceeds of casualty insurance, condemnation awards or other recoveries, subject to some exceptions.



The mandatory prepayment percentages listed above, other than the percentage relating to issuance of equity, will be reduced if we achieve certain performance measures established in our senior credit facility. In addition, each of the term loan facility and the tranche B letter of credit/revolving loan facility is subject to mandatory prepayment in full and, in the case of letters of credit under the tranche B letter of credit/revolving loan facility, mandatory cash collateralization in full, (a) on April 15, 2009, if our outstanding senior subordinated notes are not refinanced or extended with a maturity not earlier than April 15, 2011, and (b) on the date which is six months prior to the date to which the senior subordinated notes have been refinanced or maturity extended, if our outstanding senior subordinated notes have been fully refinanced or had their maturity extended to a date prior to April 15, 2011.



EVENTS OF DEFAULT



Events of default under our senior credit facility include, but are not limited to:



       - our failure to pay principal or interest when due (subject to a grace period for interest);



       - our material breach of any representation or warranty;



       - covenant defaults; and



       - events of bankruptcy.



In addition, a change of control of our company will permit the senior lenders to make all amounts outstanding under our senior credit facility immediately due and payable.


SENIOR SUBORDINATED NOTES


We have outstanding $500 million of 11 5/8 percent senior subordinated notes due October 15, 2009. Our senior subordinated notes were issued under an indenture dated October 14, 1999, by and between us and The Bank of New York, as trustee, and are treated as a single class of securities for all purposes under that indenture. All of our existing and future material domestic wholly owned subsidiaries fully and unconditionally guarantee these notes on a joint and several basis. There are no significant restrictions on the ability of the subsidiaries that have guaranteed these notes to make distributions to us.



Our senior subordinated notes are senior subordinated unsecured obligations ranking junior in right of payment to all of our existing and future senior debt and all liabilities of our subsidiaries that do not guarantee those notes. In the event of liquidation, bankruptcy, insolvency or similar events, holders of senior debt, such as the lenders under our senior credit facility, are entitled to receive payment in full in cash or cash equivalents before holders of the senior subordinated notes are entitled to receive any payments. No payments may be made on the outstanding senior subordinated notes if we default on the payment of senior debt, and payments on the outstanding senior subordinated notes may be blocked for up to 180 days if we default on the senior debt in some other way until such default is cured or waived. Interest on the outstanding senior subordinated notes is payable at the rate of 11 5/8 percent per annum and is payable semi-annually in cash on each April 15 and October 15. The outstanding senior subordinated notes will mature on October 15, 2009.



We have the right to redeem the outstanding senior subordinated notes in whole or in part form time to time on and after October 15, 2004 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption.



------------------------------------------------------------------------
YEAR                                                          PERCENTAGE
------------------------------------------------------------------------
2004........................................................    105.813%
2005........................................................    103.875%
2006........................................................    101.938%
2007 and thereafter.........................................    100.000%
------------------------------------------------------------------------



The senior subordinated debt indenture requires that we, as a condition to incurring certain types of indebtedness not otherwise permitted, maintain an interest coverage ratio of not less than 2.25. We have not incurred any of the types of indebtedness not otherwise permitted by this indenture. This indenture also contains restrictions on our operations, including limitations on:



       - incurring additional indebtedness or liens;



       - dividends;



       - distributions and stock repurchases;



       - investments; and



       - mergers and consolidations.



These covenants are subject to a number of important exceptions. In addition, the indenture governing the outstanding senior subordinated notes contains events of defaults that are substantially similar to those contained in the indenture governing our senior secured notes. As of March 31, 2004, we were in compliance with the covenants and restrictions of the indenture related to the outstanding senior subordinated notes.



RECEIVABLES FINANCING



In addition to our senior credit facility and senior subordinated notes, we also sell some of our accounts receivable. In North America, we have an accounts receivable securitization program with a commercial bank. We sell OE and aftermarket receivables on a daily basis under this program. We had sold accounts receivable under this program of $54 million and $50 million at March 31, 2004 and 2003, respectively. This program is subject to cancellation prior to its maturity date if we were to:


       - fail to pay interest or principal payments on an amount of indebtedness exceeding $50 million,

       - default on the financial covenant ratios under the senior credit facility, or

       - fail to maintain certain financial ratios in connection with the accounts receivable securitization program.


In January 2003, this program was amended to extend its term to January 31, 2005 and reduce the size of the program to $50 million and was then subsequently further amended to increase its size to $75 million with its termination date unchanged at January 31, 2005. We also sell some receivables in our European operations to regional banks in Europe. At March 31, 2004 and 2003, we had sold $90 million and $72 million, respectively, of accounts receivable in Europe. The arrangements to sell receivables in Europe are not committed and can be cancelled at any time. If we were not able to sell receivables under either the North American or European securitization programs, our borrowings under our revolving credit agreement would increase. These accounts receivable securitization programs provide us with access to cash at costs that are generally favorable to alternative sources of financing, and allow us to reduce borrowings under our revolving credit facility.


SWAP AGREEMENTS



In April 2004, we entered into three separate fixed-to-floating interest rate swaps with two separate financial institutions. These agreements swapped an aggregate of $150 million of fixed interest rate debt with a per annum rate of 10 1/4 percent to floating interest rate debt at a per annum rate of LIBOR plus a spread of 5.68 percent. Each agreement requires semi-annual settlements through July 15, 2013. Based on the initial LIBOR as determined under the agreements of 1.24 percent, these swaps would reduce our annual interest expense by approximately $5 million, which is not reflected in the pro forma information presented elsewhere in this prospectus.


CERTAIN CONTRACTUAL OBLIGATIONS


Our remaining required debt principal amortization and payment obligations under lease and other financial commitments as of March 31, 2004 are shown in the following table:



-----------------------------------------------------------------------------------------
                                                        PAYMENTS DUE IN:
                                       --------------------------------------------------
                                                                          BEYOND
(MILLIONS)                             2004   2005   2006   2007   2008     2008    TOTAL
-----------------------------------------------------------------------------------------
Obligations:
Revolver borrowings..................  $  -   $  -   $  -   $  -   $  -   $    -   $    -
Senior long-term debt................     3      4      4      4      4      380      399
Long-term notes......................     -      1      -      1      2      476      480
Capital leases.......................     3      3      3      3      2        5       19
Subordinated long-term debt..........     -      -      -      -      -      500      500
Other subsidiary debt................     1      1      -      -      -        -        2
Short-term debt......................    10      -      -      -      -        -       10
                                       ----   ----   ----   ----   ----   ------   ------
   Debt and capital lease
      obligations....................    17      9      7      8      8    1,361    1,410

Operating leases.....................    11     15     13     12      5        6       62
Interest payments....................    98    127    127    127    126      308      913
Capital commitments..................    42      -      -      -      -        -       42
Stock appreciation rights............     2      -      -      -      -        -        2
                                       ----   ----   ----   ----   ----   ------   ------
Total payments.......................  $170   $151   $147   $147   $139   $1,675   $2,429
                                       ====   ====   ====   ====   ====   ======   ======
-----------------------------------------------------------------------------------------

We principally use our revolving credit facilities to finance our short-term capital requirements. As a result, we classify the outstanding balances of the revolving credit facilities within our short-term debt even though the revolving credit facility has a termination date of December 13, 2008 and the tranche B letter of credit facility/revolving loan facility has a termination date of December 13, 2010.

If we do not maintain compliance with the terms of our senior credit facility, the indenture governing the notes offered for exchange hereby and senior subordinated debt indenture described above, all amounts under those arrangements could, automatically or at the option of the lenders or other debt holders, become due. Additionally, each of those facilities contains provisions that certain events of default under one facility will constitute a default under the other facility, allowing the acceleration of all amounts due. Except as otherwise discussed herein, we currently expect to maintain compliance with terms of all of our various credit agreements for the foreseeable future.


Included in our contractual obligations is the amount of interest to be paid on our long-term debt. As our debt structure contains both fixed and variable rate interest debt, we have made assumptions in calculating the amount of the future interest payments. Interest on our senior secured notes and senior subordinated notes is calculated using the fixed rates of 10 1/4 percent and 11 5/8 percent, respectively. Interest on our variable rate debt is calculated as 350 basis point plus LIBOR of 1.5 percent which is the current rate at March 31, 2004. We have assumed that LIBOR will remain unchanged for the outlying years. In addition, we have not included the impact of interest rate swaps completed in April 2004. See "--Swap agreements."



We have also included an estimate of expenditures required after March 31, 2004 to complete the facilities and projects authorized at December 31, 2003 in which we have made substantial commitments in connection with the facilities. In addition, we have included an estimate of our obligation to a consulting firm who received stock appreciation rights ("SAR") as partial payment for services rendered in the year 2000. The SAR's expire in November 2004.


We have not included purchase obligations as part of our contractual obligations as we generally do not enter into long-term agreements with our suppliers. In addition, the agreements we currently have do not specify the volumes we are required to purchase. If any commitment is provided, in many cases the agreements state only the minimum percentage of our purchase requirements we must buy from the supplier. As a result, these purchase obligations fluctuate from year to year and we are not able to quantify the amount of our future obligation.


We have also not included material cash requirements for taxes and funding requirements for pension and postretirement benefits. We have not included cash requirements for taxes as we are a taxpayer in certain foreign jurisdictions but not in domestic locations. Additionally, it is difficult to estimate taxes to be paid as shifts in where we generate income can have a significant impact on future tax payments. We have not included cash requirements for funding pension and postretirement costs, as based upon current estimates we believe we will be required to make contributions between $34 million to $41 million to those plans in 2004, of which approximately $3 million had been contributed as of March 31, 2004. Pension and postretirement contributions beyond 2004 will be required but those amounts will vary based upon many factors, including the performance of our pension fund investments during 2004.


We occasionally provide guarantees that could require us to make future payments in the event that the third party primary obligor does not make its required payments. We have not recorded a liability for any of these guarantees. The only third party guarantee we have made is the performance of lease obligations by a former affiliate. Our maximum liability under this guarantee was approximately $4 million at March 31, 2004, respectively. We have no recourse in the event of default by the former affiliate. However, we have not been required to make any payments under this guarantee.



Additionally, we have from time to time issued guarantees for the performance of obligations by some of our subsidiaries, and some of our subsidiaries have guaranteed our debt. All of our then existing and future material domestic wholly-owned subsidiaries fully and unconditionally guarantee the $800 million senior secured credit facility, the $475 million senior secured notes and the $500 million senior subordinated notes on a joint and several basis. The arrangement for the senior secured credit facility is also secured by substantially all our domestic assets and pledges of 66 percent of the stock of certain first-tier foreign subsidiaries. The arrangement for the $475 million senior secured notes is secured by second priority liens, subject to specified exceptions, on all of our domestic assets that secure obligations under our senior credit facility, except that only a portion of the capital stock of our domestic subsidiaries is provided as collateral. No assets or capital stock of our direct or indirect foreign subsidiaries secure. You should also read Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 and Note 13 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, incorporated by reference herein where we present the Supplemental Guarantor Condensed Consolidating Financial Statements.



We have issued guarantees through letters of credit in connection with some obligations of our affiliates. We have guaranteed through letters of credit support for local credit facilities, travel and procurement card programs, and cash management requirements for some of our subsidiaries totaling $42 million at March 31, 2004. We have also issued $18 million in letters of credit to support some of our subsidiaries' insurance arrangements and $3 million in guarantees through letters of credit to guarantee other obligations of subsidiaries primarily related to environmental remediation activities at March 31, 2004.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

Contemporaneously with issuing the $125 million of the old notes in the private placement on December 12, 2003, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement we agreed to file a registration statement relating to an offer to exchange the old notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with that obligation. We also agreed to use our commercially reasonable efforts to cause that exchange offer to be consummated within 210 days following the original issue of the old notes.

The exchange notes we propose to issue will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest payable for the failure to have the registration statement of which this prospectus forms a part declared effective by June 11, 2004 or the exchange offer consummated by July 9, 2004.

We reserve the right, in our sole discretion, to purchase or make offers for any old notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase old notes in the open market or privately negotiated transactions, in one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the Commission to declare effective a shelf registration statement with respect to the resale of the old notes and keep the statement effective for up to two years after the original issuance of the old notes. These circumstances include:

       - if we and our subsidiary guarantors determine that any applicable law, Commission rules or regulations or prevailing interpretations of such rules or regulations by the staff of the Commission do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

       - if the exchange offer is not consummated within 210 days after the original issue of the old notes; or

       - if any of the initial purchasers in the private offering of the old notes (i) holds old notes that have the status of an unsold allotment in an initial distribution, and (ii) such initial purchaser so requests in writing on or before the 60th day after the consummation of the exchange offer.

If we fail to comply with our obligations under the registration rights agreement to have the registration statement of which this prospectus forms a part declared effective by June 11, 2004, or the exchange offer consummated by July 9, 2004, we will be required to pay additional interest to holders of the old notes as described under the heading "Registration rights."

Each holder of old notes that wishes to exchange such old notes for exchange notes in the exchange offer will be required, among other things, to make the following representations:

       - any exchange notes will be acquired in the ordinary course of its business;

       - such holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

       - if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market making activities, that such holder will deliver a prospectus, as required by law, in connection with any resale of exchange notes; and

       - such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of either us or any of the subsidiary guarantors.

RESALE OF EXCHANGE NOTES

Based on interpretations of the Commission staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

       - such holder is not an "affiliate" of us or our subsidiary guarantors within the meaning of Rule 405 under the Securities Act;

       - such exchange notes are acquired in the ordinary course of the holder's business; and

       - the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes cannot rely on the position of the staff of the Commission set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If as stated above a holder cannot rely on the position of the staff of the Commission set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of distribution" for more details regarding these procedures for the transfer of exchange notes.

TERMS OF EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration time. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except that the exchange notes will:

       - be registered under the Securities Act,

       - not bear legends restricting their transfer,

       - bear a "Series B" designation to differentiate them from the old notes, which bear a "Series A" designation, and

       - not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file and cause to be effective a registration statement.

The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both series will be treated as a single class of debt securities under that indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of exchange notes being tendered for exchange.

As of the date of this prospectus, $125 million aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Commission. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the exchange and the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain conditions to the exchange offer."

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION TIME; EXTENSIONS; AMENDMENTS


The exchange offer will expire at 5:00 p.m., New York City time on Wednesday, June 30, 2004, unless, in our sole discretion, we extend it.


In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We expressly reserve the right, in our sole discretion:

       - to delay accepting for exchange any old notes;

       - to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under "--Conditions to the exchange offer" have not been satisfied, by giving oral or written notice of such extension or termination to the exchange agent; or

       - subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of old notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

Despite any other terms of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange, if we determine in our sole discretion:

       - the exchange offer would violate applicable law or any applicable interpretation of the staff of the Commission; or

       - any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made the representations described in the letter of transmittal and under "--Purpose and effect of the exchange offer," "--Procedures for tendering the old notes" and "Plan of distribution," and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to the registered holders of the old notes. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING THE OLD NOTES

Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

       - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

       - comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

       - the exchange agent must receive old notes along with the letter of transmittal; or

       - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

       - the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange agent" prior to the expiration time.

The tender by a holder that is not withdrawn prior to the expiration time will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration time. Holders should not send us the letter of transmittal or old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

       - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

       - properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

By signing the letter of transmittal, each tendering holder of the old notes represents, among other things, that:

       (i) any exchange notes that the holder receives will be acquired in the ordinary course of its business;

       (ii) the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

       (iii) if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

       (iv) the holder is not an "affiliate" of us or any of our subsidiary guarantors, as defined in Rule 405 of the Securities Act.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contract the registered holder promptly and instruct it to tender on the owners' behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder of old notes. The transfer of registered ownership may take considerable time and may not be completed prior to the expiration time.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that: (1) DTC has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation; (2) such participant has received and agrees to be bound by the terms of this prospectus and the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery); and (3) the agreement may be enforced against such participant.

BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus and any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below under "--Guaranteed delivery procedures."

GUARANTEED DELIVERY PROCEDURES

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration time may tender if:

       - the tender is made through an eligible guarantor institution;

       - prior to the expiration time, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

         - setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

         - stating that the tender is being made thereby; and

         - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

       - the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration of the exchange offer. For a withdrawal to be effective the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "--Exchange agent", or the holder must comply with the appropriate procedure of DTC's Automated Tender Offer Program system.

Any such notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn (including the principal amount of such old notes and, if applicable, the registration numbers and total principal amount of such old notes), and where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the old notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender, and, if applicable because the old notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the old notes to be withdrawn.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn, and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account of DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for tendering the old notes" above at any time prior to the expiration time.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE AND DELIVERY OF EXCHANGE NOTES

Your tender of old notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your old notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an eligible guarantor institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of old notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.


If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all old notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "--Conditions to the exchange offer." For purposes of this exchange offer, old notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.


We will issue the exchange notes in exchange for the old notes tendered pursuant to a notice of guaranteed delivery by an eligible guarantor institution only against delivery to the exchange agent of the letter of transmittal, the tendered old notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC with an agent's message, in each case, in form satisfactory to us and the exchange agent.

If any tendered old notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder, or, in the case of old notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered, subject to the indenture. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective.

EXCHANGE AGENT

Wachovia Bank, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For overnight courier or by hand delivery:      By registered or certified Mail:
Wachovia Bank, National Association             Wachovia Bank, National Association
Customer Information Center                     Customer Information Center
Corporate Trust Operations-NC1153               Corporate Trust Operations-NC1153
1525 West W.T. Harris Boulevard -3C3            1525 West W.T. Harris Boulevard -3C3
Charlotte, NC 28262-1153                        Charlotte, NC 28288
Attention: Marsha Rice                          Attention: Marsha Rice
Phone # 704-590-7413
Fax # 704-590-7628

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and for handling or forwarding tenders for exchange to their customers.

Our expenses in connection with the exchange offer include Commission registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees, printing costs, transfer taxes and related fees and expenses.

TRANSFER TAXES

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

       - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

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

       - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

       - transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such old notes as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the old notes.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement related to the old notes, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the Commission staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our or a subsidiary guarantor's "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes could not rely on the applicable interpretations of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The registration rights agreement requires us to file a registration statement for a continuous offering under the Securities Act for your benefit if:

       - we determine that any changes in law or of the applicable interpretations of the staff of the Commission do not permit us to effect this exchange offer or may prevent us from completing the exchange offer as soon as practicable;

       - we do not complete the exchange offer on or before July 9, 2004; or

       - you are an initial purchaser of the old notes who holds old notes that have the status of an unsold allotment in an initial distribution and you request us to do so in writing on or prior to the 60th day after the consummation of the exchange offer.

We do not currently anticipate that we will register under the Securities Act any old notes that remain outstanding after completion of the exchange offer.

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

ACCOUNTING TREATMENT

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

OTHER

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                            DESCRIPTION OF THE NOTES

The old notes were, and the exchange notes will be, issued under an indenture, dated as of June 19, 2003, as amended and supplemented by a supplemental indenture, dated as of December 12, 2003 (such indenture as supplemented by such supplemental indenture, the "Indenture") by and among the Company, the Guarantors and Wachovia Bank, National Association, as Trustee (the "Trustee"). The definitions of most of the initially capitalized terms used in the following summary are set forth below under "--Certain definitions."

On December 12, 2003, we issued $125 million aggregate principal amount of old notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the old notes, except the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. The trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of old notes.

On June 19, 2003, the Company issued $350 million aggregate principal amount of 10 1/4 percent senior secured notes due 2013 under the Indenture. In October 2003, we exchanged 100 percent of these initial $350 million of notes for a like amount of notes that had been registered under the Securities Act. These outstanding registered notes are fully and unconditionally guaranteed by the Guarantors. Accordingly, used in this "Description of the notes," except as the context otherwise requires, the term "notes" means all 10 1/4 percent senior secured notes due 2013 issued by the Company pursuant to the Indenture (including the notes offered for exchange hereby, the $125 million of old notes, the $350 million of outstanding registered notes and any additional notes that the Company may issue from time to time under the Indenture).

Any old notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes and the outstanding registered notes, will be treated as a single class of securities under the Indenture. All references in this section to specified percentages in aggregate principal amount of the outstanding notes will be deemed, at any time after the exchange offer is consummated, to be the same percentage in aggregate principal amount of the outstanding registered notes, the old notes and exchange notes then outstanding.


The Guarantors of the old notes and the outstanding registered notes are currently, and of the exchange notes will be, the following Domestic Restricted Subsidiaries of the Company, which are all of the Company's Domestic Restricted Subsidiaries as of the Issue Date other than Finance Subsidiaries, Variable Interest Entities and Immaterial Domestic Restricted Subsidiaries:


       - Tenneco Automotive Operating Company Inc.,

       - The Pullman Company,

       - Clevite Industries Inc.,

       - Tenneco Global Holdings Inc.,

       - TMC Texas Inc. and

       - Tenneco International Holding Corp.

The exchange notes, like the old notes and the outstanding registered notes, will be general senior obligations of the Company, ranking equal in right of payment with all existing and future unsubordinated indebtedness of the Company. The notes will be unconditionally guaranteed by the Guarantors as described below under the caption "--Brief description of the notes and the guarantees--The guarantees." The notes and the Guarantees will be secured by a second priority lien, subject to certain exceptions, on the Collateral as described below under the caption "--Collateral." The Security Documents referred to below under the caption "--Collateral" define the terms of the liens and security interests that secure the notes. For purposes of this section, references to "we," "our" or the "Company" include only Tenneco Automotive Inc. and not its Subsidiaries.

The following description is a summary of the material provisions of the Indenture and the Security Documents and does not include all of the information included in the Indenture and the Security Documents and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture and the Security Documents may be obtained from the Company.

The old notes are and the exchange notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the notes. The Company will pay principal (and premium, if any) on the notes at the Trustee's corporate trust office in New York, New York. Interest may be paid at the Trustee's corporate trust office, by check mailed to the registered address of the holders or by wire transfer if instructions therefor are furnished by a holder. Any old notes that remain outstanding after the completion of this exchange offer, together with the exchange notes issued pursuant to this exchange offer and the outstanding registered notes, will be treated as a single class of securities all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders of notes will have rights under the Indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NOTES

The old notes are, and the exchange notes will be:

       - general secured obligations of the Company;

       - secured by second-priority Liens on and security interests in a substantial portion of the assets of the Company that secure Credit Agreement Obligations other than the exceptions described under the caption "--Collateral" below;

       - equal in right of payment with all existing and future senior indebtedness of the Company;

       - senior in right of payment to any existing and future subordinated indebtedness of the Company; and

       - unconditionally guaranteed on a secured basis by the Guarantors.

Pursuant to the Security Documents and the Intercreditor Agreement, the liens and security interests securing the exchange notes, like those securing the old notes, under the Security Documents are second in priority (subject to Permitted Liens) to any and all liens and security interests at any time granted to secure First Priority Claims, which include Credit Agreement Obligations. As of March 31, 2004, we had $399 million of term loan indebtedness outstanding under the Credit Agreement, with $220 million of unused revolving credit facility capacity, $117 million of unused tranche B letter of credit/revolving loan facility capacity and approximately $63 million in outstanding letters of credit under the tranche B letter of credit/ revolving loan facility. Such amounts are, or would be, secured by first-priority liens on the Collateral. In addition, under the Indenture, we also may incur additional indebtedness secured by first-priority liens or second-priority liens as described below under "--Certain covenants--Limitation on Incurrence of Additional Indebtedness" and "--Certain covenants--Limitation on Liens." The collateral securing the notes is subject to control by creditors with first-priority liens. If there is a default, the value of the Collateral may not be sufficient to repay both the first-priority creditors and the holders of the notes. As described below under "--Collateral," there are significant assets that secure the Credit Agreement Obligations but not the notes, such as the stock of Foreign Subsidiaries and that portion of the stock of Domestic Subsidiaries which is excluded from the Collateral. The old notes are, and the exchange notes will be, designated "Designated Senior Debt" for purposes of the indenture governing the Senior Subordinated Notes.


THE GUARANTEES

The old notes are, and the exchange notes will be, guaranteed by the following subsidiaries of the Company:

       - all Domestic Restricted Subsidiaries that guarantee First Priority Claims or that, so long as the Senior Subordinated Notes are outstanding, guarantee the Senior Subordinated Notes; and

       - any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture.

Each Subsidiary Guarantee of the notes will be:

       - a general secured obligation of the Guarantor;

       - secured by a second-priority Lien on and security interest in a substantial portion of the assets of the Guarantor that secure Credit Agreement Obligations and other First Priority Claims other than the exceptions described under the caption "--Collateral" below;

       - equal in right of payment to all existing and future senior indebtedness of the Guarantor; and

       - senior in right of payment to existing and future subordinated indebtedness of the Guarantor.

As of the date of the notes offered hereby are issued pursuant to this exchange offer, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain covenants--Limitation on Designations of Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as

"Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks related to an investment in the exchange notes--Because each of our subsidiary guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors." Federal and state statutes allow courts, under specific circumstances, to void a guarantee and the liens securing such guarantee and require noteholders to return payments received from the entity providing such guarantee.


Also, none of the Company's Foreign Subsidiaries, Finance Subsidiaries, Accounts Receivable Entities or Immaterial Domestic Subsidiaries guarantee the old notes or will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. As of, and for the three months ended, March 31, 2004, and the year ended December 31, 2003, the non-guarantor Subsidiaries represented approximately 60 percent and 59 percent, respectively, of our consolidated assets, approximately 61 percent and 52 percent, respectively, of our consolidated net sales (excluding intercompany sales), approximately 24 percent and 24 percent, respectively, of our consolidated operating income and approximately 44 percent and 40 percent, respectively, of our consolidated EBITDA (see "Selected historical consolidated financial data").



As of March 31, 2004:



       - the Company had $926 million of senior indebtedness outstanding, including $125 million of the old notes, approximately $16 million of premium on the old notes and the $350 million of outstanding registered notes, of which $399 million was indebtedness under the Credit Agreement secured by a First Priority Claim on the Collateral as well as other assets;



       - the Company had $220 million of unused revolving credit facility capacity, $117 million of unused capacity under the tranche B letter of credit/revolving loan facility and $63 million in outstanding letters of credit under the tranche B letter of credit/revolving loan facility, all of which if drawn would have been indebtedness under the Credit Agreement secured by a first priority lien on the Collateral as well as other assets;


       - the Company had $500 million principal amount of subordinated indebtedness outstanding; and


       - the Company's Subsidiaries, other than the Guarantors, had $860 million of liabilities outstanding on their balance sheets.


PRINCIPAL, MATURITY AND INTEREST


Upon the completion of the issuance of the old notes on December 12, 2003, the Company had, and continues to have, outstanding $475 million aggregate principal amount of its 10 1/4 percent senior secured notes due 2013. Notes in an aggregate principal amount of up to $125 million will be issued in the exchange offer in exchange for the currently outstanding

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$125 million of old notes issued on December 12, 2003. The notes offered for exchange hereby are part of the same class of debt securities under the Indenture as the $350 million aggregate principal amount of outstanding registered notes and the old notes, and will have the same terms as the outstanding registered notes and the old notes. The notes offered for exchange hereby that are exchanged in the exchange offer, together with the outstanding registered notes, will trade as a single class of freely tradeable notes.


The old notes, the exchange notes and the outstanding registered notes will mature on July 15, 2013. Without the consent of any holders of notes, additional notes in an unlimited amount may be issued under the Indenture from time to time, subject to the limitations set forth under "--Certain covenants--Limitation on Incurrence of Additional Indebtedness." The old notes, the exchange notes issued in connection with this exchange offer, the outstanding registered notes and any additional notes subsequently issued will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and options to purchase. Any additional notes subsequently issued will be secured, equally and ratably with the notes, by the Second Priority Liens on the Collateral described below under the caption "--Collateral." As a result, the issuance of any additional notes will have the effect of diluting the value of the security interest in the Collateral for the then outstanding notes.

Interest on the notes will accrue at the rate of 10 1/4 percent per annum and will be payable semiannually in cash in arrears on each January 15 and July 15, commencing on July 15, 2004, to the persons who are registered holders at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from and including the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Holders of old notes whose old notes are accepted for exchange in the exchange offer will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from June 19, 2003 to the date of issuance of the exchange notes. Consequently, holders who exchange their old notes for exchange notes will receive the same interest payment on July 15, 2004 (the first interest payment date with respect to the old notes and the exchange notes following consummation of the exchange offer) that they would have received had they not accepted the exchange offer.

The notes are not entitled to the benefit of any mandatory sinking fund.

COLLATERAL

The old notes, the outstanding registered notes and the related guarantees are, and the exchange notes and related guarantees will be, secured by second-priority Liens, subject to certain exceptions (the "Second Priority Liens"), granted by the Company and the Guarantors on the following assets of the Company and each Guarantor (whether now owned or hereafter arising or acquired) to the extent such assets secure the First Priority Claims and to the extent that a second-priority Lien is able to be granted or perfected therein (but subject in each case only to the extent that First Priority Claims are secured by a first-priority Lien thereon) (collectively, the "Collateral"):

    (1) substantially all of the Company's and each Guarantor's property and assets, other than Excluded Collateral (defined below), including, without limitation: real property, fixtures, receivables, inventory, cash and cash accounts, equipment, intellectual property, insurance policies, permits, commercial tort claims, chattel paper, letter of credit rights, supporting

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    obligations, general intangibles and proceeds and products from any and all of the foregoing; and

    (2) all of the capital stock or other securities of Domestic Subsidiaries owned directly by the Company or a Guarantor but, in each case, only to the extent that the inclusion of such capital stock and other securities shall mean that the aggregate principal amount, par value, book value as carried by the Company or the market value, whichever is the greatest (the "Applicable Value"), of any such capital stock and other securities of any such Subsidiary of the Company is not equal to or greater than 20 percent of the aggregate principal amount of notes then outstanding.


The Collateral does not and will not include (i) any property or assets owned by any Foreign Subsidiary, Immaterial Subsidiary, Accounts Receivable Entity or Finance Subsidiary, (ii) the capital stock and other securities of Foreign Subsidiaries, (iii) any Capital Stock and other securities of Domestic Restricted Subsidiaries to the extent the Applicable Value of such Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is equal to or greater than 20% of the aggregate principal amount of the notes then outstanding and (iv) proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral within the definition above (collectively, the "Excluded Collateral"). In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Domestic Subsidiary of the Company due to the fact that such Domestic Subsidiary's Capital Stock or other securities secure the notes, then the Capital Stock or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of notes, to the extent necessary to release the Second Priority Liens on the shares of Capital Stock or other securities that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 and Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Domestic Subsidiary's Capital Stock and other securities to secure the notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Domestic Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the collateral but only to the extent necessary to not be subject to any such financial statement requirement. The Excluded Collateral (other than that referred to in clause (i) above), however, does presently secure the Company's and its Subsidiaries' Credit Agreement Obligations. The Excluded Collateral had significant value at March 31, 2004.


From and after June 19, 2003, if the Company or any Guarantor creates any additional security interest in any property to secure any Credit Agreement Obligations or other First Priority Claims or any other obligations that are secured equally and ratably with the notes by the Second Priority Lien upon the Collateral, it must concurrently grant a Second Priority Lien (subject to First Priority Liens and Permitted Liens) upon such property as security for the notes unless such property is Excluded Collateral. Also, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the Second Priority Lien for the benefit of the Trustee on behalf of the holders of the notes. If such third party does not consent to the granting of the Second Priority Lien after the use of commercially reasonable efforts, the Company will not be required to provide such security interest.

The Company, the Guarantors and the Trustee, as collateral agent (together with any successor collateral agent, the "Collateral Agent"), have entered into one or more Security Documents defining the terms of the Liens that secure the notes. These security interests will secure the payment and performance when due of all of the Obligations of the Company and the Guarantors under the exchange notes on the same terms as they secure the old notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents.

The Collateral is pledged to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the outstanding registered notes, the old notes and, when issued, the exchange notes. The Second Priority Liens are subject and subordinate to the First Priority Liens, and no payment or other distributions from (or with respect to) any realization upon the Collateral may be made on account of the Second Priority Liens until all obligations in respect of the First Priority Liens have been paid in full in cash in accordance with the terms thereof. The Second Priority Liens are also subject to Permitted Liens, including those granted to third parties on or prior to the Issue Date. The persons holding such Liens may have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral.

The Liens securing the notes are second in priority (subject to Permitted Liens) to any and all Liens at any time granted to secure Credit Agreement Obligations and other First Priority Claims. First Priority Claims include the Credit Agreement Obligations and Obligations under any future Indebtedness of the Company and Restricted Subsidiaries that is secured by a Lien described in clause (B) of the covenant described under the caption "--Certain covenants-- Limitation on Liens" and is designated by us upon incurrence as first-priority Lien debt, as well as certain Hedging Obligations and obligations in respect of cash management services. In addition, other Indebtedness of the Company and the Restricted Subsidiaries that is secured by a Lien permitted pursuant to the covenant described under the caption "--Certain covenants--Limitation on Liens" and that is designated by the Company upon incurrence may be secured equally and ratably with the notes by the second-priority security interests in the Collateral (the "Other Second-Lien Obligations").

The Trustee has entered into the Intercreditor Agreement. Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of First Priority Claims, the Credit Agent and the holders of First Priority Claims will determine the time and method by which the Liens on the Collateral will be enforced. The Trustee will not be permitted to enforce the Liens even if an Event of Default has occurred and the notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to the notes or (b) as necessary to take any action not adverse to the First Priority Liens in order to preserve or protect its rights in the Second Priority Liens. As a result, while any First Priority Liens are outstanding, neither the Trustee nor the holders of the notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens or their agent. The Intercreditor Agreement does not require the holders of First Priority Claims (including, without limitation, Credit Agreement Obligations) to marshal assets or to satisfy any obligations owed to them first from collateral pledged to them which constitutes Excluded Collateral even if the other collateral available to them would have satisfied their claims and left Collateral available to benefit the holders of the notes. In addition, the Security Documents generally provide that, so long as the Credit Agreement is in effect the lenders thereunder may change, waive, modify or vary the Security Documents without the consent of the Trustee or the holders of the notes, unless such change, waiver or modification materially adversely affects the rights of the holders of the notes and not the other secured creditors in a like or similar manner. After the Discharge of the First Priority Claims, the Trustee in accordance with the provisions of the Indenture will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the notes and other Indebtedness secured equally and ratably with a Second Priority Lien. Future holders of First Priority Liens and of Other Second-Lien Obligations, or their respective agents, will be required to become a party to the Intercreditor Agreement.

Whether prior to or after the Discharge of First Priority Claims, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

    (1) if all other Liens on that asset securing First Priority Claims or any Other Second-Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, that after giving effect to the release, obligations secured by the First Priority Liens on the remaining Collateral remain outstanding (regardless of the principal or stated amount thereof); provided, further, however, that in the event that an Event of Default under the Indenture of which the Credit Agent has notice exists as of the date on which the First Priority Claims release a Lien on any asset as described in this clause (1), the Second Priority Liens on the Collateral will not be released, except in connection with the exercise of remedies by the Credit Agent and thereafter, the Trustee (acting at the direction of the holders of a majority of outstanding principal amount of Second Priority Claims) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under the Indenture cease to exist);

    (2) to enable us to consummate asset dispositions permitted or not prohibited under the covenant described below under the caption "--Certain covenants--Limitation on Asset Sales";

    (3) if the Company provides substitute collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company and such substitute Collateral is subject to the Liens of the Security Documents in accordance with the provisions of the Indenture and Security Documents;

    (4) if all of the stock of any of our Subsidiaries that is pledged to the Collateral Agent is released or if any Subsidiary that is a Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets will also be released;

    (5) in respect of assets included in the Collateral with a fair value, as determined in good faith by the Board of Directors of the Company, of up to $1.0 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year; or

    (6) as described under "--Modification of the Indenture and Security Documents" below.

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

The Second Priority Lien on all Collateral also will be released upon (i) payment in full of the principal of, accrued and unpaid interest and liquidated damages, if any, on the notes and all other Obligations under the Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and liquidated damages, if any, are paid, (ii) a satisfaction and discharge of the Indenture as described below under the caption "--Satisfaction and discharge" and (iii) a legal defeasance or covenant defeasance as described below under the caption "--Legal defeasance and covenant defeasance."

If the Company subsequently incurs obligations under a new Credit Agreement or other First Priority Claims which are secured by assets of the Company or its Domestic Restricted Subsidiaries of the type constituting Collateral, then the notes will be secured at such time by a Second Priority Lien on the collateral securing such First Priority Claims, other than the Excluded Collateral, to the same extent provided by the Security Documents. See "Risk factors--Risks related to an investment in the notes--Holders of notes will not control decisions regarding collateral."

At any time that the holders of Second Priority Liens are entitled to direct the disposition or other actions with respect to the Collateral, the holders of a majority in aggregate principal amount of such Second Priority Claims shall be entitled to direct such disposition or action.

The holders of the First Priority Liens will receive all proceeds from any realization on the Collateral until the First Priority Claims are paid in full in cash in accordance with the terms thereof. Proceeds realized by the Collateral Agent from the Collateral will be applied:

       - first, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Priority Claims;

       - second, to amounts owing to the Collateral Agent in accordance with the terms of the Security Documents;

       - third, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture and to any collateral agent acting on behalf of holders of Other Second Lien Obligations in accordance with the terms of the documentation governing such Other Second Lien Obligations;

       - fourth, to amounts owing to the holders of the notes in accordance with the terms of the Indenture and holders of Other Second Lien Obligations, pro rata based on the aggregate principal amount of each such holder's obligations; and

       - fifth, to the Company and/or other persons entitled thereto.

Subject to the terms of the Security Documents, the Company and each Guarantor have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any securities constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Collateral comprised of, among other things, cash and cash accounts, non-U.S. intellectual property owned by the Company and the Guarantors and any parcel of real property with a value under $1.0 million has not been perfected with respect to the First Priority Claims and will not be perfected with respect to the notes. Further, no appraisals of any of the Collateral have been prepared by or on behalf of the Company in connection with any previous offering

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of notes or this exchange offer. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all obligations owed to the holders of the First Priority Liens or the holders of other Liens which have priority over or rank pari passu with the Second Priority Liens would be sufficient to satisfy the obligations owed to the holders of the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable.


See "Risk factors--Risks related to an investment in the exchange notes--Rights of holders of exchange notes in the collateral may be adversely affected by bankruptcy proceedings."


REDEMPTION

Optional Redemption. The Company may redeem all or portions of the notes on and after July 15, 2008, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15, 2008 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

------------------------------------------------------------------------
YEAR                                                          PERCENTAGE
------------------------------------------------------------------------
2008........................................................    105.125%
2009........................................................    103.417%
2010........................................................    101.708%
2011 and thereafter.........................................    100.000%
------------------------------------------------------------------------

Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to July 15, 2006, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35 percent of the aggregate principal amount of the notes issued at a redemption price equal to 110.25 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65 percent of the aggregate principal amount of notes issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Equity Offering.

As used in the preceding paragraph, "Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

Mandatory Redemption. The Company is not required to make scheduled mandatory redemption payments or sinking fund payments with respect to the notes.

SELECTION AND NOTICE OF REDEMPTION

In the event that less than all of the notes are to be redeemed at any time, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that:

       - no notes of a principal amount of $1,000 or less shall be redeemed in part; and

       - if a partial redemption is made with the proceeds of a Equity Offering, selection of the notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

Notice of an optional redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

CHANGE OF CONTROL

The Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101 percent of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase. Notwithstanding the occurrence of a Change of Control, the Company will not be obligated to repurchase the notes under this covenant if it has exercised its right to redeem all the notes under the terms of the section entitled "Redemption--Optional Redemption."

The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to:

       - repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other First Priority Claims the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under the Credit Agreement and all other such First Priority Claims and to repay the Indebtedness owed to (and terminate all commitments of) each lender under the Credit Agreement and each other holder of a First Priority Claims which has accepted such offer; or

       - obtain consents required under the Credit Agreement and all such other First Priority Claims to permit the repurchase of the notes as provided below.

The Company will first comply with the covenant in the immediately preceding sentence before it is required to repurchase notes under the provisions described below.

Within 30 days following the date upon which the Change of Control occurs, the Company will send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is required to be made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a holder's right to require the purchase of notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require the purchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such purchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

The definition of "Change of Control" includes, among other transactions, a disposition of "all or substantially all" of the property and assets of the Company. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transactions, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether the Company is required to make a Change of Control Offer.

CERTAIN COVENANTS

The Indenture contains, among others, the following covenants (which took effect as of June 19, 2003, the date of the Indenture):

Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness:

    (a) the Company, any Guarantor, any Finance Subsidiary that is a Domestic Restricted Subsidiary and any Accounts Receivable Entity that is a Domestic Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.25 to 1.0; and

    (b) any Restricted Subsidiary that is not a Guarantor (and is not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof,

       (i) the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.25 to 1.0; and

       (ii) if the agreements governing such Indebtedness contain an encumbrance or restriction on the ability of the applicable Restricted Subsidiary that is not a Guarantor (and is not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) to pay dividends or make distributions on or in respect of its Capital Stock, the Combined Fixed Charge Coverage Ratio of the Restricted Subsidiaries that are not Guarantors would be greater than 2.5 to 1.0.

Notwithstanding the foregoing, the Company will not incur any Permitted Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness unless such Permitted Indebtedness is Refinancing Indebtedness.

No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding paragraph (including, without limitation, Indebtedness under the Credit Agreement) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness (including without limitation, Indebtedness under the Credit Agreement pursuant to clause (2) of the definition of Permitted Indebtedness).

The Company and the Guarantors will not incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company or the Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the notes and any Subsidiary Guarantee.

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Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

    (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

    (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

    (c) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness (other than the principal payment on, or the purchase, redemption, defeasance, retirement or other acquisition for value of, Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity within one year of the due date of such obligation, installment or final maturity); or

    (d) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

    (1) a Default or an Event of Default shall have occurred and be continuing;

    (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "--Limitation on Incurrence of Additional Indebtedness"; or

    (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after March 31, 2003 (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

       (v) $30.0 million; plus

       (w) 50 percent of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing on April 1, 2003 and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

       (x) 100 percent of the Fair Market Value of the net proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to March 31, 2003 and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem notes pursuant to the provisions described under

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       "--Redemption--Optional Redemption upon Equity Offerings") or from the issuance of Indebtedness of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

       (y) without duplication of any amounts included in clause (3)(x) above, 100 percent of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock (excluding any net proceeds from an Equity Offering to the extent used to redeem the notes pursuant to the provisions described under "--Redemption--Optional Redemption upon Equity Offerings") subsequent to March 31, 2003; plus

       (z) an amount equal to the lesser of (A) the sum of the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries" or (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries."

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

    (I) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

    (II) the acquisition of any shares of Capital Stock of the Company, either
    (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

    (III) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or rights or options therefor) of the Company from officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $15.0 million in the aggregate subsequent to March 31, 2003;

    (IV) dividends and distributions paid on Common Stock of a Restricted Subsidiary on a pro rata basis;

    (V) any purchase or redemption of Indebtedness that ranks subordinate and junior in right of payment to the notes utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of the covenants described under "--Limitation on Asset Sales" and "--Change of Control";

    (VI) any purchase, redemption, defeasance, retirement, payment or prepayment of principal of Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or Refinancing Indebtedness; and

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    (VII) an Investment with the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company.

In determining the aggregate amount of Restricted Payments made subsequent to March 31, 2003 in accordance with clause (3) of the first paragraph of this covenant "--Limitation on Restricted Payments," amounts expended pursuant to clauses (I), (II) and (III), (VI)(ii)(a) and (VII) shall be included in such calculation.

Not later than the date the Company is required to file its financial statements with the Commission (without giving effect to any extensions thereof) with respect to any fiscal quarter during which any Restricted Payment was made (which, in the case of the Company's fourth fiscal quarter of any fiscal year, shall be the date on which the Company is required to file its annual financial statements for that fiscal year), the Company will deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

Limitation on Asset Sales. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

    (2) at least 75 percent of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

    (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either (A) to prepay any Applicable Indebtedness and, in the case of any such Applicable Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility, regardless of the fact that no prepayment is required), (B) to acquire Replacement Assets (which, if Collateral will be made subject to the Liens of the applicable Security Documents), or (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and
    (3)(B).

Pending the final application of the Net Cash Proceeds, the Company and the Restricted Subsidiaries may temporarily reduce Pari Passu Indebtedness (or, in the case of an Asset Sale by a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary) or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(3)(A), (3)(B) and (3)(C) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the first paragraph under this "--Limitation on Asset Sales" (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment

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Date") not less than 30 nor more than 60 days following the applicable Net
Proceeds Offer Trigger Date, from all holders on a pro rata basis, that principal amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100 percent of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if the Company elects (or is required by the terms of any Applicable Pari Passu Indebtedness), such Net Proceeds Offer may be made ratably to purchase the notes and such Applicable Pari Passu Indebtedness.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $35.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $35.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $35.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries after the Issue Date as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Notice of each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purpose or for any other purposes not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero. A Net Proceeds Offer shall remain open for a period of at least 20 business days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions

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of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (a) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

    (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

    (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reason of:

    (1) applicable law;

    (2) the Indenture and/or the Security Documents;

    (3) the Credit Agreement and/or the documentation for the First Priority Liens;

    (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

    (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (7) any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

    (8) any instrument governing Indebtedness of a Foreign Restricted
    Subsidiary;

    (9) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under the Indenture;

    (10) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "--Limitation on Incurrence of Additional Indebtedness" and "--Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

    (11) any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (5), (6) or (8) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not

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    materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (5),
    (6) or (8);

    (12) any agreement governing the sale or disposition of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition;

    (13) any agreement, instrument or Lien placing encumbrances or restrictions applicable only to a Finance Subsidiary or an Accounts Receivable Entity; or

    (14) any agreement governing Indebtedness permitted to be incurred pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive than the provisions contained in the Credit Agreement or in the Indenture as in effect on the Issue Date.

Limitation on Issuances of Capital Stock of Restricted Subsidiaries. The Company will not permit any of the Restricted Subsidiaries (other than a Finance Subsidiary or an Accounts Receivable Entity) to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary (other than a Finance Subsidiary or an Accounts Receivable Entity). The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, transfer or dispose of any Capital Stock of any Restricted Subsidiary (other than a Finance Subsidiary or an Accounts Receivable Entity) that is not a Guarantor (other than the granting of Liens permitted by the covenant described under "--Limitation on Liens") unless such issuance, sale, transfer or disposition results in the issuer of such Capital Stock no longer being a Restricted Subsidiary.

Issuance of Subsidiary Guarantees. If, on or after the Issue Date, the Company forms or acquires any Domestic Restricted Subsidiary (other than (w) an Acquired Subsidiary for so long as it is not a Wholly Owned Domestic Restricted Subsidiary, (x) a Finance Subsidiary, (y) an Accounts Receivable Entity or (z) an Immaterial Domestic Subsidiary) that incurs any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary), or if, on or after the Issue Date, any Restricted Subsidiary that is not a Guarantor guarantees (a "Guarantee") any Indebtedness of the Company or a Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary) ("Guaranteed Indebtedness"), then the Company shall cause such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, to:

    (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, shall unconditionally guarantee (each, a "Subsidiary Guarantee") all of the Company's obligations under the notes and the Indenture on the terms set forth in the Indenture;

    (2) in the case of a Domestic Restricted Subsidiary, if such Domestic Restricted Subsidiary grants any Lien upon any of its property as security for any First Priority Claims, execute one or more Security Documents upon substantially the same terms, but subject to the Intercreditor Agreement, that grants the Collateral Agent a Second Priority Lien upon such property for its benefit, the benefit of the Trustee and the benefit of the holders of the notes, subject to the exceptions described above under the caption "--Collateral"; and

    (3) execute and deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and Security Documents have been duly

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    authorized, executed and delivered by such Domestic Restricted Subsidiary or
    Restricted Subsidiary that is not a Guarantor, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be.

Thereafter, such Domestic Restricted Subsidiary or Restricted Subsidiary that was not a Guarantor, as the case may be, shall be a Guarantor for all purposes of the Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Subsidiary Guarantee and become a Guarantor.

If granting the Lien described in clause (2) above requires the consent of a third party, such Domestic Restricted Subsidiary will use commercially reasonable efforts to obtain such consent with respect to the Second Priority Lien for the benefit of the Collateral Agent, the Trustee and the benefit of the holders of the notes, but if the third party does not consent to the granting of the Second Priority Lien after the use of commercially reasonably efforts, such Domestic Restricted Subsidiary will not be required to do so. Also if a Second Priority Lien on such property cannot be granted or perfected under applicable law, the Domestic Restricted Subsidiary will not be required to grant such Lien.

If the Guaranteed Indebtedness is pari passu with the notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

Notwithstanding the foregoing, a Subsidiary Guarantee of the notes provided by a Guarantor will be released without any action required on the part of the Trustee or any holder of the notes:

    (1) if the Credit Agent releases the guarantee of First Priority Claims made by such Guarantor, unless such Guarantor has any Indebtedness outstanding or remains a guarantor of Indebtedness of the Company or another Guarantor;

    (2) if (a) all of the Capital Stock of, or all or substantially all of the assets of, such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than us or any of our Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and we otherwise comply, to the extent applicable, with the covenant described under the caption "--Limitation on Asset Sales";

    (3) if we designate such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under the caption "--Limitation of Designation of Unrestricted Subsidiaries"; or

    (4) upon our request if the fair market value of the assets of the applicable Guarantor (as determined in good faith by the Board of Directors of the Company), together with the fair market value of the assets of other Guarantors whose Subsidiary Guarantee was released in the same calendar year in reliance on this paragraph (4), do not exceed $1.0 million (subject to cumulative carryover for amounts not used in any prior calendar year).

At our request, the Trustee will execute and deliver any instrument evidencing such release. A Guarantor may also be released from its obligation under its Subsidiary Guarantee in

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connection with a permitted amendment. See "--Modification of the Indenture and
Security Documents."

Limitation on Liens. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

    (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes or a Subsidiary Guarantee, the notes or such Subsidiary Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

    (2) in all other cases, the notes are equally and ratably secured,

except for:

    (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, other than First Priority Liens;

    (B) Liens securing Indebtedness permitted to be incurred pursuant to clause
    (2) or (11) of the definition of "Permitted Indebtedness" and all other Obligations relating thereto;

    (C) Liens securing the notes or any Subsidiary Guarantee;

    (D) Liens in favor of the Company or any Guarantor;

    (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

       (I) are no less favorable to holders of the notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced;

       (II) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

       (III) do not grant a First Priority Lien on any property unless the Indebtedness refinanced had the benefit of a First Priority Lien on such property; and

    (F) Permitted Liens.

If the Company or any Restricted Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien and a First Priority Lien permitted by the Indenture) on any Excluded Collateral, the Company or such Restricted Subsidiary shall equally and ratably secure the Obligations of the Company in respect of the Indenture and the notes; provided, however, that the Company and the Restricted Subsidiaries may incur up to $50.0 million aggregate principal or stated amount of Indebtedness outstanding at any one time secured by Excluded Collateral as to which it would otherwise have had to equally and ratably secure the obligations of the Company in respect of the Indenture and the notes without doing so.

Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign,

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transfer, lease, convey or otherwise dispose of (or cause or permit any
Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

    (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed and (z) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee, the due and punctual performance of every covenant and obligation under the Security Documents on the part of the Company to be performed or observed;

    (2) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness";

    (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

    (4) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and
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power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

No Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and Indenture in connection with any transaction complying with the provisions of the covenant described under "--Limitation on Asset Sales") will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

    (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

    (2) such entity shall expressly assume by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the performance of every covenant of the notes, the Indenture and each Registration Rights Agreement on the part of such Guarantor to be performed or observed;

    (3) such entity shall expressly assume, by documentation specified by, and executed and delivered to the Trustee, the due and punctual performance of every covenant and obligation under the Security Documents on the part of such Guarantor to be performed or observed;

    (4) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

    (5) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant; and

    (6) the Company shall have delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than:

    (x) Affiliate Transactions permitted under paragraph (b) below; and

    (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies

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with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) on or after the Issue Date that involves an aggregate Fair Market Value of more than $50.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in paragraph (a) shall not apply to:

    (1) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors);

    (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

    (3) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture; and

    (4) Restricted Payments, Permitted Investments or Permitted Liens permitted by the Indenture.

Payments for Consent. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes, the Subsidiary Guarantees or any of the Security Documents unless such consideration is offered to be paid to all holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Limitation on Designations of Unrestricted Subsidiaries. The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary or is a Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

    (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (2) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

    (3) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on

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    Incurrence of Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture.

The Indenture further provides that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

    (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Indebtedness);

    (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

    (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

    (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

    (2) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

    (3) such Subsidiary shall for purposes of the covenant described above under "--Issuance of Subsidiary Guarantees" be treated as having then been acquired by the Company.

All Designations and Revocations must be evidenced by an officers' certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Reports to Holders. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the holders of the notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the SEC's EDGAR service shall be deemed to satisfy the Company's delivery obligations under this provision. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the holders of the

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notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law.

If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

The following events are defined in the Indenture as "Events of Default":

    (1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

    (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

    (3) a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the holders of at least 25 percent of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under "--Certain covenants--Merger, Consolidation and Sale of Assets," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default
    (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, exceeds $75.0 million or more at any time;

    (5) one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

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    (6) certain events of bankruptcy affecting the Company or any of its
    Significant Subsidiaries;

    (7) any Subsidiary Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Subsidiary Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is such a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture); or

    (8) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Restricted Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection (in the case of Collateral for which perfection is required under the Security Documents) or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the notes, the repudiation or disaffirmation by the Company or any Restricted Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Restricted Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25 percent of the outstanding principal amount of the notes and demanding that such default be remedied).

If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing, the Trustee or the holders of at least 25 percent in principal amount of outstanding notes may declare the principal of, premium, if any, and accrued interest on all the notes to be due and payable by notice in writing to the Company (and to the Trustee if given by the holders) specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding notes may rescind and cancel such declaration and its consequences:

    (1) if the rescission would not conflict with any judgment or decree;

    (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

    (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

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    (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The holders of a majority in principal amount of the then outstanding notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (provided that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

The Company may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

    (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

    (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

    (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under "--Events of default" will no longer constitute an Event of Default with respect to the notes.

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

In order to exercise Legal Defeasance or Covenant Defeasance:

    (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

    (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the Indenture, any Security Document or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

    (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

    (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

    (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (9) certain other customary conditions precedent are satisfied.

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SATISFACTION AND DISCHARGE

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes and subordination provisions, as expressly provided for in the Indenture) as to all outstanding notes when:

    (1) either (a) all the old notes and exchange notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation have (i) become due and payable,
    (ii) will become due and payable at their stated maturity within one year or
    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

    (2) the Company and/or the Guarantors have paid all other sums payable under the Indenture and the Security Documents; and

    (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE AND SECURITY DOCUMENTS

From time to time, the Company, any Guarantor and the Trustee, without the consent of the holders of the old notes or exchange notes, may amend the Indenture and may direct the Collateral Agent to amend the Security Documents for certain specified purposes, including:

    (1) curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the holders of the notes in any material respect;

    (2) providing for the assumption by a successor Person of the obligations of the Company or any Guarantor under the Indenture and the Security Documents in accordance with the covenant described under "Certain covenants--Merger, Consolidation and Sale of Assets";

    (3) adding any Guarantor;

    (4) adding any additional assets as Collateral;

    (5) releasing Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; and

    (6) upon any amendment, waiver or consent to the security documents granting the First Priority Liens on the Collateral, amending, waiving or consenting to the comparable provisions of the Security Documents as and to the extent set forth under "--Collateral."

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

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Other modifications and amendments of the Indenture and the Security Documents may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each holder affected thereby, no amendment may:

    (1) reduce the amount of notes whose holders must consent to an amendment;

    (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

    (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes; or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

    (4) make any notes payable in money other than that stated in the notes;

    (5) make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of, premium, if any, and interest on such notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the then outstanding notes to waive Defaults or Events of Default;

    (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

    (7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Subsidiary Guarantee in a manner which adversely affects the holders;

    (8) modify the provisions of "--Certain covenants--Payments for Consent" in any manner adverse to a holder of notes; or

    (9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

TAKING AND DESTRUCTION

Following Discharge of the First Priority Claims, upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Company or any Guarantor shall be deemed Net Cash Proceeds and shall be applied in accordance with the "--Certain covenants--Limitation on Asset Sales" covenant (except that references to "270 days" and "271st day" shall be deemed to be replaced with "360 days" and "361st day").

GOVERNING LAW

The Indenture provides that it, the notes and any Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence

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of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

Set forth below is a summary of certain of the defined terms used in the Indenture and the Intercreditor Agreement. Reference is made to the Indenture or the Intercreditor Agreement, as the case may be, for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

"Accounts Receivable Entity" means a Person, including, without limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

"Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

"Acquired Subsidiary" means a Person which becomes a Restricted Subsidiary after the Issue Date; provided that such Person has outstanding voting Capital Stock prior to becoming a Subsidiary of the Company and a majority of such voting Capital Stock was owned by Persons other than the Company and its Restricted Subsidiaries.

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

"Affiliate Transaction" has the meaning set forth under "--Certain covenants--Limitation on Transactions with Affiliates."

"Applicable Indebtedness" means:

    (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness or Indebtedness of a Subsidiary of the Company that, in each case, is secured at such time by Collateral under a Lien that is senior or prior to the Second Priority Liens (including, without limitation, the First Priority Claims); or

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    (2) in respect of any other asset, any Pari Passu Indebtedness or any unsubordinated Indebtedness of any Guarantor, and in the case of an Asset Sale by a Subsidiary that is not a Guarantor, Indebtedness of such Subsidiary.

"Applicable Pari Passu Indebtedness" means:

    (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral; or

    (2) in respect of any other asset, any Pari Passu Indebtedness.

"Applicable Value" has the meaning set forth under "--Collateral."

"Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

"Asset Sale" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with the Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

    (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $5 million;

    (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under "--Certain covenants--Merger, Consolidation and Sale of Assets";

    (3) any Restricted Payment made in accordance with the covenant described under "--Certain covenants--Limitation on Restricted Payments"; or

    (4) sales of accounts receivable and related assets pursuant to a Permitted Receivables Financing made in accordance with the covenant described under "--Certain covenants--Limitation on Incurrence of Additional Indebtedness."

"Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

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"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Capital Stock" means (1) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

"Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Cash Equivalents" means:

    (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

    (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's");

    (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

    (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

    (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

"Cash Management Obligations" means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

"Change of Control" means the occurrence of one or more of the following events:

    (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group

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    of related Persons for purposes of Section 13(d) of the Exchange Act (a
    "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

    (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

    (3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 35 percent of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

    (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

"Change of Control Offer" has the meaning set forth under "--Change of Control."

"Change of Control Payment Date" has the meaning set forth under "--Change of Control."

"Collateral" has the meaning set forth under "--Collateral."

"Collateral Agent" has the meaning set forth under "--Collateral."

"Collateral Agreement" means that certain Collateral Agreement, dated as of the Issue Date, among the Collateral Agent, the Trustee for the notes, the Company and the Subsidiaries of the Company party thereto, granting, among other things, a second-priority Lien on the Collateral described therein in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the notes, as amended, modified, restated, supplemented or replaced from time to time.

"Combined EBITDA" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary), for any period, the sum (without duplication) of:

    (1) Combined Net Income; and

    (2) to the extent Combined Net Income has been reduced thereby:

       (A) all income taxes of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) paid or accrued in accordance with GAAP for such period;

       (B) Combined Interest Expense; and

       (C) Combined Non-cash Charges,

less any non-cash items increasing Combined Net Income for such period, all as determined on a combined basis for the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) in accordance with GAAP.

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"Combined Fixed Charge Coverage Ratio" means, with respect to the Restricted
Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary), the ratio of Combined EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Combined Fixed Charge Coverage Ratio (the "Transaction Date") to Combined Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Combined EBITDA" and "Combined Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

    (1) the incurrence or repayment of any Indebtedness of any of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period; and

    (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of one of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) (including any Person who becomes such a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Combined EBITDA (provided that such Combined EBITDA shall be included only to the extent includable pursuant to the definition of "Combined Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If any of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) directly or indirectly guarantee Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Combined Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Combined Fixed Charge Coverage Ratio":

    (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

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    (2) if interest on any Indebtedness actually incurred on the Transaction
    Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

    (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

"Combined Fixed Charges" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for any period, the sum, without duplication, of:

    (1) Combined Interest Expense, plus

    (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Restricted Subsidiaries that are not Guarantors (other than Finance Subsidiaries and Accounts Receivable Entities that are Domestic Restricted Subsidiaries) paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

"Combined Interest Expense" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for any period, the sum of, without duplication:

    (1) the aggregate of the interest expense of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for such period determined on a combined basis in accordance with GAAP, including without limitation,

       (A) any amortization of debt discount,

       (B) the net costs under Interest Swap Obligations and Attributable Debt,

       (C) all capitalized interest, and

       (D) the interest portion of any deferred payment obligation;

    (2) the interest component of Capitalized Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) during such period as determined on a consolidated basis in accordance with GAAP; and

    (3) net losses relating to sales of accounts receivable pursuant to Permitted Receivable Financings during such period as determined on a combined basis in accordance with GAAP;

provided that Combined Interest Expense shall not include any of the foregoing to the extent owing to the Company or any Restricted Subsidiary or to the extent owed by a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary.

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"Combined Net Income" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries), for any period, the aggregate net income (or loss) of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) for such period as determined on a combined basis in accordance with GAAP; provided that there shall be excluded therefrom:

    (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

    (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

    (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with any Restricted Subsidiary that is not a Guarantor (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries);

    (4) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) by such Person;

    (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Combined Net Income accrued at any time following the Issue Date;

    (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

    (7) write downs resulting from the impairment of intangible assets; and

    (8) the amount of amortization or write-off deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness.

"Combined Non-cash Charges" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries), for any period, the aggregate depreciation, amortization and other non-cash expenses of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) reducing Combined Net Income for such period, determined on a combined basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

"Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

"Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against

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fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

"Common Collateral" means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Priority Collateral and Second Priority Collateral.

"Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

    (1) Consolidated Net Income; and

    (2) to the extent Consolidated Net Income has been reduced thereby:

       (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

       (B) Consolidated Interest Expense; and

       (C) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

"Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

    (1) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period; and

    (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the

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    last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

    (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

    (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

    (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

"Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense, plus

    (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

"Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

    (1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

       (A) any amortization of debt discount,

       (B) the net costs under Interest Swap Obligations,

       (C) all capitalized interest, and

       (D) the interest portion of any deferred payment obligation;

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    (2) the interest component of Capitalized Lease Obligations and Attributable
    Debt paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

    (3) net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

    (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

    (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

    (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

    (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

    (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

    (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following March 31, 2003;

    (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

    (8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

    (9) write downs resulting from the impairment of intangible assets; and

    (10) the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness.

"Consolidated Net Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

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"Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

"Covenant Defeasance" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

"Credit Agent" means JPMorgan Chase Bank in its capacity as collateral agent under the Credit Agreement or any Person designated the "Credit Agent" pursuant to the Intercreditor Agreement.

"Credit Agreement" means the Credit Agreement dated as of September 30, 1999, among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Commerzbank and Bank of America, N.A., as co-documentation agents, Citicorp North America Inc., as syndication agent, and JPMorgan Chase Bank, as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "--Certain covenants--Limitation on Incurrence of Additional Indebtedness" (including the definition of Permitted Indebtedness)) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. We do not intend to amend the Indenture to update the definition of Credit Agreement set forth therein, as the Amended and Restated Credit Agreement, dated as of December 12, 2003, among the Company, the Guarantors, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), is an amendment and restatement of such Credit Agreement included within this definition.

"Credit Agreement Obligations" means all Obligations under or pursuant to the Credit Agreement.

"Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

"Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

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"Designation" has the meaning set forth under "--Certain covenants--Limitation on Designations of Unrestricted Subsidiaries."

"Designation Amount" has the meaning set forth under "--Certain covenants--Limitation on Designations of Unrestricted Subsidiaries."

"Destruction" means any damage to, loss of or destruction of all or any portion of the Collateral.

"Discharge of First Priority Claims" means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash of (a) the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

"Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the notes.

"Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia.

"DTC" means the Depository Trust Company or any successor thereto.

"Equity Offering" has the meaning set forth under "--Redemption--Optional Redemption upon Equity Offerings."

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

"Excluded Collateral" has the meaning set forth under "--Collateral."

"Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

"Finance Subsidiary" means a Restricted Subsidiary that is organized solely for the purpose of owning Indebtedness of the Company and/or other Restricted Subsidiaries and issuing securities the proceeds of which are utilized by the Company and/or other Restricted Subsidiaries, and which engages only in such activities and activities incident thereto.

"First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) any other Credit Facility, that, in the case of both clauses (a) and (b), is secured by a Lien permitted pursuant to clause (B) of the covenant "--Limitation on Liens."

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"First Priority Cash Management Obligations" means any Cash Management
Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.

"First Priority Claims" means (a) all Credit Agreement Obligations, (b) all Obligations under one or more other First-Lien Credit Facilities, the Indebtedness under each of which is designated by the Company as "First Priority Claims" for purposes of the Indenture, provided that the lenders under each First-Lien Credit Facility then in effect have consented to such designation pursuant to the provisions of the First Priority Documents then in effect, (c) all other Obligations of the Company or any other Grantor under the First Priority Documents, including all First Priority Hedging Obligations and First Priority Cash Management Obligations and (d) all Future Other First-Lien Obligations. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing the notes and related Obligations will not constitute First Priority Claims and Collateral therefor will not constitute First Priority Collateral even if any proceeds of the notes are used to repay Obligations under the Credit Agreement. Notwithstanding anything to the contrary contained in this definition, any Obligation under a First Priority Document (including any Cash Management Obligations or Hedging Obligations) shall constitute a "First Priority Claim" if the Credit Agent or the relevant First Priority Lender or First Priority Lenders under such First Priority Document shall have received a written representation from the Company in or in connection with such First Priority Document that such Obligation constitutes a "First Priority Claim" under and as defined in the Indenture (whether or not such Obligation is at any time determined not to have been permitted to be incurred under the Indenture).

"First Priority Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any First Priority Claim.

"First Priority Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.

"First Priority Documents" means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Priority Hedging Obligation or First Priority Cash Management Obligation) providing for or evidencing any other Obligation under the Credit Agreement or any other First-Lien Credit Facility or any Future Other First-Lien Obligations, and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.

"First Priority Hedging Obligations" means any Hedging Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under a Senior Credit Agreement.

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"First Priority Lenders" means the Persons holding First Priority Claims, including the Credit Agent.

"First Priority Liens" means all Liens that secure the First Priority Claims.

"Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

"Foreign Subsidiary" means any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

"Future Other First-Lien Obligations" means all Obligations of the Company or any other Grantor in respect of Cash Management Obligations or Hedging Obligations that are designated by the Company as "First Priority Claims" for purposes of the Indenture (other than any First Priority Cash Management Obligations and First Priority Hedging Obligations); provided that the required lenders (however denominated) under any Senior Credit Agreement then in effect have consented to such designation.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

"Grantors" means each of the Company and the Subsidiaries that has executed and delivered a First Priority Collateral Document or a Security Document.

"Guarantee" has the meaning set forth under "--Certain covenants--Issuance of Subsidiary Guarantees."

"Guarantor" means (1) each Wholly Owned Domestic Restricted Subsidiary of the Company (other than any Immaterial Domestic Subsidiaries, Accounts Receivable Entities and Finance Subsidiaries) as of the Issue Date and (2) each other Restricted Subsidiary that in the future is required to or executes a Subsidiary Guarantee pursuant to the covenant described under "--Certain covenants--Issuance of Subsidiary Guarantees" or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the Indenture.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements or
(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

"Immaterial Domestic Subsidiaries" means at any time, any Domestic Restricted Subsidiary of the Company having total assets (as determined in accordance with GAAP) in an amount of less than one percent of the consolidated total assets of the Company and its Domestic Restricted Subsidiaries (as determined in accordance with GAAP); provided, however, that the total assets (as so determined) of all Immaterial Domestic Subsidiaries shall not exceed five percent of consolidated total assets of the Company and its Domestic Subsidiaries (as so determined). In the event that the total assets of all Immaterial Domestic Subsidiaries exceed five percent of consolidated total assets of the Company and its Domestic Restricted Subsidiaries, the Company

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will designate Domestic Restricted Subsidiaries that would otherwise be
Immaterial Domestic Subsidiaries to be excluded as Immaterial Domestic Subsidiaries until such five percent threshold is met. Notwithstanding the foregoing, no Domestic Restricted Subsidiary that guarantees the Credit Agreement or any Credit Agreement Obligation shall be deemed an Immaterial Domestic Subsidiary.

"incur" has the meaning set forth under "--Certain covenants--Limitation on Incurrence on Additional Indebtedness."

"Indebtedness" means, with respect to any Person, without duplication:

    (1) all Obligations of such Person for borrowed money;

    (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all Capitalized Lease Obligations of such Person and Attributable Debt of such Person;

    (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

    (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses
    (8) and (10) below;

    (7) all Obligations of any other Person of the type referred to in clauses
    (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

    (8) all Obligations under currency agreements and interest swap agreements of such Person;

    (9) all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and

    (10) all Outstanding Permitted Receivables Financings.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

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"Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

"Initial Purchasers" means the Persons purchasing securities from the Company pursuant to the related Purchase Agreement.

"Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

"Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Issue Date, by and among the Company, JPMorgan Chase Bank, as Credit Agent, and Wachovia Bank, National Association, as Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

"Interest Swap Obligations" means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

"Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

"Issue Date" means the date of initial issuance of the notes, June 19, 2003.

"Legal Defeasance" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

"Lien" means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

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"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

    (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

    (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

    (3) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

    (4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

"Net Insurance Proceeds" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Company or any Restricted Subsidiary of the Company as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

    (1) reasonable out-of-pocket expenses and fees paid by the Company or a Restricted Subsidiary relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters);

    (2) taxes paid or payable by the Company or a Restricted Subsidiary after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

    (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destructions; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by the Indenture to be prior to the Lien granted to the Collateral Agent for the benefit of the holders of the notes pursuant to the Security Documents.

"Net Proceeds Offer" has the meaning set forth under "--Certain covenants--Limitation on Asset Sales."

"Net Proceeds Offer Amount" has the meaning set forth under "--Certain covenants--Limitation on Asset Sales."

"Net Proceeds Offer Payment Date" had the meaning set forth under "--Certain covenants--Limitation on Asset Sales."

"Net Proceeds Offer Trigger Date" has the meaning set forth under "--Certain covenants--Limitation on Asset Sales."

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"Obligations" means any and all obligations with respect to the payment of (a)
any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Cash Management Obligations or Hedging Obligations.

"Other Second-Lien Obligations" has the meaning set forth under "--Collateral."

"Outstanding Permitted Receivables Financings" means the aggregate amount of the receivables sold or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time.

"Pari Passu Indebtedness" means any unsubordinated Indebtedness of the Company (other than any Indebtedness owed to any Subsidiary of the Company).

"Permitted Indebtedness" means, without duplication, each of the following:

    (1) Indebtedness under the notes, the Indenture and any Subsidiary Guarantees outstanding on the Issue Date;

    (2) Indebtedness incurred pursuant to the Credit Agreement (or, in the case of clause (2)(x) below, pursuant to a Credit Facility) in an aggregate principal amount at any time outstanding not to exceed the greater of:

       (x) the sum of (i) $1,000 million (reduced by any required permanent repayments with the proceeds of Asset Sales (which are accompanied by a corresponding permanent commitment reduction) thereunder) and (ii) $150.0 million less the aggregate amount then outstanding under the Outstanding Permitted Receivables Financings referred to in clause (14) below; and

       (y) the sum of (A) 85 percent of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 50 percent of the net book value of the inventory of the Company and the Restricted Subsidiaries;

    (3) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions are made thereon;

    (4) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Guarantor and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

    (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a

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    result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the notes, in each case subject to no Lien held by a Person other than the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the notes; provided that if as of any date any Person other than the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the notes owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

    (7) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the lenders or the collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the notes and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the notes; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and, except in the case of Indebtedness owed to Foreign Subsidiaries, subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement or the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the notes in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

    (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days after incurrence;

    (9) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or any such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (10) Refinancing Indebtedness;

    (11) additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

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    (12) additional Indebtedness of Foreign Subsidiaries of the Company under working capital facilities in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

    (13) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed 5 percent of Consolidated Net Tangible Assets at any one time outstanding; and

    (14) Outstanding Permitted Receivables Financings not to exceed $150.0 million at any one time outstanding less any amount of Indebtedness then outstanding and incurred pursuant to clause (2)(x)(ii) above.

If any Indebtedness incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Permitted Indebtedness as set forth in clauses (1) through (14) of this definition, the Company may designate under which category such incurrence shall be deemed to have been made.

"Permitted Investments" means:

    (1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

    (2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured;

    (3) Investments in cash and Cash Equivalents;

    (4) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $15.0 million at any one time outstanding;

    (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture;

    (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

    (7) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "--Certain covenants--Limitation on Asset Sales";

    (8) Investments in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed 5 percent of Consolidated Net Tangible Assets at any one time outstanding;

    (9) Investments in the notes; and

    (10) Investments in an Accounts Receivable Entity.

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"Permitted Liens" means the following types of Liens:

    (1) Liens for taxes, assessments or governmental charges or claims either
    (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

    (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

    (7) purchase money Liens securing Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing the purchase money Indebtedness shall be created within 90 days after such acquisition;

    (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

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    (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

    (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

    (12) Liens securing Indebtedness and other Obligations under Currency Agreements and Cash Management Obligations, in each case permitted under the Indenture;

    (13) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with the covenant described under "--Certain covenants--Limitation on Incurrence of Additional Indebtedness"; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

    (14) Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in accordance with the Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Restricted Subsidiaries; and

    (15) Liens incurred in connection with a Permitted Receivables Financing.

"Permitted Receivables Financing" means any sale by the Company or a Restricted Subsidiary of accounts receivable and related assets intended to be (and which shall be treated for purposes of the Indenture as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein), in each case without any guarantee by the Company or any Restricted Subsidiary other than an Accounts Receivable Entity.

"Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

"Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

"Purchase Agreement" means (i) with respect to the notes issued on the Issue Date, the Purchase Agreement, dated as of June 10, 2003, by and among the Company, the Guarantors and the Initial Purchasers, and (ii) with respect to each issuance of additional notes, if any, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Initial Purchasers.

"Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

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"Reference Date" has the meaning set forth under "--Certain covenants--Limitation on Restricted Payments."

"Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under "--Certain covenants--Limitation on Incurrence of Additional Indebtedness" (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9),
(11), (12), (13) or (14) of the definition of Permitted Indebtedness), in each case that does not:

    (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

    (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (i) if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor and (ii) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the notes, then such Refinancing Indebtedness shall be expressly subordinate to the notes to the same extent and in the same manner as the Indebtedness being Refinanced.

"Registration Rights Agreement" means (i) with respect to the notes issued on the Issue Date, the Registration Rights Agreement dated June 19, 2003 among the Company, the Guarantors and the Initial Purchasers, and (ii) with respect to any issuance of additional notes, the registration rights agreement relating to such issuance of additional notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Initial Purchasers under the related Purchase Agreement.

"Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including Capital Stock of a Person which becomes a Restricted Subsidiary).

"Restricted Payment" has the meaning set forth under "--Certain covenants--Limitation on Restricted Payments."

"Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

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"Revocation" has the meaning set forth under "--Certain covenants--Limitation on
Designations of Unrestricted Subsidiaries."

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such Property.

"Second Priority Claims" means all Obligations in respect of the notes or arising under the Second Priority Documents or any of them.

"Second Priority Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any Second Priority Claim.

"Second Priority Documents" means (a) the Indenture, the notes, the Security Documents and any document or instrument evidencing or governing any Other Second-Lien Obligations (as defined under "--Collateral") and any (b) other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

"Second Priority Liens" has the meaning set forth under "--Collateral."

"Second Priority Mortgages" means a collective reference to each mortgage, deed of trust, deed to secure debt, and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

"Security Documents" means the Collateral Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

"Senior Credit Agreement" means the agreement designated as the "Senior Credit Agreement" pursuant to the Intercreditor Agreement.

"Senior Subordinated Notes" means the Company's 11 5/8 percent Senior Subordinated Notes due 2009 issued under that certain indenture dated as of October 14, 1999 with The Bank of New York, as trustee.

"Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

"Subordinated Indebtedness" means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate or junior in right of payment by its terms to the notes or the Subsidiary Guarantees of the Company or a Guarantor, as applicable, including, without limitation, the Senior Subordinated Notes.

"Subsidiary," with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of

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directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

"Subsidiary Guarantee" has the meaning set forth under "--Certain covenants--Issuance of Subsidiary Guarantees."

"Surviving Entity" has the meaning set forth under "--Certain covenants--Merger, Consolidation and Sale of Assets."

"Taking" means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

"Transaction Date" has the meaning set forth in the definition of Combined Fixed Charge Coverage Ratio.

"Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

"Wholly Owned Domestic Restricted Subsidiary" means a Wholly Owned Restricted Subsidiary that is also a Domestic Restricted Subsidiary.

"Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

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                              REGISTRATION RIGHTS

We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the old notes on December 12, 2003. In that agreement, we agreed for the benefit of the holders of the notes to file with the Commission and to use our commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the old notes for an issue of Commission-registered exchange notes. These exchange notes are to have terms identical to the old notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

As soon as practicable after the registration statement of which this prospectus forms a part is declared effective, we will offer to all holders of the old notes, unless prohibited by law or Commission staff policy, an opportunity to exchange their old notes for a like principal amount of exchange notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date we commence the exchange offer. For each old note surrendered to us under the exchange offer, the holder of the old note will receive an exchange note of equal principal amount.


If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we will use our commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the old notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. Upon the request of any initial purchaser of the old notes, we will also use our commercially reasonable efforts to cause a shelf registration statement to become and remain effective for a specified period as to old notes held by the initial purchaser that have the status of an unsold allotment in the initial distribution of the notes. We will, in the event of a shelf registration:


       - provide to each old noteholder whose old notes are covered thereby copies of the prospectus that is a part of the shelf registration statement,

       - notify each such noteholder when the shelf registration statement has become effective, and

       - take certain other actions to permit resales of the notes.

A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

If:

       - the exchange offer is not completed (or, if the exchange offer is not permitted, the shelf registration statement is not declared effective) on or before the date that is 210 days after the closing date (the "Target Registration Date"), or

       - we are requested by an initial purchaser holding old notes that have the status of an unsold allotment in an initial distribution to file a shelf registration statement, and such

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       shelf registration statement is not declared effective within 60 days after the initial purchaser's request (also a "Target Registration
       Date"),

the annual interest rate borne by the old notes will be increased 0.25 percent per annum with respect to the first 90 days after the applicable Target Registration Date, and, if the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) prior to the end of such 90-day period, by an additional 0.25 percent per annum (together with the increase described in the preceding clause, as applicable, the "Additional Stated Interest"), in each case until the exchange offer is completed or the shelf registration statement is declared effective. Notwithstanding the foregoing, in no event will the Additional Stated Interest exceed 1.0 percent per annum in the aggregate. Any amounts of additional interest due on an old note pursuant to this paragraph will be payable in cash on the periodic interest payment dates of the old notes.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all notes validly surrendered in accordance with the terms of the exchange offer as otherwise described herein. Any old notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospects and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

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                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

The exchange notes will be issued in the form of one or more notes in global form without interest or coupons which are called global notes. The old notes, to the extent validly tendered and accepted and directed by their holders in the letters of transmittal, will be exchanged through book-entry electronic transfer for the global note(s). Upon issuance, the global notes will be deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

All interests in the global notes may be subject to the procedures and requirements of DTC and its direct and indirect participants, which are called DTC participants, and procedures of Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear," and Clearstream Banking, societe anonyme, which were refer to as "Clearstream."

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

       - upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated with an interest in the global notes; and

       - ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below. Beneficial interests in one global note may generally be exchanged for interests in another global note.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

EXCHANGES AMONG THE GLOBAL NOTES. Beneficial interests in one global note may generally be exchanged for interests in another global note. Under certain circumstances, the Trustee may require the seller to provide certain written certifications in the form provided in the indenture.

A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

DTC has advised us that it is:

       - a limited purpose trust company organized under the laws of the State of New York,

       - a "banking organization" within the meaning of the New York State Banking Law,

       - a member of the Federal Reserve System,

       - a "clearing corporation" within the meaning of the Uniform Commercial Code, and

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

       - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers (including the initial purchasers of the old notes), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies, referred to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

       - will not be entitled to have notes represented by the global note registered in their names

       - will not receive or be entitled to receive physical, certificated notes, and

       - will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor owning a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture or the global note (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining supervising or reviewing any records of DTC related to those interests.

Payments by the participants and indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositories for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be,

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

will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositories that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

       - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

       - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

       - we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

       - certain other events provided in the indenture should occur.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of an exchange note acquired pursuant to the exchange offer. For purposes of this discussion, a "U.S. Holder" means a beneficial owner of an exchange note that for U.S. federal income tax purposes is either:

       - a citizen or resident alien of the United States;

       - a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

       - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

       - a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more U.S. persons, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A "non-U.S. Holder" means a beneficial owner of an exchange note that, for U.S. federal income tax purposes, is a nonresident alien, corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this memorandum and all of which are subject to change (perhaps retroactively), and is for general purposes only. This summary addresses only holders who hold the exchange notes as capital assets and does not represent a detailed description of the U.S. federal income tax consequences to holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences to holders that are subject to special treatment under the U.S. federal income tax laws, such as taxpayers subject to the alternative minimum tax, expatriates, financial institutions, partnerships or other pass-through entities, individual retirement and other tax deferred accounts, dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding exchange notes as a hedge or hedged against currency risk, as a position in a straddle, and U.S. holders whose functional currency is other than the U.S. dollar. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. If a partnership (including, for this purpose, any other entity, either foreign and domestic, treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner as a beneficial owner of a note generally will depend upon the status of the partner and activities of the partnership. Foreign partnerships are generally subject to special tax documentation requirements. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU RESULTING FROM YOUR OWNERSHIP OF THE EXCHANGE NOTES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

THE EXCHANGE OFFER

The exchange of your old notes for exchange notes pursuant to the terms of the exchange offer should not be a taxable event for U.S. federal income tax purposes. Consequently, your initial tax basis in an exchange note should be equal to your adjusted tax basis in the old note at the time of the exchange of such old note for the exchange note. In addition, your holding period for an exchange note should include your holding period for the old note exchanged for such exchange note.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR U.S. HOLDERS

STATED INTEREST. Except as set forth below, a U.S. Holder of an exchange note will have ordinary interest income equal to the amount of interest paid or accrued on an exchange note, realized in accordance with the holder's regular method of tax accounting for U.S. federal income tax purposes. The exchange notes will not be issued with original issue discount ("OID").

DISPOSITIONS. Generally, a sale, exchange, redemption or other disposition of an exchange note will result in capital gain or loss equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis for determining gain or loss on the disposition of a exchange note generally will equal the purchase price of the old note exchanged for such exchange note, reduced by amortizable bond premium to reduce interest on the old note. Such gain or loss will be long-term capital gain or loss if the exchange note is held for more than one year.

NON-U.S. HOLDERS

U.S. FEDERAL WITHHOLDING TAX. The United States generally imposes a 30 percent withholding tax on payments of interest to non-U.S. persons. The 30 percent (or lower applicable treaty rate) U.S. federal withholding tax will not apply to a non-U.S. Holder in respect of any payment of principal or interest on an exchange note or a particular series of notes that is not effectively connected with the conduct of a U.S. trade or business conducted by such non-U.S. Holder provided that such holder:

       - does not actually (or constructively) own ten percent or more of all classes of our voting stock within the meaning of the Code and U.S. Treasury regulations;

       - is not a controlled foreign corporation that is related to us;

       - is not a bank whose receipt of interest on the exchange notes is described in section 881(c)(3)(A) of the Code; and

       - (a) provides identifying information (i.e. name and address) to us on the applicable IRS Form W-8BEN (or successor form), and certifies, under penalty of perjury, that such holder is not a U.S. person or (b) a financial institution holding the exchange notes on behalf of such holder certifies, under penalty of perjury, that it has received the applicable IRS Form W-8BEN (or successor form) from the beneficial owner and provides us with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of premium and interest made to such holder will be subject to the 30 percent U.S. federal withholding tax, unless such holder provides us with a properly executed (i) applicable IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit an income tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with such holder's conduct of a trade or business in the United States.

The 30 percent U.S. federal withholding tax will not apply to any gain or income realized on the sale, exchange, retirement or other disposition of an exchange note by a non-U.S. Holder who is not engaged in the conduct of a U.S. trade or business.

U.S. FEDERAL INCOME TAX. If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange notes is effectively connected with the conduct of that trade or business (although exempt from the 30 percent U.S. withholding tax), such holder may, subject to any applicable tax treaty, be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such holder were a U.S. person as defined under the Code. In addition, if a non-U.S. Holder is a foreign corporation (or other entity treated as a corporation for U.S. federal income tax purposes), it may be subject to a branch profits tax equal to 30 percent (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on exchange notes will be included in earnings and profits.

Any gain realized on the disposition of an exchange note by a non-U.S. Holder generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct of a trade or business in the United States (by such holder, in which case if such non-U.S. Holder is a corporation, a 30 percent (or lower applicable treaty rate) branch profits tax may also apply, or (2) such holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

In general, information reporting requirements apply to interest paid to, and to the proceeds of a sale or other disposition of an exchange note by, certain U.S. Holders. In addition, back-up withholding applies to a non-corporate U.S. Holder unless such holder provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding generally does not apply to payments made to certain exempt U.S. persons, such as corporations and tax-exempt organizations.

In general, a non-U.S. Holder will not be subject to backup withholding and information reporting with respect to interest payments that we make to such holder provided that we have received from such holder the statement described above under "--Non-U.S. Holders--U.S. federal withholding tax."

Payments of the proceeds of a sale or other disposition of the exchange notes made to or through a foreign office of a foreign, non-U.S. related financial intermediaries will not be subject to information reporting or backup withholding. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of an exchange note within the United States or conducted through certain U.S. related financial intermediaries, if the payor receives the statement described above under "--Non-U.S. Holders--U.S. federal withholding tax" and does not have actual knowledge or reason to know that such holder is a U.S. person, as defined under the Code, or such holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder's U.S. federal income tax liability provided the required information is furnished by such holder to the IRS.

                              PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The exchange notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for the exchange notes to be quoted on any quotation system. We cannot assure you that a liquid trading market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable.

                                 LEGAL MATTERS

Legal matters regarding the notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Mayer, Brown, Rowe & Maw LLP has in the past represented and continues to represent us in various matters.

                                    EXPERTS


The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 2002 and 2003 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs related to (i) a change in accounting for goodwill and intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, and (ii) the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP has expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2004, which is incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the registration statement prepared or certified by an accountant with the meaning of Sections 7 and 11 of the Act.


                                 PRIOR AUDITORS


Our consolidated financial statements and schedule for the year ended December 31, 2001, which are also incorporated by reference herein from our 2003 Annual Report on Form 10-K, were audited by Arthur Andersen LLP. Because Arthur Andersen has ceased accounting and auditing operations, we are unable to obtain written consent of Arthur Andersen to incorporate their report in this prospectus. Because Arthur Andersen has not consented to incorporating their report in this prospectus, investors will not be able to recover against Arthur Andersen in connection with our use of this report. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to us) is limited as a result of the diminished amount of assets of Arthur Andersen that are now or may in the future be available to satisfy claims. See "Risk factors--Risks related to our former auditors."

                      WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file at the Commission's public reference room at 450 Fifth Street, Washington, D.C. 20549. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the Commission. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

We have filed a registration statement on Form S-4 to register with the Commission the exchange notes offered hereby to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the notes remains outstanding, we will furnish to the trustee and the holders of the notes and, upon written request, to securities analysts and prospective investors, and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time period specified in the rules and regulations of the Commission. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any holder of the notes or prospective purchaser of the notes, at their request, the information required by Rule 144A(d)(4) under the Securities Act.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

                           INCORPORATION BY REFERENCE

We are incorporating by reference certain information that we have filed with the Commission under the informational requirements of the Securities Exchange Act of 1934. The information contained in the documents we are incorporating by reference is considered to be part of this prospectus. We are incorporating by reference:

       - our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which we filed with the Commission on March 11, 2004;


       - our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which we filed with the Commission on May 3, 2004;



       - our Current Reports on Form 8-K filed with or furnished to the Commission on January 27, 2004, February 18, 2004, March 10, 2004, March 24, 2004, April 16, 2004, April 20, 2004, May 3, 2004, May 6, 2004, May
       17, 2004, May 20, 2004 and May 24, 2004; and


       - items filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and before expiration of this exchange offer.

Any information incorporated by reference is considered to be part of this prospectus, and any information that we file with the Commission subsequent to the filing of the incorporated material or the date of this prospectus will automatically update and, if applicable, supercede the incorporated information and this prospectus.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

We have shown the effect of the refinancing of our 2003 refinancing of our senior credit facility, including the offering of the $125 million of old notes and our previous issuance of $350 million of notes in June 2003, in the following unaudited pro forma consolidated statement of income for the year ended December 31, 2003.


We have prepared the unaudited pro forma consolidated statement of income as if we refinanced our senior credit facility and issued both the $125 million of old notes issued in December 2003 and the $350 million of outstanding registered notes issued in June 2003 as of January 1, 2003. The unaudited pro forma consolidated financial statement for this period is not necessarily indicative of the results that would have actually occurred if these transactions had been consummated as of January 1, 2003, or results that may be attained in the future.



The pro forma adjustments, as described in the notes to this unaudited pro forma consolidated financial statement, are based upon available information and upon certain assumptions that we believe are reasonable. We have excluded our balance sheet and statement of income for the three months ended March 31, 2004, as the effects of the 2003 refinancing of our senior credit facility, including the related issuance of the $475 million of senior secured notes, have already been incorporated. In addition, we have excluded from the unaudited pro forma consolidated financial statement the impact on interest expense related to the interest rate swaps entered into in April 2004. See "Description of other indebtedness and obligations--Swap agreements."


You should read these pro forma financial statements in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report filed on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, incorporated by reference herein, and our consolidated financial statements beginning on page 61 of that Form 10-K and on page 4 of that Form 10-Q.

                            TENNECO AUTOMOTIVE INC.


              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME



-----------------------------------------------------------------------------------------------------------------
                                                                 TENNECO                                  TENNECO
YEAR ENDED DECEMBER 31, 2003                             AUTOMOTIVE INC.     PRO FORMA            AUTOMOTIVE INC.
(DOLLARS IN MILLIONS EXCEPT SHARE AND PER SHARE AMOUNTS)     AS REPORTED   ADJUSTMENTS                  PRO FORMA
-----------------------------------------------------------------------------------------------------------------
REVENUES
   Net sales and operating revenues..................    $         3,766   $         -            $         3,766
                                                         ---------------   -----------            ---------------
COSTS AND EXPENSES
   Cost of Sales (exclusive of depreciation shown
      below).........................................              2,994             -                      2,994
   Engineering, research, and development............                 67             -                         67
   Selling, general, and administrative..............                364             -                        364
   Depreciation and amortization of other intangibles...             163             -                        163
                                                         ---------------   -----------            ---------------
                                                                   3,588             -                      3,588
OTHER INCOME (EXPENSE)
   Loss on sale of receivables.......................                 (2)            -                         (2)
                                                         ---------------   -----------            ---------------
                                                                      (2)            -                         (2)
INCOME BEFORE INTEREST EXPENSE, INCOME TAXES, AND
   MINORITY INTEREST.................................                176             -                        176
   Interest expense (net of interest capitalized)(5)...              149             9(1)                     158
   Income tax expense (benefit)......................                 (6)           (4)(1)                    (10)
   Minority interest.................................                  6             -                          6
                                                         ---------------   -----------            ---------------
NET INCOME (LOSS)....................................    $            27   $        (5)           $            22
                                                         ===============   ===========            ===============
EARNINGS (LOSS) PER SHARE
   Average shares of common stock outstanding--
      Basic..........................................         40,426,136                               40,426,136
      Diluted........................................         41,767,959                               41,767,959
   Earnings (loss) per share of common stock--
      Basic..........................................    $          0.67                          $          0.53
                                                         ===============                          ===============
      Diluted........................................    $          0.65                          $          0.52
                                                         ===============                          ===============
-----------------------------------------------------------------------------------------------------------------



See the accompanying notes to unaudited pro forma consolidated financial statement.

                            TENNECO AUTOMOTIVE INC.


                        NOTES TO THE UNAUDITED PRO FORMA


                        CONSOLIDATED FINANCIAL STATEMENT



(1) To reflect adjustments to interest expense for our 2003 senior credit facility refinancing, including the offering of the $125 million of senior secured notes in December 2003 and our previous issuance of $350 million of senior secured notes in June 2003, the interest expense adjustment is tax effected at an estimated tax rate of 40 percent:



The following shows the components of this adjustment:

-------------------------------------------------------------------------------
                                                                 YEAR ENDED
                   (DOLLARS IN MILLIONS)                      DECEMBER 31, 2003
-------------------------------------------------------------------------------
                                                              $              46
Interest expense on the new borrowings(2)...................
                                                                            (36)
Lower interest expense on debt paid down(3).................
                                                                             (1)
Amortization of issue cost(4)...............................
                                                              -----------------
                                                              $               9
Adjustment to interest expense..............................
                                                              =================
-------------------------------------------------------------------------------



(2) Total additional interest expense on the term loan is calculated based on the new $400 million term loan at the annual weighted average interest rate of LIBOR plus 325 basis points. For the current term loan B facility, the annual weighted average interest rate percent for the year ended December 31, 2003 was approximately 5.3 percent. Total additional interest expense on the senior secured notes is calculated based on the $350 million senior secured notes at an assumed annual interest rate of 10.25 percent and on the $125 million senior secured notes at an assumed annual market rate of interest of 8.32 percent and a coupon rate of 10.25 percent.



(3) Reduction in interest expense was as a result of paying down the term loans under our prior senior credit facility. For the term loans, the annual weighted average interest rate percent for the year ended December 31, 2003 was approximately (i) 4.7 percent for the term loan A facility, (ii) 5.3 percent for the term loan B facility, and (iii) 5.6 percent for the term loan C facility. For the revolving credit facility, the annual weighted average interest rate percent was approximately 4.6 percent for the same time period.



(4) Represents additional amortization expense for newly capitalized debt issue costs, less a reduction in the amortization expense of prior capitalized debt issue costs due to the writeoff of these prior costs. The new debt issuance costs are amortized over the terms of the new revolving credit facility (5 years), the new term loan and tranche B letter of credit/revolving loan facility (7 years), and the senior secured notes (10 years).



(5) In April 2004, we entered into three separate fixed-to-floating interest rate swaps with two separate financial institutions. Those agreements swapped an aggregate of $150 million of fixed interest rate debt at a per annum rate of 10 1/4 percent to floating interest rate debt at a per annum rate of LIBOR plus a spread of 5.68 percent. In accordance with the Commission's preparation requirements for pro forma financial statements, the income statement effects of these swaps are excluded from the unaudited pro forma consolidated statement of income. Annualized interest expense savings of the swaps based on the initial LIBOR as determined under the agreements of 1.24 percent would be approximately $5 million.

                           (TENNECO AUTOMOTIVE LOGO)

--------------------------------------------------------------------------------


Until September 28, 2004, all dealers that, buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The restated certificate of incorporation of Tenneco Automotive Inc. ("Tenneco") provides that a director of Tenneco will not be liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation law ("DGCL"). Based on the DGCL as presently in effect, a director of Tenneco will not be personally liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director's duty of loyalty to Tenneco or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL; which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Tenneco's certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director's breach of his or her duty of care. The provisions of Tenneco's certificate of incorporation described above apply to an officer of Tenneco only if he or she is a director of Tenneco and is acting in his or her capacity as director. They do not apply to officers of Tenneco who are not directors.

Tenneco's by-laws include the following provisions:

"Section 14.

       (1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

       (2) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

       (3) If a claim for indemnification or payment of expenses under this
       Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

       (4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the 222 Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

       (5) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

       (6) Any repeal or modification of the foregoing provisions of this
       Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

       (7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action."

In addition, several of Tenneco's directors have entered into separate contractual indemnity arrangements with Tenneco. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above.

Tenneco has purchased insurance which purports to insure Tenneco against some of the costs of indemnification which may be incurred under the by-law section discussed above. The insurance also purports to insure the officers and directors of Tenneco and its subsidiaries against some liabilities incurred by them in the discharge of their duties as officers and directors, except for liabilities resulting from their own malfeasance.

The by-laws of Tenneco Automotive Operating Company Inc. ("TAOC"), Clevite Industries Inc. ("Clevite"), Tenneco Global Holdings Inc. ("Global"), Tenneco International Holding Corp. ("TIHC") and TMC Texas Inc. ("TMC") provide that TAOC, Clevite, Global, TIHC and TMC Texas shall indemnify their directors and officers to the maximum extent permitted from time to time by the DGCL. The by-laws of The Pullman Company ("Pullman") provide that Pullman shall indemnify its directors and officers if they acted in good faith and in a manner reasonably believed to be in the best interests of Pullman, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. Such indemnification includes expenses and attorneys' fees incurred in connection with any claim. Expenses (including attorneys' fees) are to be paid by Pullman in advance of the final disposition of any action upon receipt of an undertaking by or on behalf of any director or officer to repay the advanced amount if it is determined that such officer or director is not entitled to be indemnified. The certificates of incorporation of Clevite, Pullman & TIHC have provisions limiting the personal liability of their directors to the corporation similar to that discussed above for Tenneco.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   3.1(a)         Restated Certificate of Incorporation of Tenneco Automotive
                  Inc., dated December 11, 1996 (incorporated herein by reference from Exhibit 3.1(a) of Tenneco Automotive Inc.'s
                  Annual Report on Form 10-K for the year ended December 31,
                  1997, File No. 1-12387).
   3.1(b)         Certificate of Amendment, dated December 11, 1996
                  (incorporated herein by reference from Exhibit 3.1(c) of Tenneco Automotive Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12387).
   3.1(c)         Certificate of Ownership and Merger, dated July 8, 1997
                  (incorporated herein by reference from Exhibit 3.1(d) of Tenneco Automotive Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12387).
   3.1(d)         Certificate of Designation of Series B Junior Participating
                  Preferred Stock dated September 9, 1998 (incorporated herein by reference from Exhibit 3.1(d) of Tenneco Automotive
                  Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1998, File No. 1-12387).
   3.1(e)         Certificate of Elimination of the Series A Participating
                  Junior Preferred Stock of Tenneco Automotive Inc. dated
                  September 11, 1998 (incorporated herein by reference from Exhibit 3.1(e) of Tenneco Automotive Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File
                  No. 1-12387).
   3.1(f)         Certificate of Amendment to Restated Certificate of
                  Incorporation of Tenneco Automotive Inc., dated November 5,
                  1999 (incorporated herein by reference from Exhibit 3.1(f) of Tenneco Automotive Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
   3.1(g)         Certificate of Amendment to Restated Certificate of
                  Incorporation of Tenneco Automotive Inc., dated November 5,
                  1999 (incorporated herein by reference from Exhibit 3.1(g) of Tenneco Automotive Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
   3.1(h)         Certificate of Ownership and Merger merging Tenneco
                  Automotive Merger Sub Inc. with and into Tenneco Automotive
                  Inc., dated November 5, 1999 (incorporated herein by reference from Exhibit 3.1(h) of Tenneco Automotive Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1999, File No. 1-12387).
   3.1(i)         Certificate of Amendment to Restated Certificate of
                  Incorporation of Tenneco Automotive Inc. dated May 9, 2000
                  (incorporated herein by reference from Exhibit 3.1(i) of Tenneco Automotive Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-12387).
   3.2            By-laws of Tenneco Automotive Inc., as amended March 9, 2004
                  (incorporated herein by reference from Exhibit 3.2 of Tenneco Automotive Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-12387).
   3.3            Certificate of Incorporation of Tenneco Global Holdings Inc.
                  ("Global"), as amended (incorporated herein by reference to Exhibit 3.3 to Tenneco Automotive Inc.'s Registration
                  Statement on Form S-4, Reg. No. 333-93757).
   3.4 By-laws of Global (incorporated herein by reference to Exhibit 3.4 to Tenneco Automotive Inc.'s Registration
                  Statement on Form S-4, Reg. No. 333-93757).
   3.5            Certificate of Incorporation of TMC Texas Inc. ("TMC")
                  (incorporated herein by reference to Exhibit 3.5 to Tenneco
                  Automotive Inc.'s Registration Statement on Form S-4, Reg.
                  No. 333-93757).
   3.6            By-laws of TMC (incorporated herein by reference to Exhibit
                  3.6 to Tenneco Automotive Inc.'s Registration Statement on
                  Form S-4, Reg. No. 333-93757).
   3.7            Amended and Restate Certificate of Incorporation of Tenneco
                  International Holding Corp. ("TIHC") (incorporated herein by reference to Exhibit 3.7 to Tenneco Automotive Inc.'s
                  Registration Statement on Form S-4, Reg. No. 333-93757).
   3.8 Amended and Restated By-laws of TIHC (incorporated herein by reference to Exhibit 3.8 to Tenneco Automotive Inc.'s
                  Registration Statement on Form S-4, Reg. No. 333-93757).

3 .9           Amended and Restated Certificate of Incorporation of the Pullman Company ("Pullman") (incorporated herein by reference to Exhibit 3.11 to Tenneco Automotive Inc.'s Registration Statement on Form S-4,
               Reg. No. 333-93757).
3 .10          By-laws of Pullman (incorporated herein by reference to Exhibit 3.12 to Tenneco Automotive Inc.'s
               Registration Statement on Form S-4, Reg. No. 333-93757).
3 .11          Certificate of Incorporation of Clevite Industries Inc. ("Clevite"), as amended (incorporated herein by reference to Exhibit 3.9 to Tenneco Automotive Inc.'s Registration Statement on Form S-4, Reg.
               No. 333-93757).
3 .12          By-laws of Clevite (incorporated herein by reference to Exhibit 3.10 to Tenneco Automotive Inc.'s
               Registration Statement on Form S-4, Reg. No. 333-93757).
3 .13          Certificate of Incorporation of Tenneco Automotive Operating Company Inc. ("TAOC") incorporated herein by reference to Exhibit 3.13 to Tenneco Automotive Inc.'s Registration Statement on Form S-4,
               Reg. No. 333-93757).
3 .14          By-laws of TAOC (incorporated herein by reference to Exhibit 3.14 to Tenneco Automotive Inc.'s
               Registration Statement on Form S-4, Reg. No. 333-93757).
4 .1           Indenture, dated as of June 19, 2003, among Tenneco Automotive Inc., the Guarantors party thereto and Wachovia Bank, National Association, as trustee, including as exhibits thereto, the forms of
               10 1/4% Senior Secured Notes due 2013 (incorporated herein by reference to Exhibit 4.6(a) of Tenneco
               Automotive Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, File No.
               1-12387).
4 .2           Registration Rights Agreement, dated as of December 12, 2003, among Tenneco Automotive Inc., the subsidiary guarantors named therein and the initial purchasers named therein, for whom Banc of
               America Securities LLC acted as representative (incorporated herein by reference to Exhibit 4.6(e)
               to Tenneco Automotive Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, File
               No. 1-12387).
4 .3           Collateral Agreement, dated as of June 19, 2003, made by Tenneco Automotive Inc. and the subsidiary guarantors named therein in favor of Wachovia National Association, as collateral agent
               (incorporated herein by reference to Exhibit 4.6(b) of Tenneco Automotive Inc.'s Quarterly Report on
               Form 10-Q for the quarter ended June 30, 2003, File No. 1-12387).
4 .4           Intercreditor Agreement, dated as of June 19, 2003, by and among JPMorgan Chase Bank, as Collateral
               Agent, Wachovia Bank, National Association, as trustee and collateral agent under the Indenture for the 10 1/4% Senior Secured Notes and Tenneco Automotive Inc. (incorporated herein by reference to
               Exhibit 4.7 of Tenneco Automotive Inc.'s Quarterly Report on Form 10-Q for the quarter ended June
               30, 2003, File No. 1-12387).
4 .5           Supplemental Indenture, dated December 12, 2003 (incorporated herein by reference to Exhibit 4.6(d)
               to Tenneco Automotive Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, File
               No. 1-12387).
**5.1          Opinion of Mayer, Brown, Rowe & Maw LLP.
12.1           Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference from Exhibit 12 of Tenneco Automotive Inc.'s Annual Report on Form 10-K for the year ended December
               31, 2003, File No. 1-12387).
**15.1         Letter of Deloitte & Touche LLP regarding Unaudited Interim Financial Information.
21             List of Subsidiaries of the Registrants (incorporated herein by reference from Exhibit 21 of Tenneco
               Automotive Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, File No.
               1-12387).
**23.1         Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).
**23.2         Consent of Deloitte & Touche LLP.
*23.3          Statement Concerning Absence of Consent of Arthur Andersen LLP.
*24.1          Powers of Attorney.

  25.1            Statement of Eligibility and Qualification under the Trust
                  Indenture Act of 1939 of Wachovia Bank, National Association
                  (incorporated herein by reference to Exhibit 25.1 to Tenneco
                  Automotive Inc.'s Registration Statement on Form S-4 File
                  No. 333-107953).
 *99.1            Form of Letter of Transmittal.
 *99.2            Form of Notice of Guaranteed Delivery.
 *99.3            Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                  Companies and Other Nominees.
 *99.4            Form of Letter to Beneficial Holders.


---------------


 * Filed previously.



** Filed herewith.


ITEM 22.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities begin registered which remain unsold at the termination of the offering.

    (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (6) that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (7) to deliver, or cause to be delivered with this prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to holders of the exchange notes that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to b e presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (8) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          TENNECO AUTOMOTIVE INC.


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                            Chairman of the Board of Directors,
                                                President and Chief Executive
                                                           Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                  Chairman of the Board of Directors, President and
 ------------------------------------------------       Chief Executive Officer (Principal Executive
                 Mark P. Frissora                                         Officer)


             /s/ KENNETH R. TRAMMELL*                Senior Vice President and Chief Financial Officer
 ------------------------------------------------              (Principal Financial Officer)
               Kenneth R. Trammell


            /s/ JAMES A. PERKINS, JR.*                         Vice President and Controller
 ------------------------------------------------              (Principal Accounting Officer)
              James A. Perkins, Jr.


              /s/ CHARLES W. CRAMB*                                       Director
 ------------------------------------------------
                 Charles W. Cramb


              /s/ TIMOTHY R. DONOVAN                                      Director
 ------------------------------------------------
                Timothy R. Donovan


             /s/ M. KATHRYN EICKHOFF*                                     Director
 ------------------------------------------------
               M. Kathryn Eickhoff


               /s/ FRANK E. MACHER*                                       Director
 ------------------------------------------------
                 Frank E. Macher


             /s/ DAVID B. PRICE, JR.*                                     Director
 ------------------------------------------------
               David B. Price, Jr.


               /s/ ROGER B. PORTER*                                       Director
 ------------------------------------------------
                 Roger B. Porter

                        SIGNATURE                                         POSITION
                        ---------                                         --------


             /s/ DENNIS G. SEVERANCE*                                     Director
 ------------------------------------------------
               Dennis G. Severance


               /s/ PAUL T. STECKO*                                        Director
 ------------------------------------------------
                  Paul T. Stecko



*By:    /s/ TIMOTHY R. DONOVAN

     -----------------------------

          Timothy R. Donovan,


           Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          TENNECO AUTOMOTIVE OPERATING COMPANY
                                          INC.


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                                         President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                                President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Mark P. Frissora


             /s/ KENNETH R. TRAMMELL*                Senior Vice President, Chief Financial Officer and
 ------------------------------------------------                         Director
               Kenneth R. Trammell                             (Principal Financial Officer)


            /s/ JAMES A. PERKINS, JR.*                         Vice President and Controller
 ------------------------------------------------              (Principal Accounting Officer)
              James A. Perkins, Jr.



*By:    /s/ TIMOTHY R. DONOVAN

     -----------------------------

          Timothy R. Donovan,


           Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          CLEVITE INDUSTRIES INC.


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                                         President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                                President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Mark P. Frissora


             /s/ KENNETH R. TRAMMELL*                    Vice President and Chief Financial Officer
 ------------------------------------------------              (Principal Financial Officer)
               Kenneth R. Trammell


            /s/ JAMES A. PERKINS, JR.*                         Vice President and Controller
 ------------------------------------------------              (Principal Accounting Officer)
              James A. Perkins, Jr.



By:     /s/ TIMOTHY R. DONOVAN

    ------------------------------

         Timothy R. Donovan,


           Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          THE PULLMAN COMPANY


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                                         President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                                President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Mark P. Frissora


             /s/ KENNETH R. TRAMMELL*                    Vice President and Chief Financial Officer
 ------------------------------------------------              (Principal Financial Officer)
               Kenneth R. Trammell


            /s/ JAMES A. PERKINS, JR.*                         Vice President and Controller
 ------------------------------------------------              (Principal Accounting Officer)
              James A. Perkins, Jr.



*By:    /s/ TIMOTHY R. DONOVAN

     -----------------------------

          Timothy R. Donovan,


           Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          TENNECO GLOBAL HOLDINGS INC.


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                                         President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                                      President
 ------------------------------------------------              (Principal Executive Officer)
                 Mark P. Frissora


             /s/ KENNETH R. TRAMMELL*                   Vice President, Chief Financial Officer and
 ------------------------------------------------                         Director
               Kenneth R. Trammell                            (Principal Financial Officer and
                                                               Principal Accounting Officer)


              /s/ TIMOTHY R. DONOVAN                                      Director
 ------------------------------------------------
                Timothy R. Donovan



By:     /s/ TIMOTHY R. DONOVAN

    ------------------------------

         Timothy R. Donovan,


           Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          TENNECO INTERNATIONAL HOLDING CORP.


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                                         President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                                President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Mark P. Frissora


             /s/ KENNETH R. TRAMMELL*                   Vice President, Chief Financial Officer and
 ------------------------------------------------                         Director
               Kenneth R. Trammell                             (Principal Financial Officer)


            /s/ JAMES A. PERKINS, JR.*                         Vice President and Controller
 ------------------------------------------------              (Principal Accounting Officer)
              James A. Perkins, Jr.


              /s/ TIMOTHY R. DONOVAN                                      Director
 ------------------------------------------------
                Timothy R. Donovan



By:     /s/ TIMOTHY R. DONOVAN

    ------------------------------

         Timothy R. Donovan,


           Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2004.


                                          TMC TEXAS INC.


                                          By:      /s/ MARK P. FRISSORA*

                                            ------------------------------------
                                                      Mark P. Frissora
                                                         President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of May, 2004.



                        SIGNATURE                                         POSITION
                        ---------                                         --------
              /s/ MARK P. FRISSORA*                                President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Mark P. Frissora


             /s/ KENNETH R. TRAMMELL*                    Vice President and Chief Financial Officer
 ------------------------------------------------              (Principal Financial Officer)
               Kenneth R. Trammell


            /s/ JAMES A. PERKINS, JR.*                         Vice President and Controller
 ------------------------------------------------              (Principal Accounting Officer)
              James A. Perkins, Jr.


              /s/ TIMOTHY R. DONOVAN                                      Director
 ------------------------------------------------
                Timothy R. Donovan



By:     /s/ TIMOTHY R. DONOVAN

    ------------------------------

         Timothy R. Donovan,


           Attorney-in-fact